________________________________________________________________________________


                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


     [ ] Preliminary Proxy Statement



     [x] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

     [ ] Confidential, for Use of the
         Commission Only (as
         permitted by Rule 14a-6(e)(2))

                           NINE WEST GROUP INC.
        -----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

           __________________________________________________________
            (Name of Person(s) Filing Proxy Statement, if other than
                                the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   (1) Title of each class of securities to which transaction applies: COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NINE WEST GROUP INC.

   (2) Aggregate number of securities to which transaction applies: 33,985,098 SHARES OF NINE WEST COMMON STOCK (REPRESENTING THE NUMBER OF SHARES OF NINE WEST COMMON STOCK OUTSTANDING AS OF MARCH 26, 1999)

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): THE FILING FEE OF $151,022.00 WAS CALCULATED PURSUANT TO EXCHANGE ACT RULE 0-11(c)(1) BY MULTIPLYING 1/50TH OF 1% BY THE VALUE OF NINE WEST COMMON STOCK TO BE RECEIVED BY JONES APPAREL GROUP, INC. IN THE TRANSACTION. THE VALUE OF NINE WEST COMMON STOCK WAS DETERMINED TO BE $22.22 IN ACCORDANCE WITH EXCHANGE ACT RULE 0-11(a)(4) BASED ON THE AVERAGE HIGH AND LOW PRICES OF NINE WEST COMMON STOCK REPORTED IN THE CONSOLIDATED REPORTING SYSTEM ON MARCH 26, 1999.

   (4) Proposed maximum aggregate value of transaction: $755,106,396.19

   (5) Total fee paid: $151,022.00

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

________________________________________________________________________________

                                     [Logo]


                                                                    May 12, 1999


Dear Stockholder:


     You are cordially invited to attend a special meeting of the stockholders of Nine West Group Inc., which we will hold on Monday, June 14, 1999, at 10:00 a.m., local time, at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529.


     At the special meeting, we will ask you to vote on the merger of Nine West and a subsidiary of Jones Apparel Group, Inc. In the merger, you will receive $13.00 in cash and a fraction of a share of Jones common stock based on an exchange ratio that will be calculated shortly before the merger for each outstanding share of Nine West common stock that you own. The exchange ratio will equal .5011 shares of Jones common stock if the average closing price of Jones common stock during a 15 trading day period ending shortly before completion of the merger is between $24.00 and $34.00. If the 15-day average is less than $24.00, the exchange ratio will equal $12.00 divided by the 15-day average, and if the 15-day average is more than $34.00, the exchange ratio will equal $17.00 divided by the 15-day average, except that the exchange ratio will not be less than .4722 or more than .5714.


     Jones common stock is listed on the New York Stock Exchange under the trading symbol 'JNY' and on May 11, 1999, Jones common stock closed at $34 1/8 per share. You will not incur federal income tax as a result of the merger, except on cash received as part of the merger consideration and on any cash received for fractional shares or because of the exercise of dissenters' rights.



     We cannot complete the merger unless the holders of a majority of the outstanding shares of Nine West common stock vote to adopt the merger agreement. Only stockholders who hold shares of Nine West common stock at the close of business on May 3, 1999 will be entitled to vote at the special meeting.



     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER 'RISK FACTORS' BEGINNING ON PAGE 16 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.


     AFTER CAREFUL CONSIDERATION, NINE WEST'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO NINE WEST AND YOU AND IN NINE WEST'S AND YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.


     You can find additional information regarding Jones and Nine West in the section entitled 'Where You Can Find More Information' on page 72 of the enclosed proxy statement/prospectus.


     Thank you for your cooperation.


Sincerely,
Jerome Fisher                                              Vincent Camuto
JEROME FISHER                                              VINCENT CAMUTO
Chairman of the Board                                      Chief Executive Officer


                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement/prospectus or the Jones common stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


             THE PROXY STATEMENT/PROSPECTUS IS DATED MAY 12, 1999,
      AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 13, 1999.

                              NINE WEST GROUP INC.


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999


To the Stockholders of Nine West Group Inc.:

     We will hold a special meeting of the stockholders of Nine West Group Inc. on Monday, June 14, 1999, at 10:00 a.m., local time, at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529, for the following purpose:



          To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 1, 1999, among Jones Apparel Group, Inc., a wholly owned subsidiary of Jones and Nine West. In the merger, Nine West will become a wholly owned subsidiary of Jones, and all outstanding shares of Nine West common stock, other than any shares held by parties to the merger agreement or stockholders who perfect their statutory dissenters' rights under Delaware law, will be converted into the right to receive an amount of cash and a number of shares of Jones common stock based on an exchange ratio that will be calculated shortly before the merger.


     We will transact no other business at the special meeting.


     Only holders of record of shares of Nine West common stock at the close of business on May 3, 1999, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.



     We cannot complete the merger unless the holders of a majority of the outstanding shares of Nine West common stock vote to adopt the merger agreement. Nine West stockholders who do not vote in favor of adoption of the merger agreement have the right to demand appraisal of their shares of Nine West common stock and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. A copy of the provision of Delaware law that grants appraisal rights and specifies the required procedures for demanding appraisal is attached to this proxy statement/prospectus as Annex D.


     FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX A.


     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will have the effect of a vote against adoption of the merger agreement.


     Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors,
                                          Joel K. Bedol
                                          JOEL K. BEDOL
                                          Secretary

White Plains, New York
May 12, 1999

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Jones and Nine West from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

               JONES APPAREL GROUP, INC.                                    NINE WEST GROUP INC.
                 250 Rittenhouse Drive                                11933 Westline Industrial Drive
                   Bristol, PA 19007                                        St. Louis, MO 63146
               Attention: Wesley R. Card                               Attention: Investor Relations
               Telephone: (215) 785-4000                                 Telephone: (314) 579-8812


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JUNE 7, 1999 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.



     See 'Where You Can Find More Information' on page 72.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................       1
SUMMARY....................................................................................................       2
     The Companies.........................................................................................       2
     General...............................................................................................       2
     The Special Meeting...................................................................................       5
     The Merger............................................................................................       6
     Market Price and Dividend Information.................................................................       9
     Comparative Per Share Information.....................................................................      10
     Selected Historical and Unaudited Pro Forma Consolidated Financial Data...............................      12
          Jones............................................................................................      12
          Nine West........................................................................................      13
          Jones and Nine West Unaudited Pro Forma Consolidated.............................................      15
RISK FACTORS...............................................................................................      16
THE SPECIAL MEETING........................................................................................      18
     Date, Time and Place..................................................................................      18
     Purpose of Special Meeting............................................................................      18
     Record Date; Stock Entitled to Vote; Quorum...........................................................      18
     Vote Required.........................................................................................      18
     Voting by Nine West Directors and Executive Officers..................................................      18
     Voting of Proxies.....................................................................................      19
     Revocability of Proxies...............................................................................      19
     Solicitation of Proxies...............................................................................      19
THE COMPANIES..............................................................................................      20
     Nine West.............................................................................................      20
     Jones.................................................................................................      20
THE MERGER.................................................................................................      21
     Background of the Merger..............................................................................      21
     Additional Nine West Financial Information............................................................      23
     Reasons for the Merger and Board of Directors Recommendation..........................................      23
     Opinion of Bear, Stearns & Co. Inc....................................................................      25
     Interests of Certain Persons in the Merger............................................................      30
     Accounting Treatment..................................................................................      32
     Form of the Merger....................................................................................      33
     Merger Consideration..................................................................................      33
     Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares......................      34
     Effective Time of the Merger..........................................................................      34
     Stock Exchange Listing of Jones Common Stock..........................................................      35
     Delisting and Deregistration of Nine West Common Stock................................................      35
     Material United States Federal Income Tax Consequences of the Merger..................................      35
     Regulatory Matters....................................................................................      37
     Litigation and Governmental Investigations............................................................      37
     Appraisal Rights......................................................................................      38
     Effect on Nine West Convertible Notes.................................................................      40
     Employee Benefits Matters.............................................................................      41
     Treatment of Nine West Stock Options..................................................................      42
     Resale of Jones Common Stock..........................................................................      42
THE MERGER AGREEMENT AND STOCKHOLDER AGREEMENT.............................................................      43
     The Merger Agreement..................................................................................      43
     The Stockholder Agreement.............................................................................      52
COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................................................      53
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................................................      54
CAPITALIZATION OF JONES AND NINE WEST......................................................................      59

                                                                                                              PAGE
                                                                                                              -----
DESCRIPTION OF JONES CAPITAL STOCK.........................................................................      60
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF JONES AND NINE WEST.........................................      60
     Capitalization........................................................................................      60
     Voting Rights.........................................................................................      61
     Number, Election, Vacancy and Removal of Directors....................................................      61
     Approval of Mergers and Other Significant Transactions................................................      62
     Stockholder Appraisal Rights..........................................................................      63
     Amendments to Articles/Certificate of Incorporation...................................................      64
     Amendments to By-Laws.................................................................................      64
     Stockholder Action....................................................................................      65
     Notice of Certain Stockholder Actions.................................................................      65
     Special Stockholder Meetings..........................................................................      65
     Fiduciary Duties of Directors.........................................................................      66
     Limitation of Personal Liability of Directors.........................................................      66
     Indemnification of Directors and Officers.............................................................      67
     Dividends.............................................................................................      68
     Conversion............................................................................................      68
     Anti-Takeover Provisions..............................................................................      68
     Rights Plan...........................................................................................      70
     Rights of Inspection..................................................................................      71
     Liquidation Rights....................................................................................      71
     Case Law and Court Systems............................................................................      71
LEGAL MATTERS..............................................................................................      71
EXPERTS....................................................................................................      72
STOCKHOLDER PROPOSALS......................................................................................      72
OTHER MATTERS..............................................................................................      72
WHERE YOU CAN FIND MORE INFORMATION........................................................................      72
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................................      74

Annexes
          Annex A Agreement and Plan of Merger.............................................................     A-1
          Annex B Stockholder Agreement....................................................................     B-1
          Annex C Opinion of Bear, Stearns & Co. Inc.......................................................     C-1
          Annex D Delaware General Corporation Law -- Appraisal Rights.....................................     D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN TO NINE WEST AS A RESULT OF THE MERGER?

A:  If the merger is completed, Nine West will become a subsidiary of Jones.

Q:  WHEN DO NINE WEST AND JONES EXPECT THE MERGER TO BE COMPLETED?

A: Nine West and Jones are working to complete the merger as quickly as possible. The companies expect to complete the merger by the end of June 1999.

Q:  WHAT DO I NEED TO DO NOW?


A: After carefully reading and considering the information contained in this proxy statement/ prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption of the merger agreement. If you abstain from voting or do not vote, it will have the effect of a vote against adoption of the merger agreement.



    The special meeting will take place on Monday, June 14, 1999. You may attend the special meeting and vote your shares in person rather than signing and mailing your proxy.


Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?


A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Nine West at 1129 Westchester Ave., White Plains, NY 10604. Third, you can attend the special meeting and vote in person.


Q: IF MY NINE WEST SHARES ARE HELD IN 'STREET NAME' BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?


A: Your broker will vote your Nine West shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adoption of the merger agreement.


Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A:  If you have any questions about the merger, you should contact:


    D. F. King & Co., Inc.
     (Nine West's Proxy Solicitor)
     77 Water Street
     New York, NY 10005
     Telephone: (800) 659-6590
     or
     Robert C. Galvin
     Nine West Group Inc.
     1129 Westchester Ave.
     White Plains, NY 10604
     Telephone: (914) 640-4373


    If you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

    Investor Relations
    Nine West Group Inc.
    11933 Westline Industrial Drive
    St. Louis, MO 63146
    Telephone: (314) 579-8812

                                    SUMMARY


     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which we have referred you. See 'Where You Can Find More Information' on page 72. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.



                            THE COMPANIES (page 20)



NINE WEST GROUP INC.
1129 Westchester Avenue
White Plains, NY 10604
(914) 640-6400



     Nine West is a leading designer, developer, manufacturer and marketer of women's footwear and accessories. Nine West markets collections of casual, career and dress footwear and accessories under multiple brand names which are targeted to various segments of the women's footwear and accessories markets. Nine West's footwear and accessories are sold to more than 7,000 department, specialty and independent retail stores and through approximately 1,500 of its own retail locations. In addition to its flagship Nine West label, Nine West's internationally recognized brands include Amalfi, Bandolino, Calico, cK/Calvin Klein (under license), Easy Spirit, Enzo Angiolini, Evan-Picone (under license), 9 & Co., Pappagallo, Pied a Terre, Selby and Westies. Nine West's private label division also arranges for the purchase of footwear by major retailers and other wholesalers for sale under the customers' own labels.


JONES APPAREL GROUP, INC.
250 Rittenhouse Circle
Keystone Park
Bristol, PA 19007
(215) 785-4000

     Jones is a leader in the apparel industry. Jones designs and markets a broad array of products, including sportswear, jeanswear, suits and dresses. Jones markets its products under nationally known brands, including Jones New York, Evan-Picone, Rena Rowan, Todd Oldham and Saville. Licensed brands include Lauren by Ralph Lauren, Ralph by Ralph Lauren and Polo Jeans Company, which are licensed from Polo Ralph Lauren.

                                    GENERAL


WHAT NINE WEST STOCKHOLDERS WILL RECEIVE IN THE MERGER (page 33)


     In the merger, holders of Nine West common stock will receive $13.00 in cash and a fraction of a share of Jones common stock based on an exchange ratio for each share of Nine West common stock that they own. The exchange ratio is based on the average of the daily closing price of Jones common stock on the New York Stock Exchange for a valuation period consisting of the 15 trading days immediately before the date on which all closing conditions have been satisfied or waived. The exchange ratio will be calculated as follows:

      if the average closing price of Jones common stock as calculated above is between $24.00 and $34.00, the exchange ratio will be fixed at .5011 if the average closing price is greater than $34.00 but less than or equal to $36.00, the exchange ratio will equal $17.00 divided by the average closing price if the average closing price is greater than $36.00, the exchange ratio will be fixed at .4722 if the average closing price is greater than or equal to $21.00 but less than $24.00, the exchange ratio will equal $12.00 divided by the average closing price if the average closing price is less than $21.00, the exchange ratio will be fixed at .5714

This means that the fraction of a share of Jones common stock received as part of the merger consideration for each share of Nine West common stock will never be (1) less than .4722, regardless of what happens to Jones' stock price during the valuation period, or (2) greater than .5714, unless (A) the average
                                       2
closing price is less than $21.00, (B) Nine West gives Jones the opportunity to increase the merger consideration and Jones agrees to increase the merger consideration by increasing the exchange ratio above .5714 and (C) Nine West agrees to complete the merger rather than terminate the merger agreement.


     Nine West has the option to terminate the merger agreement if the average closing price of Jones common stock during the valuation period is less than $21.00, regardless of whether Nine West gives Jones the opportunity to increase the merger consideration and whether Jones then agrees to increase the merger consideration. Upon exercising this option, Nine West will become obligated to pay a $10 million fee to Jones and will be obligated to pay an additional $10 million fee to Jones if, within 12 months of this termination, Nine West completes an acquisition proposal resulting in a third party owning more than 50% of the voting and equity interests or assets of Nine West and its subsidiaries. See 'The Merger Agreement and Stockholder Agreement --The
Merger Agreement --Termination' and ' --Termination Fees'.


     Nine West stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest of Jones common stock to which each Nine West stockholder would be entitled by the closing price of Jones common stock on the closing date.

     On May 11, 1999, the last day for which this information could be calculated before the date of this proxy statement/prospectus, Jones common stock closed at $34.125 per share on the NYSE. If this were the average closing price of Jones common stock during the valuation period, then, because the price is greater than $34.00 but less than $36.00, the exchange ratio would be equal to .4982 and Nine West stockholders would receive .4982 of a share of Jones common stock plus $13.00 in cash in exchange for each share of Nine West common stock, which, based on a value of Jones common stock equal to the average closing price, would result in a value of $30.00 per share of Nine West common stock. The actual value of the Jones common stock on the closing date may vary from the value of such stock based on the average closing price.


     Set forth below is a table showing a range of prices of Jones common stock, along with entries showing the corresponding exchange ratios and corresponding valuations of the merger consideration for a share of Nine West common stock (based on the applicable average closing price of Jones common stock). The valuations of the merger consideration for Nine West common stock include the $13.00 cash portion of the merger consideration. The table also highlights the minimum and maximum exchange ratios and the point at which Nine West's walk-away right becomes exercisable.

                                                                             VALUE OF
                                                                              MERGER
                                                                           CONSIDERATION
                   AVERAGE                   VALUE OF                        FOR EACH
                CLOSING PRICE                  STOCK         VALUE OF        SHARE OF
                  OF JONES                  PORTION OF     CASH PORTION      NINE WEST
                   COMMON       EXCHANGE      MERGER         OF MERGER        COMMON
                    STOCK        RATIO     CONSIDERATION   CONSIDERATION       STOCK
                    -----        -----     -------------   -------------       -----
                   $48.00        .4722        $22.67          $13.00          $35.67
                    46.00        .4722         21.72           13.00           34.72
                    44.00        .4722         20.78           13.00           33.78
                    42.00        .4722         19.83           13.00           32.83
   Minimum          40.00        .4722         18.89           13.00           31.89
   Exchange         38.00        .4722         17.94           13.00           30.94
    Ratio           36.00        .4722         17.00           13.00           30.00
                    35.00        .4857         17.00           13.00           30.00
                    34.00        .5011         17.04           13.00           30.04
                    32.00        .5011         16.04           13.00           29.04
                    30.00        .5011         15.03           13.00           28.03
                    28.00        .5011         14.03           13.00           27.03
                    26.00        .5011         13.03           13.00           26.03
   Maximum          24.00        .5011         12.03           13.00           25.03
   Exchange         22.00        .5455         12.00           13.00           25.00
    Ratio           21.00        .5714         12.00           13.00           25.00
  Walk-Away         20.00        .5714         11.43           13.00           24.43
    Right           18.00        .5714         10.29           13.00           23.29
                    16.00        .5714          9.14           13.00           22.14
                    14.00        .5714          8.00           13.00           21.00

     As an example, if you own 100 shares of Nine West common stock and the exchange ratio was fixed at .5011, this would translate into 50.11 shares of Jones common stock and $1,300 in cash. Since cash will be paid instead of fractional shares, you would receive only 50 shares of Jones common stock and a check in an amount equal to $1,300 plus an additional amount equal to the fractional share multiplied by the closing price of Jones common stock on the closing date.

OWNERSHIP OF JONES FOLLOWING THE MERGER


     Based on the number of outstanding shares of Nine West common stock on the record date and the closing trading price of

Jones common stock on May 11, 1999, Nine West stockholders will receive a total of approximately 14,933,817 shares of Jones common stock in the merger. Based on that number and on the number of outstanding shares of Jones common stock on the record date, following the merger, Nine West stockholders would own approximately 14.4% of the outstanding shares of Jones common stock.



APPRAISAL RIGHTS (page 38)



     Nine West stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Nine West common stock determined by the Delaware Chancery Court. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of adoption of the merger agreement and must follow specific procedures. These procedures are described in this proxy statement/prospectus, and the provision of Delaware law that grants appraisal rights and governs such procedures is attached as Annex D.



MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (page 35)



     The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 so that holders of Nine West common stock will not recognize gain or loss for federal income tax purposes as a result of the merger, except to the extent of any cash received as part of the merger consideration and any cash received for fractional shares of Jones common stock or because of the exercise of appraisal rights. The merger is conditioned on the receipt of legal opinions that the merger will qualify as a reorganization for federal income tax purposes. If this condition is not satisfied, Nine West has the option to complete the merger in a manner that is taxable to you.


     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.


BOARD OF DIRECTORS RECOMMENDATION TO STOCKHOLDERS (page 24)


     The Nine West board of directors believes that the terms of the merger and the merger agreement are advisable and fair to and in the best interests of Nine West and its stockholders and unanimously recommends that the stockholders vote FOR the adoption of the merger agreement.


FAIRNESS OPINION OF FINANCIAL ADVISOR (page 25)


     In deciding to approve the merger, the Nine West board of directors considered the opinion of its financial advisor, Bear, Stearns & Co. Inc., dated as of March 1, 1999, as to the fairness of the merger consideration to Nine West stockholders from a financial point of view. This opinion is attached as Annex C to this proxy statement/prospectus. Nine West encourages stockholders to read this opinion carefully.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (page 30)


     Nine West stockholders should note that a number of directors and officers of Nine West have interests in the merger as directors or officers that are different from, or in addition to, your interests as a stockholder, including:

      11 senior officers of Nine West are party to employment or retention agreements with Nine West which, under certain circumstances, entitle those senior officers to severance benefits in the event of a change of control of Nine West, which includes the completion of the merger immediately before the merger, each stock option held by present and former employees and non-employee directors of Nine West and its subsidiaries with an exercise price per share of less than the value of the per share merger consideration on the closing date will be converted into the right to receive cash from Nine West in the merger. See 'The Merger --Treatment of Nine West Stock Options'

      immediately before the merger, each stock option with an exercise price per share of more than the value of the per share merger consideration on the closing date will be converted into an option to acquire Jones common stock. See 'The Merger --Treatment of Nine West Stock Options'


      immediately before the merger, all restrictions will terminate on the outstanding shares of restricted stock held by eight senior officers of Nine West, and these senior officers will receive the same consideration for those shares of Nine West common stock that non-employee stockholders of Nine West will receive in the merger. See 'The Merger --Treatment of Restricted Stock Awards'



      under the merger agreement, Jones has agreed that the Jones board will take all action necessary to elect Mr. Camuto as a member of the Jones board effective immediately after the merger. Mr. Camuto has not as yet determined whether he will agree to serve as a director of Jones indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of Nine West will be continued by Jones and Nine West after the merger


      Jones has entered into a four-year employment agreement, dated as of March 1, 1999, with Marc Fisher, who is currently Group President of Nine West's Jervin Private Label and Specialty Marketing divisions and who is the son of Jerome Fisher, Chairman of the Board of Nine West. The agreement provides that Nine West will continue Marc Fisher's employment after the merger as Senior Executive Vice President --Product
      Development and Manufacturing and Group President of certain of Nine West's product lines. The agreement further provides Marc Fisher with total cash and incentive compensation that places him in a position comparable to that of other senior executives of the combined companies. See 'The Merger --Interests of Certain Persons in the Merger 1/2 Employment Agreements'


                         THE SPECIAL MEETING (page 18)



     We will hold a special meeting of Nine West stockholders on Monday, June 14, 1999, at 10:00 a.m., local time, at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529. At the special meeting, stockholders will be asked to adopt the merger agreement.



RECORD DATE; VOTING POWER (page 18)



     Nine West stockholders are entitled to vote at the special meeting if they owned shares as of the close of business on May 3, 1999, the record date.



     On the record date, there were 34,079,913 shares of Nine West common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Nine West common stock that they owned on the record date.



VOTE REQUIRED (page 18)


     The affirmative vote of a majority of the shares of Nine West common stock outstanding on the record date is required to adopt the merger agreement.


VOTING BY NINE WEST DIRECTORS AND
EXECUTIVE OFFICERS (page 18)



     On the record date, directors and executive officers of Nine West and their affiliates owned and were entitled to vote 6,702,255 shares of Nine West common stock, or approximately 19.7% of the shares of Nine West common stock outstanding on the record date. The directors and executive officers of Nine West have indicated that they intend to vote the Nine West common stock owned by them FOR adoption of the merger agreement. Under the terms of a stockholder agreement with Jones, Jerome Fisher, Chairman of the Board of Nine West, and Vincent Camuto, Chief Executive Officer and a director of Nine West, have agreed to vote their Nine West common stock FOR adoption of the merger agreement. On the record date, Messrs. Fisher and Camuto together held approximately 19.6% of Nine West's outstanding common stock.

                              THE MERGER (page 21)


     The merger agreement is attached as Annex A to this proxy statement/prospectus. Nine West encourages you to read the merger agreement because it is the principal document governing the merger.


CONDITIONS TO THE MERGER (page 43)


     Jones and Nine West will complete the merger only if certain conditions are satisfied or, in some cases waived, including the following:


      holders of a majority of the outstanding shares of Nine West common stock must have voted to adopt the merger agreement the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act must have expired or been terminated (the last waiting period relating to the merger terminated on April 14, 1999)


      no injunction exists or other legal action has been taken which prohibits the completion of the merger


      Jones common stock issuable to Nine West stockholders in connection with the merger must have been approved for listing on the NYSE unless Nine West has made the reverse merger election described under 'The Merger --Form of the Merger', Simpson Thacher & Bartlett must have delivered an opinion to Nine West and Cravath, Swaine & Moore must have delivered an opinion to Jones, in each case stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code the covenants of Jones and Nine West contained in the merger agreement must have been performed in all material respects the representations and warranties of Jones and Nine West contained in the merger agreement must have been true in all material respects, subject to certain exceptions described under 'The Merger Agreement and Stockholder Agreement --The Merger Agreement --Conditions to the Completion of the Merger'



      no stop order shall have been issued suspending the effectiveness of Jones' registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of Jones common stock to be issued to Nine West stockholders in the merger


     In addition, Jones will complete the merger only if the following conditions are also satisfied or waived:

      no pending actions shall have been brought by any governmental entity seeking a remedy that would have a material adverse effect on Jones or prohibit or limit the ownership or operation by Jones, Nine West or their affiliates of a material portion of the business or assets of Jones and its subsidiaries or Nine West and its subsidiaries or require Jones, Nine West or their affiliates to sell or hold separate any material portion of their businesses or impose material limitations on the ability of Jones or its affiliates to own Nine West common stock


      Jones must have received evidence that all consents and approvals applicable to Nine West necessary to permit the merger have been obtained, except those related to retail store leases and those the failure of which to be obtained would not reasonably be expected to have a material adverse effect on Nine West



TERMINATION OF THE MERGER AGREEMENT (page 45)


     1. Jones and Nine West can jointly agree to terminate the merger agreement at any time without completing the merger.

     2. Jones or Nine West can also terminate the merger agreement if:

      Jones and Nine West do not complete the merger by October 31, 1999 the holders of a majority of the outstanding shares of Nine West common stock do not vote to adopt the merger agreement at a stockholders meeting a permanent and nonappealable injunction or other legal action prohibits the completion of the merger or the other party breached in a material respect any of its representations, warranties or obligations under the merger agreement which would result in a failure to satisfy the condition to completion of the merger related to representations, warranties and covenants and this breach cannot be cured

     3. Jones can also terminate the merger agreement before the special meeting if the Nine West board of directors:

      approves or recommends an unsolicited proposal by a third party to acquire at least a majority of the outstanding shares of Nine West common stock or more than 50% of the assets of Nine West and its subsidiaries on terms determined by the Nine West board of directors to be more favorable to Nine West stockholders from a financial viewpoint than the terms of the merger with Jones withdraws or modifies in any adverse manner its approval or recommendation of the merger agreement following the making of an unsolicited proposal as described in the first bullet point under this paragraph 3

     4. Nine West can also terminate the merger agreement if:


      before the special meeting, Nine West enters into an agreement with a third party in response to an unsolicited proposal as described above in the first bullet point under paragraph 3, provided that Nine West must have complied with the relevant provisions of the merger agreement relating to not soliciting alternative proposals to acquire Nine West; provided, further, that Nine West may exercise this termination right only if it pays a $35 million termination fee to Jones and complies with certain notice and waiting period provisions in the merger agreement or the average closing price of Jones common stock during the valuation period is less than $21.00, and a majority of the Nine West directors votes to terminate the merger agreement, but Nine West cannot exercise this termination right on any date if the average closing price for the 15 trading days before that date is $21.00 or more


     Adoption of the merger agreement by Nine West stockholders will confer on the Nine West board the power to complete the merger even if the average closing price of the Jones common stock is below $21.00, without any further action by, or resolicitation of, the Nine West stockholders.



TERMINATION FEES (page 47)


     Nine West must pay Jones a termination fee of $35 million if:

      Nine West terminates the merger agreement for the reason described in the first bullet point of paragraph 4 under ' --Termination of the Merger Agreement'

      Jones terminates the merger agreement for any of the reasons described above in paragraph 3 under ' --Termination of the Merger Agreement'

      all of the following occur:

           Jones or Nine West terminates the merger agreement because the required Nine West stockholder approval is not obtained before the termination, a proposal involving a merger, acquisition or other similar business transaction with respect to a significant portion of the assets or more than 20% of the equity securities of Nine West or any of its subsidiaries has been made or the intention to make such a proposal has been announced and within 12 months of the termination, Nine West or any of its subsidiaries either completes such a transaction or enters into a definitive agreement with respect to such a proposal or all of the following occur:

           Jones terminates the merger agreement because the merger has not been completed by October 31, 1999 before the termination, a proposal involving a merger, acquisition or other similar business transaction with respect to a significant portion of the assets or more than 20% of the equity securities of Nine West or any of its subsidiaries has been made or the intention to make such a proposal has been announced within 12 months of the termination, Nine West or any of its subsidiaries either completes such a transaction or enters into a definitive agreement with respect to such a proposal and the special meeting has not occurred before October 31, 1999 other than as a result of a breach of the merger agreement by Jones

     In addition, if Nine West decides to terminate the merger agreement for the reason described in the second bullet point of paragraph 4 under 'Termination of the Merger Agreement', Nine West must make the following payments to Jones:

      $10 million before termination, subject to certain exceptions described under 'The Merger Agreement and Stockholder Agreement --The Merger Agreement --Termination Fees' and

      an additional $10 million if, within 12 months of termination, Nine West or any of its subsidiaries completes a transaction which results in a third party owning more than 50% of the voting and equity interests of Nine West or more than 50% of the assets of Nine West and its subsidiaries


STOCKHOLDER AGREEMENT (page 52)



     Under the terms of a stockholder agreement attached as Annex B to this proxy statement/prospectus, Jerome Fisher and Vincent Camuto, who together owned approximately 19.6% of the outstanding shares of Nine West common stock on the record date, have agreed for so long as the merger agreement has not been terminated or the Nine West board's recommendation of the merger has not been withdrawn or modified in a manner adverse to Jones:


      to vote their Nine West common stock for adoption of the merger agreement to vote against any proposal, other than the merger, involving a merger, acquisition or other similar business transaction with respect to a significant portion of the assets or more than 20% of the equity securities of Nine West or any of its subsidiaries and to vote against any action involving Nine West or any of its subsidiaries that would reasonably be expected to prevent or materially impede or delay the completion of the merger


REGULATORY APPROVALS (page 37)



     United States antitrust laws prohibit Jones and Nine West from completing the merger until after they and Mr. Camuto have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Jones, Nine West and Mr. Camuto each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on March 26, 1999. The waiting period with respect to each of Nine West and Jones was terminated on April 14, 1999. The waiting period with respect to Mr. Camuto was terminated on April 9, 1999.





EXPENSES (page 47)


     Each of Jones and Nine West will bear all expenses it incurs in connection with the merger, except that Jones and Nine West will share equally the costs of filing with the Securities and Exchange Commission the registration statement of which this proxy statement/prospectus is a part, printing and mailing this proxy statement/prospectus and the filing fees incurred in connection with obtaining regulatory approval for the merger in the United States.

    MARKET PRICE AND DIVIDEND INFORMATION
(page 53)


     Shares of Jones and Nine West common stock are listed on the NYSE. The following table presents:

      the last reported sale prices of one share of Jones common stock and one share of Nine West common stock, as reported on the NYSE Composite Transaction Tape and the market value of one share of Nine West common stock on an equivalent per share basis in each case on March 1, 1999, the last full trading day before the public announcement of the proposed merger, and on May 11, 1999, the last day for which such information could be calculated before the date of this proxy statement/prospectus, and assuming that the merger had been completed on these dates. The equivalent price per share data for Nine West common stock has been determined by multiplying the last reported sale price of one share of Jones common stock on each of these dates by the applicable exchange ratio for the stock portion of the merger consideration and adding $13.00, the cash portion of the merger consideration, to that product.



                                                      EQUIVALENT
                                                       PRICE PER
                                                       SHARE OF
                          JONES        NINE WEST       NINE WEST
        DATE           COMMON STOCK   COMMON STOCK   COMMON STOCK
        ----           ------------   ------------   ------------
March 1, 1999........     $27.31         $22.75         $26.69
May 11, 1999.........      34.13          29.31          30.00



     Jones has never paid cash dividends to its stockholders. Jones does not anticipate paying cash dividends in the foreseeable future. Nine West has not paid cash dividends to its stockholders since its initial public offering in February 1993.

                       COMPARATIVE PER SHARE INFORMATION

     We have summarized below the per common share information for Jones and Nine West on a historical, pro forma consolidated and pro forma equivalent basis. All per share data has been restated to account for Jones' two-for-one stock splits effective on October 2, 1996 and June 28, 1998. Jones' year ends on December 31 and Nine West's fiscal year ends on the Saturday closest to January 31.


     The unaudited 'pro forma consolidated' and the unaudited 'pro forma equivalent -- Nine West' information assumes that the merger had occurred on January 1, 1998. The unaudited 'pro forma consolidated' information combines the financial information of Jones for the fiscal year ended December 31, 1998 (including financial information of Sun Apparel, Inc., as if Jones had acquired Sun Apparel on January 1, 1998) with the financial information of Nine West for the fiscal year ended January 30, 1999.



     The unaudited 'pro forma equivalent -- Nine West' information was calculated by multiplying the corresponding pro forma consolidated data by an exchange ratio of .5011, which is the exchange ratio if the average closing price of Jones common stock for the 15 trading days immediately preceeding the date on which the conditions to the merger agreement have been satisfied or waived is between $24.00 and $34.00. This information shows how each share of Nine West common stock would have participated in net earnings, cash dividends and book value of Jones if the merger had been completed at January 1, 1998. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Jones. The following unaudited comparative and unaudited pro forma per share data is derived from the historical audited consolidated financial statements of Jones and Nine West and the unaudited pro forma consolidated financial statements of Jones and Nine West.

     YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH JONES' AND NINE WEST'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE DOCUMENTS DESCRIBED UNDER 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72. YOU SHOULD ALSO READ THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING DISCUSSION AND NOTES INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS STARTING ON PAGE 54.


                                                                                    AT OR FOR THE YEAR ENDED
                                                                                          DECEMBER 31,
                                                                                ---------------------------------
                                                                                1998          1997          1996
                                                                                -----         -----         -----
JONES -- HISTORICAL
     Basic earnings per share................................................   $1.52         $1.17         $0.77
     Diluted earnings per share..............................................    1.47          1.13          0.75
     Cash dividends declared per share.......................................     N/A           N/A           N/A
     Book value per share....................................................    5.74          4.26          3.62

                                                                                  AT OR FOR THE FISCAL YEAR ENDED
                                                                             -----------------------------------------
                                                                             JANUARY 30,    JANUARY 31,    FEBRUARY 1,
                                                                                1999           1998           1997
                                                                             -----------    -----------    -----------
NINE WEST -- HISTORICAL
     Basic earnings per share.............................................     $  1.15        $  2.18        $  2.27
     Diluted earnings per share...........................................        1.15           2.15           2.21
     Cash dividends declared per share....................................         N/A            N/A            N/A
     Book value per share.................................................       13.48          12.25          10.07

                                                                                AT OR FOR THE TWELVE MONTHS ENDED
                                                                                        DECEMBER 31, 1998
                                                                                ---------------------------------
PRO FORMA CONSOLIDATED
     Basic earnings per share................................................                 $1.44
     Diluted earnings per share..............................................                  1.40
     Cash dividends declared per share.......................................                   N/A
     Book value per share....................................................                  8.47

                                                                                AT OR FOR THE TWELVE MONTHS ENDED
                                                                                        DECEMBER 31, 1998
                                                                                ---------------------------------
PRO FORMA EQUIVALENT -- NINE WEST
     Basic earnings per share................................................                 $0.72
     Diluted earnings per share..............................................                  0.70
     Cash dividends declared per share.......................................                   N/A
     Book value per share....................................................                  4.24

------------

N/A  - Not applicable
                                       11

    SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

JONES

     The following selected financial data of Jones at December 31, 1998, 1997, 1996, 1995 and 1994, and for each of the five years in the period ended
December 31, 1998, is derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The per share data has been restated to account for Jones' two-for-one stock splits effective on October 2, 1996, and June 28, 1998.


     YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH JONES' HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS. SEE 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72.


                                                                                        HISTORICAL
                                                                        ------------------------------------------
                                                                          AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                         1998      1997      1996     1995    1994
                                                                        ------    ------    ------    ----    ----
                                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                                         AMOUNTS)
INCOME STATEMENT DATA:
     Revenues........................................................   $1,685    $1,387    $1,034    $787    $642
     Operating income................................................      262       197       130     101      88
     Net income applicable to common shares..........................      155       122        81      63      55
     Earnings per common share -- basic..............................     1.52      1.17      0.77    0.61    0.53
     Earnings per common share -- diluted............................     1.47      1.13      0.75    0.60    0.52
     Dividends declared per common share.............................      N/A       N/A       N/A     N/A     N/A

BALANCE SHEET DATA:
     Total assets....................................................   $1,189    $  581    $  488    $401    $318
     Total debt (including capital lease obligations)................      421        31        15      12      10
     Stockholders' equity............................................      594       436       377     315     249

------------

N/A  - Not applicable
                                       12

    SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

NINE WEST


     The following selected financial data of Nine West at January 30, 1999, January 31, 1998 and for each of the three years in the period ended January 30, 1999, is derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The selected financial data at February 1, 1997, February 3, 1996, and December 31, 1994, for each of the two years in the period ended February 3, 1996, and for the transition period from January 1, 1995 through January 28, 1995, is derived from audited consolidated financial statements appearing in prior Nine West Annual Reports on Form 10-K, as amended. Beginning February 3, 1996, Nine West changed its fiscal year end from December 31 to the Saturday closest to January 31 of each year.



     YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH NINE WEST'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72.



                                                             HISTORICAL
                      -----------------------------------------------------------------------------------------
                                 AT OR FOR THE FISCAL YEAR ENDED              TRANSITION PERIOD   AT OR FOR THE
                      -----------------------------------------------------     JANUARY 1 TO       YEAR ENDED
                      JANUARY 30,   JANUARY 31,   FEBRUARY 1,   FEBRUARY 3,      JANUARY 28,      DECEMBER 31,
                        1999(2)     1998(3)(4)    1997(4)(5)      1996(6)           1995              1994
                      -----------   -----------   -----------   -----------   -----------------   -------------
                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
  DATA(1):
     Revenues.......    $ 1,917       $ 1,865       $ 1,603       $ 1,259             $43             $ 652
     Operating
       income from
       continuing
       operations...        115           182           181            63               2               109
     Net income
       applicable to
       common
       shares.......         40            78            81            19               1                64
     Earnings per
       common
    share -- basic..       1.15          2.18          2.27          0.54            0.03              1.85
     Earnings per
       common
       share --
       diluted......       1.15          2.15          2.21          0.53             N/A               N/A
     Dividends
       declared per
       common
       share........        N/A           N/A           N/A           N/A             N/A               N/A
BALANCE SHEET DATA:
     Total assets...    $ 1,217       $ 1,392       $ 1,261       $ 1,160                             $ 303
     Total debt.....        514           691           633           491                                 2
     Stockholders'
       equity.......        458           439           361           328                               235


------------

N/A  - Not applicable

(1) Income statement data for 1998, 1997 and 1996 is not comparable to the prior years, as such information: (A) reflects 52-week periods (364 days) ended January 30, 1999, January 31, 1998 and February 1, 1997 while 1995 reflects a 53-week period (371 days) ended February 3, 1996 and 1994 is a 365-day period; and (B) includes the results of operations of the footwear business of The United States Shoe Corporation during the full 52-week period, while such footwear business of The United States Shoe Corporation results are only included in the 1995 period for the 37-week period from May 23, 1995 through February 3, 1996 and are excluded from all periods prior to the acquisition of the footwear business of The United States Shoe Corporation by Nine West. The transition period was created due to the change in Nine West's fiscal year.


(2) Financial information at and for the fiscal year ended January 30, 1999 includes an $18 million pre-tax charge, including inventory write-downs of $5.4 million recorded as a component of cost of goods sold, related to the restructuring of manufacturing operations and the decision to close the 9 & Co. retail stores, a $3.7 million pre-tax charge for severance and other costs related to the reduction of executive, administrative and staff positions, a $12.3 million pre-tax gain recognized as a result of the curtailment of the pension plan, a $3.2 million pre-tax charge for the write-down of receivables in connection with the discontinuation of a Far East distribution operation, and an after-tax gain of $2.9 million related to the repurchase of certain outstanding debt securities at a discount.


(3) The 52-week period ended January 31, 1998 includes a $6.3 million pre-tax charge ($3.8 million on an after-tax basis) for severance and other costs related to the elimination of 85 corporate positions.


                                           (footnotes continued on next page)

(footnotes continued from previous page)


(4) Income statement data for 1996 and 1995 include business restructuring and integration expenses of $19.0 million and $51.9 million, respectively, associated primarily with the restructuring of North American manufacturing facilities in 1996 and with the integration of the footwear business of The United States Shoe Corporation into Nine West in 1995.

(5) 1996 excludes a loss of $2.6 million, or $0.08 per basic share and $0.06 per diluted share related to discontinued operations.
(6) Income statement data for 1995 reflects a $34.9 million pre-tax non-recurring increase in cost of goods sold, attributable to the fair value of inventory over cost, recorded as a result of the acquisition of the footwear business of The United States Shoe Corporation.
                                       14




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



    SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

JONES AND NINE WEST UNAUDITED PRO FORMA CONSOLIDATED

     The following summary unaudited pro forma consolidated financial data of Jones and Nine West combines the financial information of Jones at or for the period ended December 31, 1998 (including financial information of Sun Apparel as if Jones had acquired Sun Apparel on January 1, 1998), with the financial information of Nine West at or for the period ended January 30, 1999. The summary unaudited consolidated pro forma financial data is derived from the unaudited pro forma consolidated financial statements contained elsewhere in this proxy statement/prospectus.

     The unaudited pro forma consolidated financial information does not purport to represent what the consolidated company's financial position or results of operations would have been had the merger occurred at January 1, 1998 or to project the consolidated company's financial position or results of operations for any future date or period.


     YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH JONES' AND NINE WEST'S HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES, EITHER INCORPORATED BY REFERENCE OR INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. SEE 'UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS' ON PAGE 54 AND 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72.



                                                                                                 PRO FORMA
                                                                                          -----------------------
                                                                                                 AT OR FOR
                                                                                          THE TWELVE MONTHS ENDED
                                                                                             DECEMBER 31, 1998
                                                                                          -----------------------
                                                                                           (DOLLARS IN MILLIONS,
                                                                                             EXCEPT PER SHARE
                                                                                                 AMOUNTS)

INCOME STATEMENT DATA:
     Revenues..........................................................................           $ 3,947
     Operating income..................................................................               398
     Income from continuing operations applicable to common shares.....................               176
     Earnings per common share -- basic................................................              1.44
     Earnings per common share -- diluted..............................................              1.40
     Dividends declared per common share...............................................               N/A

BALANCE SHEET DATA:
     Total assets......................................................................           $ 2,984
     Total debt (including capital lease obligations)..................................             1,426
     Stockholders' equity..............................................................             1,021

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                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this proxy statement/prospectus, you should consider carefully the matters described below in deciding whether to adopt the merger agreement.


      EXCHANGE RATIO MAY RESULT IN LOWER VALUE OF MERGER CONSIDERATION. Under the terms of the merger agreement, each share of Nine West common stock will be converted into the right to receive $13.00 in cash and a fraction of a share of Jones common stock based on an exchange ratio to be calculated during a 15-trading-day valuation period ending immediately before the date on which all closing conditions to the merger agreement have been satisfied or waived. If the 15-day average closing price of Jones common stock during the valuation period is between $24.00 and $34.00, above $36.00 or below $21.00, the exchange ratio will be a fixed number that will not be adjusted and the value of the Jones common stock to be received by Nine West stockholders will fluctuate with changes in the Jones common stock price. However, if the 15-day average closing price of Jones common stock during the valuation period is between $21.00 and $24.00 or between $34.00 and $36.00, the exchange ratio will be adjusted as described under 'The Merger -- Merger Consideration' to reflect certain increases or decreases in the Jones stock price since the date of the merger agreement. While Nine West may terminate the merger agreement if the average closing price of Jones common stock for the valuation period is less than $21.00, it may elect not to do so. See 'The Merger Agreement and Stockholder Agreement -- The Merger Agreement -- Termination'.



           The prices of Jones common stock and Nine West common stock at the closing of the merger may vary from their prices on the date of this proxy statement/prospectus and on the date of the special meeting. These prices may vary as a result of changes in the business, operations or prospects of Jones or Nine West, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the prices of Jones common stock and Nine West common stock on or before the date of the special meeting may not be indicative of their prices during the period between the special meeting and the date the merger is completed. We urge Nine West stockholders to obtain current market quotations for Jones common stock and Nine West common stock.


      THE INTEGRATION OF JONES AND NINE WEST FOLLOWING THE MERGER WILL PRESENT SIGNIFICANT CHALLENGES. Integrating the organizations and operations of Jones and Nine West will present significant challenges. Nine West is primarily a footwear designer, marketer and retailer while Jones is primarily an apparel designer and marketer. Jones has little experience either with the footwear industry or with managing a large retail operation such as Nine West's. There is no assurance that Jones will be able to retain certain key personnel from Nine West who would be helpful in integrating the two companies. Integrating Jones and Nine West will be complex and time-consuming. The failure to successfully integrate Nine West and Jones and to successfully manage the challenges presented by the integration process may prevent Jones and Nine West from achieving the anticipated potential benefits of the merger.

      COMPETITION; CHANGES IN FASHION TRENDS. The apparel industry is highly competitive. Competition in this industry takes many forms, including the following:

           establishing and maintaining favorable brand recognition

           developing products sought by consumers

           implementing appropriate pricing

           providing strong marketing support and

           obtaining access to retail outlets and sufficient floor space

            There is intense competition in the sectors of the apparel industry in which Jones participates. Jones competes with many other manufacturers, some of which are larger and have greater resources. Any increased competition could result in reduced sales or prices, or both, which could have a material adverse effect on Jones. Additionally, customer tastes and fashion trends can change rapidly. Jones may not be able to anticipate, gauge or respond to such changes in a timely manner. If Jones misjudges the market for its products or product groups, it may be faced with a significant amount of unsold finished goods inventory, which could have a material adverse effect on Jones.

      CONCENTRATION OF JONES' CUSTOMERS. Jones' ten largest customers (typically department stores) accounted for approximately 62% of sales in 1998. While no single customer accounted for more than 10% of Jones' net sales, certain of Jones' customers are under common ownership. Department stores owned by the following entities accounted for the following percentages of Jones' sales:

JONES CUSTOMER                                                                              1998
-----------------------------------------------------------------------------------------   ----
Federated Department Stores, Inc.........................................................    16%
May Department Store Company.............................................................    16%
Remainder of ten largest customers.......................................................    30%

            Jones believes that purchasing decisions are generally made independently by individual department stores within a commonly-controlled group. There has been a trend, however, toward more centralized purchasing decisions. As such decisions become more centralized, the risk to Jones of such concentration increases. The loss of any of Jones' largest customers, or the bankruptcy or material financial difficulty of any customer or any of the companies above, could have a material adverse effect on Jones. Jones does not have long-term contracts with any of its customers, and sales to customers generally occur on an order-by-order basis. As a result, customers can terminate their relationships with Jones at any time or under certain circumstances cancel or delay orders.

      SIGNIFICANT DEPENDENCE ON LICENSE AGREEMENTS WITH POLO RALPH LAUREN CORPORATION. The termination or non-renewal of Jones' exclusive licenses to manufacture and market clothing under the Lauren by Ralph Lauren and Polo Jeans Company trademarks in the United States and elsewhere would have a material adverse effect upon Jones. Jones' Lauren by Ralph Lauren line and Polo Jeans business represent material portions of Jones' sales and profits. Jones sells products bearing those trademarks under exclusive licenses from affiliates of Polo Ralph Lauren Corporation. In addition, Jones has announced that it will introduce for Fall 1999 a line of sportswear directed to younger women under the trademark Ralph by Ralph Lauren, under an additional exclusive license from Polo Ralph Lauren.

           The Lauren by Ralph Lauren license expires on December 31, 2001, subject to Jones' right to renew through December 31, 2006 if sales of that product line for the year 2000 exceed a specified level. Although such sales in 1997 and 1998 exceeded the renewal minimum, Jones' sales are made season-to-season with customers having no obligation to buy products beyond what they have already ordered for a particular season. The initial term of the Polo Jeans license expires on December 31, 2000 and may be renewed by Jones in five-year increments for up to 30 additional years, if certain minimum sales levels in certain years are met. Although such sales in 1998 exceeded the renewal minimum which would be required in 1999 to extend the term of the license through December 31, 2005, Jones' sales are made season-to-season with customers having no obligation to buy products beyond what they have already ordered for a particular season. In addition, renewal of the Polo Jeans license after 2010 requires a one-time payment by Jones of $25 million or, at Jones' option, a transfer of a 20% interest in its Polo Jeans business to Polo Ralph Lauren (with no fees required for subsequent renewals). Polo Ralph Lauren also has an option, exercisable on or before June 1, 2010, to purchase the Polo Jeans business at the end of 2010 for a purchase price, payable in cash, equal to 80% of the then fair value of the business as a going concern, assuming the continuation of the Polo Jeans license through December 31, 2030. In addition to the provisions described above, the licenses contain provisions common to trademark licenses which could result in termination of a license, such as failure to meet payment or advertising obligations.

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



      CYCLICALITY OF APPAREL INDUSTRY; SEASONALITY. Negative economic trends over which Jones has no control which depress the level of consumer spending could have a material adverse effect on Jones. Purchases of apparel and related goods often decline during recessionary periods when disposable income is low. In such an environment, Jones may increase the number of promotional sales which could further adversely impact Jones' gross profit margins. Additionally, Jones' sales and profit levels fluctuate significantly by quarter, resulting primarily from the timing of shipments for each season; Jones principally ships spring merchandise in the first quarter and fall merchandise in the third quarter. An increase in sales of jeans and casual apparel generally occurs during the third and fourth quarters. Accordingly, Jones' operating results will fluctuate significantly from quarter to quarter.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to stockholders of Nine West as part of the solicitation of proxies by the Nine West board of directors for use at the special meeting.

DATE, TIME AND PLACE


     We will hold the special meeting on Monday, June 14, 1999, at 10:00 a.m., local time, at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529.


PURPOSE OF SPECIAL MEETING

     At the special meeting, we are asking holders of Nine West common stock to adopt the merger agreement. See 'The Merger' and 'The Merger Agreement and Stockholder Agreement'. The Nine West board of directors has determined that the merger is advisable and fair to, and in the best interests of, Nine West and its stockholders, has unanimously approved the merger agreement and the merger and unanimously recommends that Nine West stockholders vote FOR adoption of the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


     Only holders of record of Nine West common stock at the close of business on May 3, 1999, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 34,079,913 shares of Nine West common stock were issued and outstanding. A quorum will be present at the special meeting if a majority of the shares of Nine West common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present at the special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Nine West common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.


VOTE REQUIRED


     The adoption of the merger agreement requires the affirmative vote of a majority of the shares of Nine West common stock outstanding on the record date. IF A NINE WEST STOCKHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.


VOTING BY NINE WEST DIRECTORS AND EXECUTIVE OFFICERS


     At the close of business on the record date, Jerome Fisher, Chairman of the Board of Nine West, and Vincent Camuto, Chief Executive Officer and a director of Nine West, owned and were entitled to vote 6,676,255 shares of Nine West common stock, which represented approximately 19.6% of the shares of Nine West common stock outstanding on that date. At the close of business on the record date, directors and executive officers of Nine West and their affiliates owned and were entitled to vote 6,702,255 shares of Nine West common stock, which represented approximately 19.7% of the shares of Nine West common stock outstanding on that date (including the shares owned by Messrs. Camuto and Fisher). Under the terms of the stockholder agreement with Jones, Messrs. Camuto and Fisher have agreed to vote their Nine West common stock for the adoption of the merger agreement. See 'The Merger Agreement and Stockholder

Agreement -- The Stockholder Agreement'. In addition, each other Nine West director and executive officer has indicated his present intention to vote, or cause to be voted, the Nine West common stock owned by him for the adoption of the merger agreement.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for adoption of the merger agreement.

     Shares of Nine West common stock represented at the special meeting but not voting, including proxies which vote to abstain, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.


     Only shares affirmatively voted for adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of Nine West common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and have the effect of votes against adoption of the merger agreement.


     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     The proposal to adopt the merger agreement will be the only matter brought before the special meeting.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with Nine West a duly executed revocation of proxy, by submitting a duly executed proxy to Nine West bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself revoke a proxy.

SOLICITATION OF PROXIES

     Nine West will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Nine West and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Nine West will reimburse them for their reasonable out-of-pocket expenses.

     D.F. King & Co., Inc. will assist in the solicitation of proxies by Nine West. Nine West will pay D.F. King a fee of approximately $7,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify D.F. King against any losses arising out of D.F. King's proxy soliciting services on behalf of Nine West.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of Nine West common stock certificates will be mailed to Nine West stockholders as soon as practicable after completion of the merger.

                                 THE COMPANIES

NINE WEST


     Nine West is a leading designer, developer, manufacturer and marketer of women's footwear and accessories. Nine West markets collections of casual, career and dress footwear and accessories under multiple brand names, which are targeted to various segments of the women's footwear and accessories markets. Nine West's footwear and accessories are sold to more than 7,000 department, specialty and independent retail stores and through approximately 1,500 of its own retail locations. In addition to its flagship Nine West label, Nine West's internationally recognized brands include Amalfi, Bandolino, Calico, cK/Calvin Klein (under license), Easy Spirit, Enzo Angiolini, Evan-Picone (under license), 9 & Co., Pappagallo, Pied a Terre, Selby and Westies. Nine West's private label division also arranges for the purchase of footwear by major retailers and other wholesalers for sale under the customers' own labels.



     The predecessor company to Nine West was incorporated in Delaware in May 1977. Nine West took its current name in March 1992. Additional information regarding Nine West is contained in Nine West's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. See 'Where You Can Find More Information' on page 72.



JONES


     Jones is a leader in the apparel industry. Jones designs and markets a broad array of products, including sportswear, jeanswear, suits and dresses. Jones markets its products under nationally known brands, including Jones New York, Evan-Picone, Rena Rowan, Todd Oldham and Saville. Licensed brands include Lauren by Ralph Lauren, Ralph by Ralph Lauren and Polo Jeans Company, which are licensed from Polo Ralph Lauren.


     Jones was incorporated in Pennsylvania in December 1975. Additional information regarding Jones is contained in Jones' filings with the Securities and Exchange Commission pursuant to the Exchange Act. See 'Where You Can Find More Information' on page 72.

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                                   THE MERGER

     The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement and the stockholder agreement is not complete and is qualified in its entirety by reference to the merger agreement and the stockholder agreement, copies of which are attached to this proxy statement/prospectus as Annexes A and B and are incorporated by reference in this proxy statement/prospectus.

BACKGROUND OF THE MERGER

     In the Spring of 1998, Jones requested a meeting with Nine West to discuss a possible business combination between Nine West and Jones. A meeting was held and was attended by Sidney Kimmel, the Chairman of Jones, and other representatives of Jones, Jerome Fisher, Chairman of the Board of Nine West, Vincent Camuto, Chief Executive Officer of Nine West, and Bear, Stearns & Co. Inc., Nine West's financial advisor. Neither party pursued discussions as a result of that meeting.

     In the Summer of 1998, Bear Stearns met with senior management of Nine West to discuss the strategic alternatives that might be available to Nine West in an effort to assess the potential values that might be available to Nine West if it were to pursue those alternatives.

     In the Fall of 1998, Jones' financial advisor, Palladin Capital Group, Inc., approached Messrs. Fisher and Camuto to discuss the possibility of a business combination transaction involving Jones and Nine West. Palladin was asked to discuss Jones' interest in pursuing such a transaction with Bear Stearns.

     In the Fall of 1998, the Nine West board asked Bear Stearns to review Nine West's current market valuation and conduct an analysis of the potential values which might be available to Nine West if it were to pursue certain strategic alternatives. At meetings held in September and October of 1998, Bear Stearns made presentations to the Nine West board which outlined a number of strategic alternatives for Nine West, including a sale of the entire company. Following those meetings, the Nine West board authorized Bear Stearns to contact selected potential financial and strategic acquirors in order to better inform the Nine West board regarding these potential strategic alternatives. In connection with the consideration of related management succession issues and the possibility of a transaction with a financial acquiror in which one or more members of management might participate in a substantial manner as an acquiror, the Nine West board also formed a special committee consisting of the three outside directors. The special committee met from time to time during the period described below and received fees consistent with those paid by Nine West for attendance of committee meetings by its directors.

     Over the next few weeks, Bear Stearns contacted such potential acquirors. Certain of the contacted parties signed confidentiality agreements, following which they were offered the opportunity to receive information relating to Nine West and to meet with members of Nine West's management.

     On January 13, 1999, Bear Stearns reviewed the three indications of interest it had received from potential acquirors, including one from Jones, with the Nine West board. Following the board meeting, the Nine West board instructed Bear Stearns to pursue discussions with the potential acquirors who submitted the two highest proposals, including Jones, in order to determine whether a possible transaction would be in the best interests of Nine West's stockholders.

     Jones' preliminary indication of interest provided for a merger of Nine West with Jones in which the holders of Nine West common stock would receive $13 in cash and one-half of a share of Jones common stock for each share of Nine West common stock. Based on the closing price of Jones common stock on January 11, 1999, the date of Jones' indication of interest, the consideration was valued at approximately $24.38 for each share of Nine West common stock.

     During the remainder of January and February, 1999, representatives of Jones and the other potential acquiror were provided with information regarding Nine West and had numerous meetings with the management and representatives of Nine West to conduct further financial and legal due diligence.

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



     At the request of Jones' advisors, on February 16, 1999 Simpson Thacher & Bartlett, Nine West's legal advisor, distributed a draft merger agreement to Jones and Cravath, Swaine & Moore, Jones' legal advisor. During the following two weeks, Nine West and its legal and financial advisors had numerous meetings and telephone conversations with Jones and its legal and financial advisors to negotiate the terms of the proposed merger agreement.


     In the course of these discussions, Jones requested that Nine West terminate discussions with all other parties. Nine West informed Jones that Nine West was not prepared to negotiate exclusively with Jones. In addition, the financial advisors of Nine West informed Jones that the lack of a minimum value for the stock portion of the merger consideration detailed in Jones' preliminary indication of interest was unacceptable to Nine West and that Nine West stockholders would need to be protected with respect to the value of such stock through a 'collar' or similar mechanism. Jones also requested that Messrs. Fisher and Camuto, who together own approximately 19.6% of the outstanding common stock of Nine West, enter into an agreement with Jones under which they would agree to vote their shares in favor of the adoption of the merger agreement.


     On February 27, 1999, the Nine West board met to discuss the status of the negotiations with Jones and the other potential acquiror. Prior to that meeting, Jones had indicated to Bear Stearns that, subject to Jones board approval, Jones was contemplating a proposal that consisted of $13 in cash and .5011 shares of Jones common stock, subject to adjustment to provide Nine West shareholders with a total minimum value of $25 for each share of Nine West common stock so long as the average Jones common stock price during a period shortly before the closing date was not less than $21 and to allow Nine West stockholders to share in an increase in the value of the Jones common stock above certain price levels. Based on the closing price of the Jones common stock on Friday, February 26, 1999, the total consideration would have had a value of $27 per share of Nine West common stock. At the Nine West board meeting, members of senior management of Nine West and Nine West's legal and financial advisors reviewed with the Nine West board, among other things, the status of the ongoing discussions between Jones and Nine West and the other potential acquiror and the advisability of pursuing a transaction with each party. Nine West's legal and financial advisors also discussed the proposed terms and structure of a business combination with Jones and the fact that, while the other potential acquiror had not made a final offer with respect to an acquisition of Nine West, it had been consistent in expressing a valuation range that was lower than Jones'. After considering these discussions, the Nine West board agreed that management should pursue further discussions with Jones, subject to satisfactory resolution of various outstanding issues, including the precise structure of the collar, the ability of Nine West or Jones to terminate the transaction if Jones' stock price were to fall below a certain level and Jones' request that Nine West pay a fee to Jones if Nine West were to exercise that termination right.


     On February 28, 1999, Nine West's legal and financial advisors engaged in numerous discussions with Jones' legal and financial advisors regarding the issues described above and other unresolved issues relating to the merger agreement. A telephonic meeting of the Nine West board was held later that day. At that meeting, Nine West's legal and financial advisors updated the Nine West board on the discussions that had taken place since the February 27 board meeting, including Jones' pending proposal regarding a substantial reduction in the fee that Jones had been requesting that Nine West be obligated to pay to Jones in connection with a termination of the merger agreement by Nine West in the event Jones' stock price was to fall below $21. The Nine West board indicated that it might agree to that termination fee if Jones were to agree to certain changes in the financial terms of the stock portion of the merger consideration to provide greater value to Nine West stockholders if Jones' stock price increased above a certain level.


     Following the Nine West telephonic board meeting, Nine West and Jones discussed the revised proposals and both agreed to submit those proposals to their respective boards the next day.


     On March 1, 1999, the Jones board met to consider the proposed merger and, after deliberation, approved the merger agreement and the stockholder agreement with Messrs. Fisher and Camuto. Following that meeting, representatives of Jones informed representatives of Nine West that Jones was willing to proceed on the basis of the proposed economic terms, subject to the resolution of certain final outstanding issues related to the transaction.

     Late in the afternoon on March 1, 1999, Nine West's board met to consider the proposed merger. Bear Stearns rendered its opinion that, as of that date, the consideration to be received in the merger is fair, from a financial point of view, to the stockholders of Nine West (in their capacities as such). After discussion and consideration, the board unanimously voted to approve the merger agreement, the merger and the stockholder agreement. Although the merger with Jones did not involve a transaction in which any members of management were participating in a substantial manner as an acquiror, the special committee of the Nine West board also voted unanimously to approve the merger agreement, the merger and the stockholder agreement.

     Midday on March 2, 1999, following completion of the definitive documentation and final confirmatory due diligence by Jones, the parties executed and delivered the merger agreement and the stockholder agreement. Shortly thereafter, Jones and Nine West halted trading in their respective stocks pending the announcement of the proposed merger and later that day, Jones and Nine West publicly announced the proposed merger.

ADDITIONAL NINE WEST FINANCIAL INFORMATION

     As part of its due diligence, Jones was provided with Nine West's preliminary internal budget by division for the fiscal year ending January 29, 2000. Nine West uses the budget for, among other things, capital planning and the determination of management compensation. The budget provided for sales of $2.0 billion, net income of $81 million and diluted earnings per share of $2.34. In addition, Nine West provided Jones with various earnings estimates based on the application of various sensitivities to the budget, including realization of certain expense reductions, achievement of sales and gross margin levels, comparable store sales in Nine West's retail stores and the effects of the devaluation of the currency in Brazil, the country where Nine West sources the majority of its product, relative to the U.S. dollar. Taking into account the sensitivities, the estimated diluted earnings per share ranged from $1.65 to $3.00.

     The earnings estimates and budget information described above were not prepared for public disclosure or in compliance with guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections. This information is subjective in many respects and is thus susceptible to various interpretations. Because the earnings estimate information is subject to significant economic and competitive uncertainties and contingencies beyond Nine West's control, it is also subject to periodic revision based on actual experience and business developments. Therefore, actual earnings results may ultimately be either higher or lower than those set forth above. Neither Nine West's auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the budget or earnings estimate information. In addition, they have not expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this information. The inclusion of this information should not be regarded as an indication that Jones or anyone who received this information considered, or now considers, it to be a reliable prediction of future events, and this information should not be relied on as such. Except to the extent required under the federal securities laws, Nine West disclaims any duty to update this information. We caution you not to place undue reliance on this information.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

     REASONS FOR THE MERGER. The Nine West board of directors believes that the merger offers Nine West stockholders an opportunity to receive significant value for their shares of Nine West common stock and to participate in a combined organization that will be a larger, more diversified competitor in the fashion industry.

     In reaching its decision to approve the merger and the merger agreement and to recommend that Nine West stockholders vote to adopt the merger agreement, the Nine West board consulted with its financial and legal advisors and with senior management and considered a number of factors, including, without limitation, the following material factors:

      the merger consideration negotiated with Jones, including the collar provision which was designed to protect Nine West stockholders with respect to the value of the consideration to be received by them in the merger, and the implied premium that the merger consideration represents over the recent market price of Nine West common stock the opportunity for Nine West stockholders to participate, as holders of Jones common stock, in a larger, more diversified company in the fashion industry, including participating in the value that may be generated through the combination of the two companies, including as a result of cross-selling and brand-extension opportunities the strategic and financial alternatives available to Nine West, including remaining an independent company the written opinion of Bear Stearns, a copy of which is attached as Annex C to this proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, the consideration to be received in the merger by the stockholders of Nine West is fair, from a financial point of view, to the stockholders of Nine West (in their capacities as such) and the financial presentation made by Bear Stearns to the Nine West board in connection with delivering this opinion the limited number of potential acquirors who had expressed a preliminary indication of interest in acquiring Nine West and the fact that no other potential acquiror presented an offer with a value that compared favorably with the value represented by the Jones offer the terms and conditions of the merger agreement, including (1) the ability of Nine West, under certain circumstances, to provide information to, and enter into negotiations with, third parties with respect to certain unsolicited offers to acquire Nine West, and to terminate the merger agreement in order to enter into an agreement with a person making an unsolicited offer which is more favorable to Nine West stockholders from a financial point of view than the merger after paying a termination fee to Jones and giving Jones the opportunity to match any offer made by such third parties and (2) the ability of Nine West to terminate the merger agreement if the average price of Jones common stock for the valuation period ending shortly before the closing falls below $21.00, subject to certain conditions including the payment of a fee to Jones. See 'The Merger Agreement and Stockholder Agreement -- The Merger
      Agreement -- Termination' and ' -- Termination Fees'

      the structure of the transaction, which is intended to qualify as a 'reorganization' for United States federal income tax purposes, so that the stockholders of Nine West, as such, will recognize gain only to the extent they receive cash in exchange for their shares of Nine West common stock the financial condition, cash flows and results of operations of Nine West and Jones, on both a historical and prospective basis the historical market prices and trading information with respect to Nine West common stock and Jones common stock and current industry, economic and market conditions


     This discussion of the information and factors considered by the Nine West board of directors in making its decision to approve the merger and the merger agreement and to recommend that Nine West stockholders vote to adopt the merger agreement is not intended to be exhaustive but is believed to include all material factors considered by the Nine West board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Nine West board did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Nine West board may have given different weight to different factors. For a discussion of the interests of certain members of Nine West's management and the Nine West board in the merger, see ' -- Interests of Certain Persons in the Merger'.


     RECOMMENDATION OF THE NINE WEST BOARD OF DIRECTORS. After careful consideration, the Nine West board of directors has unanimously determined that the terms of the merger agreement and the merger are advisable and fair to, and in the best interests of, Nine West and its stockholders and has approved the merger agreement and the merger. The Nine West board of directors unanimously recommends that the stockholders of Nine West vote FOR the adoption of the merger agreement.

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OPINION OF BEAR, STEARNS & CO. INC.

     On March 1, 1999, Bear Stearns rendered its oral and written opinion to the Nine West board that, as of such date, and based on assumptions and qualifications set forth in its presentation, the consideration to be received by Nine West stockholders in the proposed merger with Jones was fair from a financial point of view to the Nine West stockholders, in their capacity as such.


     THE FULL TEXT OF BEAR STEARNS' OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BEAR STEARNS, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C. BEAR STEARNS HAS CONSENTED TO BOTH THE INCLUSION OF ITS OPINION LETTER IN THIS PROXY STATEMENT/PROSPECTUS AND REFERENCES TO ITS OPINION MADE IN THIS PROXY STATEMENT/PROSPECTUS. IN GIVING ITS CONSENT, BEAR STEARNS DOES NOT ADMIT THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED AND BEAR STEARNS DOES NOT ADMIT THAT IT IS AN 'EXPERT' REGARDING ANY PART OF THIS PROXY STATEMENT/PROSPECTUS FOR PURPOSES OF THE SECURITIES ACT OF 1933 AND THE RELATED RULES AND REGULATIONS. WE URGE NINE WEST'S STOCKHOLDERS TO READ BEAR STEARNS' OPINION CAREFULLY AND COMPLETELY. BEAR STEARNS' OPINION WAS PROVIDED TO THE NINE WEST BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY NINE WEST STOCKHOLDERS AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY NINE WEST TO PURSUE A SALE TRANSACTION OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF NINE WEST COMMON STOCK AS TO HOW TO VOTE ON THE PROPOSED MERGER. THE SUMMARY OF BEAR STEARNS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.


     Bear Stearns evaluated the fairness, from a financial point of view, of the consideration to be received in the merger by Nine West stockholders, in their capacity as such. The consideration to be received and the form of consideration were determined by Nine West and Jones through arm's-length negotiations and were not based on any recommendation by Bear Stearns, although Bear Stearns provided advice to Nine West from time to time during the course of such negotiations. Nine West did not provide specific instructions to or place limitations on Bear Stearns with respect to the procedures to be followed or factors to be considered by Bear Stearns in performing its analyses or rendering its opinion.

     In arriving at its opinion, Bear Stearns:

      reviewed a draft of the merger agreement in substantially the form to be executed by Nine West reviewed Nine West's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended February 1, 1997 and January 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended May 2, 1998, August 1, 1998 and October 31, 1998 reviewed Jones' Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 through 1997, and its Quarterly Reports on Form 10-Q for the periods ended March 29, 1998, June 28, 1998 and September 27, 1998 reviewed certain operating and financial information, including projections, provided to Bear Stearns by the management of Nine West and Jones relating to Nine West's and Jones' respective businesses and prospects met with certain members of Nine West's and Jones' senior management to discuss their operations, historical financial statements, historical operating performance, financial forecasts and future prospects reviewed the historical prices and trading volumes of the common stock of Nine West and Jones reviewed publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable with Nine West and Jones reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally comparable with the merger of Nine West and Jones and conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate based on information available to it

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     In the course of its review, Bear Stearns has relied upon and assumed, without the obligation of independent verification, the accuracy and completeness of (1) the financial and other information provided to it by Nine West and (2) the financial and other information provided to it by Jones. Management of Nine West provided to Bear Stearns (1) detailed information with respect to projected financial results for the fiscal year ending January 29, 2000 (which Bear Stearns has assumed have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Nine West) upon which Bear Stearns relied in rendering its opinion and (2) certain other projected financial information for periods subsequent to January 29, 2000. Management of Jones provided to Bear Stearns projected financial results through the fiscal year ending December 31, 2000 (which Bear Stearns has assumed have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Jones as to the expected future performance of Jones), upon which Bear Stearns relied in rendering its opinion. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the projections provided to it and Bear Stearns has further relied upon the assurances of the senior managements of Nine West and Jones that they were unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities of Nine West and Jones, nor has it been furnished with any such appraisals. As part of the terms of Bear Stearns' engagement by Nine West, Bear Stearns solicited indications of interest from strategic and financial investors and considered such indications in arriving at its opinion. Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as of the date of its opinion. Bear Stearns assumed that the merger agreement executed and delivered by the parties contained, with respect to the consideration to be received by Nine West stockholders, identical financial and economic terms to the draft merger agreement reviewed by Bear Stearns. Bear Stearns assumed that, in all respects material to its analysis, the representations and warranties contained in the merger agreement are true and correct and the conditions to the merger will be met and the merger will be completed on the terms and conditions contemplated in the merger agreement. Bear Stearns also assumed that no event will occur which would allow the board of directors of Nine West to terminate the merger agreement under the conditions described in paragraph 8 under 'The Merger Agreement and Stockholder
Agreement -- The Merger Agreement -- Termination'.

     In connection with preparing and rendering its opinion, Bear Stearns performed a variety of valuation, financial and comparative analyses. The summary of such analyses, as set forth below, does not purport to be a complete description of the analyses underlying Bear Stearns' opinion, and is qualified in its entirety by reference to the full text of the opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Bear Stearns believes that its analyses must be considered as a whole, and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete and misleading view of the processes underlying its opinion. Bear Stearns has not made any attempt to assign specific weights to particular analyses in preparing its opinion. Moreover, the estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainties.

     The following is a summary of the material valuation, financial and comparative analyses presented by Bear Stearns to the Nine West board on March 1, 1999 in connection with its opinion as of such date.

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     ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES -- FOOTWEAR. Bear Stearns
compared certain operating, financial, trading and valuation information of five footwear wholesale companies and two footwear retail companies to the value of Nine West based on:

      the price of Nine West common stock on February 26, 1999, the trading day prior to delivery of Bear Stearns' opinion the price of Nine West common stock on February 2, 1999, the trading day following announcement of termination of the investigation of Nine West by the Securities and Exchange Commission

      the per share merger consideration of $27.00 based on the price of Jones common stock on February 26, 1999 and the per share merger consideration of $25.00, the price below which Nine West may terminate the merger agreement

     The analysis used a combination of factors including trading prices as of February 26, 1999 and the market value of equity for the comparable companies as of February 26, 1999, plus net debt, preferred securities and minority interest as of the most recently reported balance sheet for the comparable companies. Market value of equity plus net debt, preferred securities and minority interest information is commonly referred to as 'enterprise value'. The analysis used consensus earnings per share estimates as reported by First Call and earnings before interest, taxes, depreciation and amortization estimates as reported in current Wall Street research for the comparable companies and Nine West. Earnings per share information is commonly referred to as 'EPS'. Earnings before interest, taxes, depreciation and amortization is commonly referred to as 'EBITDA'. In addition, Bear Stearns compared Nine West to the comparable footwear companies based on estimates provided by Nine West for EPS and EBITDA.

     The analysis indicated that footwear companies, on average, had price-to-projected EPS multiples as described below:

                                                                                          PRICE TO
                                                                                    --------------------
                                                                                    1998 EPS    1999 EPS
                                                                                    --------    --------
Average of footwear wholesale companies..........................................     15.0x       12.1x
Average of footwear retail companies.............................................     11.7x       11.6x
NINE WEST BASED ON CONSENSUS ESTIMATES
Price on February 26, 1999 of $22.44.............................................     17.8x       14.6x
Price on February 2, 1999 of $15.63..............................................     12.4x       10.1x
Merger consideration as of February 26, 1999 of $27.00...........................     21.4x       17.5x
Minimum merger consideration of $25.00 below which Nine West has a termination
  right..........................................................................     19.8x       16.2x
NINE WEST BASED ON NINE WEST ESTIMATES
Merger consideration as of February 26, 1999 of $27.00...........................     20.8x       14.1x
Minimum merger consideration of $25.00 below which Nine West has a termination
  right..........................................................................     19.2x       13.1x

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



     The analysis indicated that the footwear companies, on average, had enterprise value to EBITDA multiples as described below:

                                                                              ENTERPRISE VALUE TO
                                                                           --------------------------
                                                                           1998 EBITDA    1999 EBITDA
                                                                           -----------    -----------
Average of footwear wholesale companies.................................       7.7x           6.6x
Average of footwear retail companies....................................       6.2x           5.6x
NINE WEST BASED ON CONSENSUS ESTIMATES
Nine West price on February 26, 1999 of $22.44..........................       8.0x           7.3x
Nine West price on February 2, 1999 of $15.63...........................       6.6x           6.0x
Merger consideration as of February 26, 1999 of $27.00..................       8.9x           8.1x
Minimum merger consideration of $25.00 below which Nine West has a
  termination right.....................................................       8.5x           7.7x
NINE WEST BASED ON NINE WEST ESTIMATES
Merger consideration as of February 26, 1999 of $27.00..................       8.7x           7.4x
Minimum merger consideration of $25.00 below which Nine West has a
  termination right.....................................................       8.3x           7.1x

     ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES -- BRANDED APPAREL. Bear Stearns compared certain operating, financial, trading and valuation information of five branded apparel companies to the value of Jones based on the price of Jones common stock on February 26, 1999, the trading day before delivery of Bear Stearns' opinion and an illustrative price of $21.00 per share of Jones common stock representing the price at which Nine West may terminate the merger agreement. The analysis was based on the trading prices for the comparable companies as of February 26, 1999, the enterprise value for the comparable companies as reported in their most recent public filings and press releases, consensus EPS estimates as reported by First Call and EBITDA reported in current Wall Street research.

     The analysis indicated that the branded apparel companies, on average, had price to projected EPS multiples as described below:

                                                                                          PRICE TO
                                                                                    --------------------
                                                                                    1998 EPS    1999 EPS
                                                                                    --------    --------
Average of branded apparel companies.............................................     13.9x       13.8x
JONES BASED ON CONSENSUS ESTIMATES
Jones price on February 26, 1999 of $27.94.......................................     19.0x       15.5x
Jones price of $21.00 below which Nine West has a
  termination right..............................................................     14.3x       11.7x

     The analysis indicated that the branded apparel companies, on average, had enterprise value to EBITDA multiples as described below:

                                                                              ENTERPRISE VALUE TO
                                                                           --------------------------
                                                                           1998 EBITDA    1999 EBITDA
                                                                           -----------    -----------
Average of branded apparel companies....................................       7.3x           5.7x
JONES BASED ON CONSENSUS ESTIMATES
Jones price on February 26, 1999 of $27.94..............................      11.2x           8.6x
Jones price of $21.00 below which Nine West has a termination right.....       8.8x           6.7x

     SELECTED PRECEDENT TRANSACTIONS. Bear Stearns reviewed and analyzed the publicly available financial terms of six specialty retail and eight wholesale apparel recent merger and acquisition transactions which, in Bear Stearns' judgment, were reasonably comparable to the merger, and compared the financial terms of such transactions to those of the merger.

     The six specialty retail transactions were:

      Men's Wearhouse, Inc.'s acquisition of Moores Retail Group, Inc.

      Leonard Green & Partners, L.P.'s acquisition of Hechinger Company

      Leonard Green & Partners, L.P.'s acquisition of Leslie's Poolmart, Inc.

      Toys 'R' Us, Inc.'s acquisition of Baby Superstore, Inc.

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      Heilig-Meyers Company's acquisition of Rhodes, Inc.

      Sears, Roebuck and Co.'s acquisition of Orchard Supply Hardware Stores Corporation

     The eight apparel transactions were:

      Vestar Capital Partners, Inc.'s acquisition of St. John's Knits, Inc.

      Kellwood Company's acquisition of Koret of California, Inc.

      Jones' acquisition of Sun Apparel, Inc.

      Vestar Capital Partners, Inc.'s acquisition of Cluett American Corp.

      Tommy Hilfiger Corporation's acquisition of Pepe Jeans USA, Inc. and Tommy Hilfiger Canada Inc.

      VF Corporation's acquisition of Bestform Group, Inc.

      The Warnaco Group, Inc.'s acquisition of Designer Holdings Ltd.

      The Jordan Co.'s acquisition of Winning Ways, Inc.

     Bear Stearns' analysis of these precedent specialty retail and wholesale apparel transactions indicated that the enterprise value to latest twelve months EBITDA multiples were as described below:

                                                                              ENTERPRISE VALUE TO
                                                                           LAST TWELVE MONTHS EBITDA
                                                                       ----------------------------------
                                                                       LOW VALUE    HIGH VALUE    AVERAGE
                                                                       ---------    ----------    -------
Precedent specialty retail transactions.............................      6.3x          9.9x        8.0x
Precedent wholesale apparel transactions............................      6.5x         14.5x        8.9x
NINE WEST
Merger consideration as of February 26, 1999 of $27.00..............                                8.7x
Minimum merger consideration of $25.00 below which Nine West has a
  termination right.................................................                                8.3x

     PREMIUM ANALYSIS. The table below describes the premium being paid to Nine West stockholders represented by a $25.00 and $27.00 price per Nine West share for the merger as compared to the average Nine West common stock price for the last six months, three months and one month, respectively, and the price as of February 26, 1999, the trading day before delivery of Bear Stearns' opinion. The $25.00 price is the price below which Nine West may terminate the merger agreement. The $27.00 price is the price per Nine West share implied by the closing price of common stock of Jones on February 26, 1999, the trading day prior to delivery of Bear Stearns' opinion.

                                                                      PREMIUM TO AVERAGE SHARE PRICE
                                                               ---------------------------------------------
                                                               LAST SIX    LAST THREE    LAST ONE    CURRENT
                                                                MONTHS       MONTHS       MONTH       PRICE
                                                               --------    ----------    --------    -------
Merger consideration as of February 26, 1999 of $27.00......     107.7%       83.2%        62.4%       20.3%
Minimum merger consideration of $25.00 below which Nine West
  has a termination right...................................      92.3%       69.6%        50.3%       11.4%

     OTHER ANALYSES. Bear Stearns conducted other analyses as it deemed necessary, such as reviewing historical and projected financial results of Nine West and Jones, analyzing selected Wall Street research reports on, and earnings and other estimates for, Nine West and Jones, pro forma merger analysis and reviewing the historical trading of the Nine West common stock and Jones common stock.

     Between October 1998 and January 1999, Bear Stearns contacted 12 potential strategic and financial buyers for Nine West to determine whether such parties would be interested in acquiring or merging with Nine West. In January 1999, three of those parties submitted initial indications of interest. The Nine West board decided to invite two of the parties to continue the process based on the price level of these preliminary indications. After a period of due diligence, the consideration offered by Jones in the merger was greater than the valuation range consistently expressed by the other potential acquiror.

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     Nine West engaged Bear Stearns as its financial advisor based on Bear
Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in the retail and apparel industry and in transactions similar to the merger. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Under the terms of its engagement letter dated October 28, 1999, Nine West has agreed to pay Bear Stearns an initial fee equal to $50,000 for advisory services which will be credited against any other fees paid to Bear Stearns in connection with a transaction and has agreed to pay a fee of $1.25 million in connection with the delivery of Bear Stearns' opinion and has agreed to pay Bear Stearns a transaction fee, contingent upon and payable at the closing of the merger, of between 0.5% and 0.6% of the total consideration paid by the purchaser against which previously paid fees will be credited. In the event that Nine West completes an alternative transaction, it must pay Bear Stearns a minimum fee of $6.0 million, against which previously paid fees will be credited. In addition, Nine West agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, including the fees and expenses of its counsel and other outside advisors and consultants retained with Nine West's approval. Nine West has also agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.


     Bear Stearns has previously rendered certain investment banking and financial advisory services to both Nine West and Jones. Subsequent to the date Bear Stearns rendered its opinion to the Nine West board, Jones solicited proposals from several investment banking firms, including Bear Stearns, relating to Jones' financing requirements in connection with the proposed merger of Nine West and Jones. Jones expects that Bear Stearns will have a significant role in any debt securities financing and/or refinancing in connection with the proposed merger of Nine West and Jones. In the ordinary course of its business, Bear Stearns may actively trade the securities of Nine West and/or Jones for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendation of the Nine West board that the Nine West stockholders vote to adopt the merger agreement, Nine West stockholders should be aware that certain directors and senior officers of Nine West have interests in the merger that are different from, or in addition to, their interests solely as Nine West stockholders, as described below. Except as set forth below, the Nine West board was aware of, and considered the interests of, its directors and senior officers when it considered and approved the merger agreement and the merger.


     EMPLOYMENT AGREEMENTS. As of December 15, 1998, Nine West entered into employment or retention agreements with 11 of its senior officers. Under these agreements, those senior officers will be entitled to severance benefits in the event of a change of control of Nine West, which definition includes completion of the merger, followed by a termination of employment without 'cause' by Nine West of, or a resignation for 'good reason' by, any of those senior officers within 36 months following that change of control. With respect to Messrs. Fisher and Camuto only, a resignation for any reason during the 30-day period following the first anniversary of a change of control of Nine West will also entitle them to certain severance benefits. Under these agreements, the term 'cause' includes any one of the following actions taken by the senior officer:
(1) being convicted of a felony, (2) intentionally and continually failing to perform his reasonably assigned duties and (3) intentionally engaging in illegal conduct or willful misconduct which is injurious to Nine West. Under these agreements, the term 'good reason' includes any one of (1) a material adverse change in the senior officer's responsibilities or job description, (2) a reduction in the senior officer's base salary, (3) a relocation of more than 25 miles (or, in certain cases, 50 miles) and (4) a reduction or nonpayment of any material benefit or compensation plan.

     The severance benefits which a senior officer will receive under the circumstances described above are: (1) payment of all accrued compensation plus a pro rata bonus; (2) payment of an amount equal to three times, or in the case of certain senior officers two times, the sum of the senior officer's base salary plus his bonus, except that in the case of Messrs. Fisher and Camuto the amount is equal to three times base salary only; (3) a continuation of general employee benefits, including life insurance and medical and dental plans, for 36 months following the date of termination of employment, except that Messrs. Fisher and Camuto will receive such benefits for life; (4) payment of an amount equal to the excess of (A) the retirement benefits that the senior officer would have received if he had been employed at Nine West for an additional three years following the date of termination of employment and had fully participated in all available retirement plans during such period and been fully vested in such plans, over (B) the amount of retirement benefits the senior officer is actually entitled to receive at the time of such termination;
(5) payment of an amount equal to the present value of 36 monthly payments of the senior officer's car allowance; and (6) continuation of payment of the portion of the premiums paid by Nine West for the senior officer's split-dollar life insurance policy for 36 months following the date of termination of employment.

     The employment and retention agreements also provide that, upon a change of control of Nine West, all stock options held by the senior officers will vest and become immediately exercisable and all restrictions on shares of restricted stock will lapse. In addition, under certain circumstances, certain of the senior officers are entitled to receive 'gross-up' payments to offset certain taxes that may be imposed on the payments and other benefits those senior officers receive under the employment or retention agreements.

     Nine West also entered into consulting agreements with Messrs. Fisher and Camuto dated as of December 15, 1998. Under the terms of these consulting agreements, if Mr. Fisher's or Mr. Camuto's employment with Nine West terminates following a change of control of Nine West for any reason other than for 'cause', as described above, Nine West will be required to engage such person as a consultant for a period of two years, for a fee of $1,250,000 for the first year and $750,000 for the second year.


     Jones has entered into a four-year employment agreement, dated as of March 1, 1999, with Marc Fisher, who is currently Group President of Nine West's Jervin Private Label and Specialty Marketing divisions and who is the son of Jerome Fisher, Chairman of the Board of Nine West. The agreement provides that Nine West will continue Marc Fisher's employment after the merger as Senior Executive Vice President -- Product Development and Manufacturing and Group President of certain of Nine West's product lines. The agreement further provides Marc Fisher with total cash and incentive compensation that places him in a position comparable to that of other senior executives of the combined companies. The Nine West board had not been aware of the existence of the employment agreement when it considered and approved the merger agreement and the merger. Subsequently, the Nine West board was made aware of the agreement. Thereafter, Jerome Fisher informed the Nine West board that while he was aware at the time of such vote that Marc Fisher had been having discussions with Jones about such an arrangement, he was unaware at the time of the merger vote that the employment agreement had been executed and did not know its terms. For confidentiality reasons, Jones was unwilling to provide copies of the agreement showing all the precise economic terms to the Nine West directors; however, Jones has provided a copy of the agreement with certain terms redacted to each of the Nine West directors and an unredacted copy of the agreement to counsel to Nine West. Each of the directors of Nine West was also provided with a term sheet regarding the material economic terms of the agreement, which included ranges of values for the redacted economic terms based on the comparable employment terms of Jones' senior executives other than Mr. Kimmel. Counsel to Nine West confirmed to the directors that the ranges contained in the summary information encompassed the actual redacted terms in the contract. Among other things, the term sheet indicated that Marc Fisher would be granted a substantial number of Jones' stock options under the employment agreement at a per share exercise price equal to the fair market value of Jones' stock at the closing of the merger. A portion of such options would be granted upon the closing of the merger and a portion would be granted during 2001 and 2002 if certain performance targets were met. The term sheet indicated that the number of such options would be within the range of the number of stock options currently held by Jones' senior executives. After considering all the foregoing, the directors of Nine West (with Jerome Fisher not participating) have reconfirmed their



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decision to proceed with the merger agreement and the merger as being in the best interests of Nine West and its stockholders.


     Nine West also entered into trust agreements dated as of December 15, 1998 in order to fund deferred compensation arrangements for three senior officers under Nine West's individual deferred compensation plans. Under the terms of these agreements, if the senior officer for whose benefit the trust was established is terminated following a change of control of Nine West for any reason other than for 'cause', as described above, or if the senior officer terminates his employment for 'good reason', as described above, then the entire amount due and owing under the trust becomes immediately due and payable to the senior officer. However, any amounts that, immediately prior to a change of control, were not yet required to have been contributed by Nine West to the senior officer's trust fund under the individual deferred compensation plan will be subtracted from amounts to be paid to the senior officer under his or her retention agreement.

     STOCK OPTIONS. For a description of the treatment in the merger of options to acquire shares of Nine West common stock held by directors and senior officers of Nine West, see ' -- Treatment of Nine West Stock Options'.


     TREATMENT OF RESTRICTED STOCK AWARDS. In 1998, as part of their compensation, eight Nine West senior officers received awards of an aggregate of 100,000 shares of Nine West common stock, which stock was subject to restrictions on sale, transfer or other dispositions. The restricted shares are scheduled to vest annually, based on the achievement by Nine West of certain financial goals for the particular year. Six of those officers received awards of 10,000 shares each, one officer received an award of 15,000 shares, and one officer received an award of 25,000 shares. Under the terms of each officer's restricted stock agreement, immediately before the merger all restrictions imposed on the restricted shares under the agreement will terminate, and each officer will become fully vested in the restricted stock award. These officers will receive the same consideration in the merger for each restricted share as non-employee Nine West stockholders will receive generally in the merger. See
' -- Merger Consideration'. The restricted shares of Nine West common stock granted to these senior officers have been included in the number of outstanding shares of Nine West common stock subject to conversion in the merger.



     BOARD OF DIRECTORS. Under the merger agreement, Jones has agreed that the Jones board will take all action necessary to elect Mr. Camuto as a member of the Jones board effective immediately after the merger. Mr. Camuto has not as yet determined whether he will agree to serve as a director of Jones.


     INDEMNIFICATION AND INSURANCE. Under the merger agreement and subject to certain limitations, Jones will cause the surviving corporation in the merger to maintain in its certificate of incorporation and by-laws the same provisions with respect to indemnification as are currently contained in Nine West's certificate of incorporation and by-laws. In addition, the surviving corporation will maintain, with certain limitations, the directors' and officers' liability insurance policies currently maintained by Nine West, or policies no less advantageous in any material respect than such policies for a period of at least six years following the merger except that the surviving corporation is not required to spend an amount more than 225% of the annual premiums currently paid by Nine West in any one year (but if the annual premiums exceed that amount, the surviving corporation in the merger will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding that amount). The surviving corporation's obligation to maintain such insurance will be deemed to be satisfied if Nine West exercises its option to purchase prepaid directors' and officers' liability insurance policies which provide coverage for six years. In the merger agreement, Jones has agreed to cause the surviving corporation to comply with those obligations under the merger agreement, including by providing funds to the surviving corporation.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase for financial accounting purposes in accordance with generally accepted accounting principles. For purposes of preparing Jones' consolidated financial statements, Jones will establish a new accounting basis for Nine West's assets and liabilities based upon their fair values, the merger consideration and the costs of the merger.


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Jones believes that any excess of cost over the fair value of the net assets of
Nine West will be recorded as goodwill and other intangible assets. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial information appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing the pro forma information included in this proxy statement/prospectus. Jones has undertaken a study to determine the fair value of certain of Nine West's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. Final valuation adjustments may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 30 years. For financial reporting purposes, the results of operations of Nine West will be included in the Jones consolidated statement of operations following the merger. See 'Unaudited Pro Forma Consolidated Financial Statements'.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger Nine West will be merged with and into Jill Acquisition Sub Inc., a wholly owned subsidiary of Jones formed for purposes of the merger and a party to the merger agreement. The acquisition subsidiary will survive the merger as a wholly owned subsidiary of Jones, and will continue its corporate existence under Delaware law under the name 'Nine West Group Inc.' However, if all of the conditions to the merger have been satisfied or waived other than the condition relating to the receipt of legal opinions that the merger will qualify as a reorganization for federal income tax purposes, then Nine West will have the right to irrevocably elect that, at the effective time of the merger, the acquisition subsidiary will be merged with and into Nine West. If Nine West makes this election, Nine West will survive the merger as a wholly owned subsidiary of Jones and will continue its corporate existence under Delaware law under its current name. If Nine West makes this election, the merger will be a taxable transaction to you. See
' -- Material United States Federal Income Tax Consequences of the Merger'. Your vote for the adoption of the merger agreement constitutes approval of the merger, whether it is completed as a 'forward' merger or a 'reverse' merger.

MERGER CONSIDERATION


     At the effective time of the merger, each share of Nine West common stock, except for treasury stock and stock held by Jones, the acquisition subsidiary and stockholders who perfect their appraisal rights, will be converted into the right to receive $13.00 in cash and a fraction of a share of Jones common stock based on the applicable exchange ratio. The exchange ratio is based on the average of the daily closing price of Jones common stock on the NYSE for a valuation period consisting of the 15 trading days ending on the trading day immediately before the date on which all closing conditions have been satisfied or waived (other than those which can be satisfied only on the closing date). The exchange ratio will be (1) .5011, if the average closing price of Jones common stock as calculated above is between $24.00 and $34.00, (2) $17.00 divided by the average closing price of Jones common stock, if the average closing price is greater than $34.00 but less than or equal to $36.00, (3)
 .4722, if the average closing price of Jones common stock is greater than $36.00, (4) $12.00 divided by the average closing price of Jones common stock, if the average closing price is greater than or equal to $21.00 but less than $24.00 and (5) .5714, if the average closing price is less than $21.00. Cash will be paid instead of fractional shares. As of the effective time of the merger, all shares of Nine West common stock to be exchanged for the merger consideration will no longer be outstanding, will automatically be canceled and will cease to exist, and each holder of a certificate representing any of these shares will cease to have any rights in respect of those shares except the right to receive the merger consideration. See ' -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares'. The merger consideration was determined through arms'-length negotiations between Jones and Nine West.



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     Any shares of Nine West common stock owned immediately before the merger by
Jones, the acquisition subsidiary or Nine West will be canceled, and no consideration will be delivered in exchange for these shares.


CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES


     The conversion of each share of Nine West common stock (other than those held by stockholders who perfect their appraisal rights) into the right to receive a fraction of a share of Jones common stock and $13.00 in cash will occur automatically at the effective time of the merger. As soon as practicable after the merger, Chase Mellon Shareholder Services, L.L.C., the exchange agent, will send a transmittal letter to each former Nine West stockholder. The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of Nine West common stock. NINE WEST STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.



     After the merger, each certificate that previously represented shares of Nine West common stock will represent only the right to receive the merger consideration (or, in the case of shares subject to appraisal rights, the right to receive the amount in cash determined under Delaware law), including cash for any fractional shares of Jones common stock.


     Holders of certificates previously representing Nine West common stock will not be paid dividends or distributions on the Jones common stock into which their Nine West common stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of Jones common stock, until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

     In the event of a transfer of ownership of Nine West common stock which is not registered in the records of Nine West's transfer agent, the cash portion of the merger consideration, including any cash payable instead of fractional shares, may be paid, and a certificate representing the proper number of shares of Jones common stock may be issued, to a person other than the person in whose name the surrendered certificate is registered if:

       the certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment and issuance will:

          (1) pay any transfer or other taxes resulting from the issuance of shares of Jones common stock to a person other than the registered holder of the certificate or

          (2) establish to the satisfaction of Jones that any taxes have been paid or are not applicable

     The merger consideration paid and issued upon conversion of shares of Nine West common stock, including any cash paid instead of any fractional shares, will be deemed to have been paid and issued in full satisfaction of all rights pertaining to those shares of Nine West common stock, except that Jones must pay any dividends or make any other distributions with a record date prior to the merger that may have been declared or made by Nine West on those shares of Nine West common stock in accordance with the merger agreement on or prior to the merger and which remain unpaid at the effective time of the merger.

     No fractional shares of Jones common stock will be issued to any Nine West stockholder upon surrender of certificates previously representing Nine West common stock. Promptly after the merger, the exchange agent will pay to each stockholder who would otherwise have been entitled to receive a fraction of a share of Jones common stock an amount in cash without interest equal to (1) the fractional share interest to which the holder would otherwise be entitled multiplied by (2) the closing price for a share of Jones common stock on the NYSE on the closing date of the merger.

EFFECTIVE TIME OF THE MERGER

     The effective time of the merger will be the time of the filing of the certificate of merger with the Delaware Secretary of State or a later time if agreed upon by Jones and Nine West and


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specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable following the closing.

STOCK EXCHANGE LISTING OF JONES COMMON STOCK

     It is a condition to the completion of the merger that Jones common stock issuable to Nine West stockholders in the merger, issuable upon exercise of options to purchase Nine West common stock under its stock option plans and issuable upon conversion of Nine West's 5 1/2% convertible subordinated notes be approved for listing on the NYSE, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF NINE WEST COMMON STOCK

     If the merger is completed, Nine West common stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes material United States federal income tax consequences of the merger to holders of Nine West common stock who hold their Nine West common stock as a capital asset. It does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold such shares as a hedge against currency risk, or as part of a constructive sale or conversion transaction, or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The following summary is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

     HOLDERS OF NINE WEST COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. Unless Nine West has made the reverse merger election described under ' -- Form of the Merger', completion of the merger is conditioned upon, among other things, the receipt by Nine West and Jones of tax opinions of Simpson Thacher & Bartlett and Cravath, Swaine & Moore, respectively, each dated as of the closing date, to the effect that (1) the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) Jones, the acquisition subsidiary and Nine West will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. These opinions will be based on customary assumptions and representations made by Nine West, the acquisition subsidiary and Jones. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court.

     No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

     The following discussion assumes that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     EXCHANGE OF NINE WEST COMMON STOCK FOR A COMBINATION OF JONES COMMON STOCK AND CASH. Based on the above assumptions and qualifications, and except as discussed below under 'Cash Instead of Fractional Shares' and 'Additional Considerations -- Recharacterization of Gain as a Dividend', upon the exchange of his or her Nine West common stock for a combination of Jones common stock and cash in the merger, a holder of Nine West common stock generally will recognize capital gain, but will not recognize any loss, in an amount equal to the lesser of (1) the amount of gain realized by the holder (i.e., the excess of (A) the sum of the amount of cash plus the fair market value of the Jones common stock received by the holder over (B) the holder's tax basis in his or her Nine West common stock) and (2) the amount of cash received by the holder.


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The adjusted tax basis of the shares of Jones common stock, including any fractional interest, received by a holder of Nine West common stock will be equal to the adjusted tax basis of the shares of Nine West common stock exchanged, decreased by the amount of cash received in exchange for such shares and increased by the amount of any gain recognized by the holder. A holder's holding period with respect to the shares of Jones common stock received in the merger will include the holding period of the Nine West common stock exchanged, provided that such shares of Nine West common stock are held as capital assets on the date of the merger.

     No gain or loss will be recognized by Jones, the acquisition subsidiary or Nine West as a result of the merger.

     ADDITIONAL CONSIDERATIONS -- RECHARACTERIZATION OF GAIN AS A DIVIDEND. There are circumstances, generally involving a holder of Nine West common stock who is also a substantial holder of Jones common stock immediately prior to the merger, in which all or part of the gain recognized by such holder would be treated as a dividend rather than capital gain. In that case, the amount of gain recognized by the holder, first, will be taxable as ordinary dividend income, eligible for the dividends received deduction for certain corporate holders, to the extent paid out of current or accumulated earnings and profits of Jones; next, be treated as a non-taxable return of capital to the extent of the holder's tax basis in its shares of Jones common stock; and thereafter be treated as capital gain. Because the application of dividend treatment depends upon each holder's particular circumstances, including the application of certain constructive ownership rules, holders should consult their own tax advisors regarding the potential tax consequences to them.

     REVERSE MERGER ELECTION. If Nine West makes the reverse merger election, the merger will not constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, in which case, the exchange of Nine West common stock for a combination of Jones common stock and cash in the merger will be a taxable transaction for United States federal income tax purposes. In that case, (1) a holder of Nine West common stock who exchanges his or her common stock for a combination of Jones common stock and cash in the merger will generally recognize capital gain or loss in an amount equal to the excess of (A) the sum of the amount of cash plus the fair market value of the Jones common stock received by the holder over (B) the holder's tax basis in his or her Nine West common stock, (2) the tax basis in the shares of Jones common stock (including any fractional interest) received by a holder of Nine West common stock in the merger will equal the fair market value of those shares of Jones common stock on the closing date of the merger and (3) the holding period for the Jones common stock received in the merger will begin on the day after the closing date of the merger.

     CASH INSTEAD OF FRACTIONAL SHARES. A holder of Nine West common stock who receives cash instead of fractional shares of Jones common stock will be treated as having received the fractional shares in the merger and then having exchanged the fractional shares for cash in a redemption by Jones. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount of cash received and the holder's tax basis in the fractional share interest.

     DISSENTING SHARES. A holder of Nine West common stock who receives cash in respect of a dissenting share of Nine West common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the dissenting shares. Any gain or loss attributable to dissenting shares generally will be capital gain or loss.

     CAPITAL GAIN OR LOSS. Any capital gain recognized by an individual holder of Nine West common stock in connection with the transfer of his or her Nine West common stock in the merger will be subject to a maximum United States federal income tax rate of 20% if the individual had held his or her Nine West common stock for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     BACKUP WITHHOLDING. Certain noncorporate holders of Nine West common stock may be subject to backup withholding at a 31% rate on cash payments received in exchange for Nine West common stock, instead of fractional shares of Jones common stock or in respect of dissenting


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shares. Backup withholding will not apply, however, to a stockholder who (1)
furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Nine West stockholders following completion of the merger, (2) provides a certification of foreign status on Form W-8 or successor form or (3) is otherwise exempt from backup withholding.

REGULATORY MATTERS


     UNITED STATES ANTITRUST. Under the Hart-Scott-Rodino Act and its rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On March 26, 1999, Jones, Nine West and Mr. Camuto each filed a Notification and Report Form under the Hart-Scott-Rodino Act with the Antitrust Division and the Federal Trade Commission. The waiting period with respect to each of Nine West and Jones was terminated on April 14, 1999. The waiting period with respect to Mr. Camuto was terminated on April 9, 1999. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Jones or Nine West. A challenge to the merger on antitrust grounds could be made and, if such a challenge is made, it could be successful.



     GENERAL. It is possible that filings may be made with other governmental entities which may seek various regulatory concessions. There can be no assurance that:


      Jones or Nine West will be able to satisfy or comply with such conditions compliance or non-compliance will not have adverse consequences for Jones after completion of the merger




See 'The Merger Agreement and Stockholder Agreement -- The Merger
Agreement -- Conditions to the Completion of the Merger'.

LITIGATION AND GOVERNMENTAL INVESTIGATIONS


     The Federal Trade Commission is currently conducting an inquiry with respect to Nine West's resale pricing policies to determine whether Nine West violated the federal antitrust laws by agreeing with others to restrain the prices at which retailers sell footwear and other products marketed by Nine West. In addition, Attorneys General from the States of Florida, New York, Ohio and Texas are conducting similar inquiries.



     Since January 13, 1999, more than 25 putative class actions have been filed on behalf of purchasers of Nine West footwear in three separate federal courts alleging that Nine West violated Section 1 of the Sherman Act by engaging in a conspiracy with its retail distributors to fix the minimum prices at which the footwear marketed by Nine West was sold to the public. All of these class action complaints have been consolidated into a single action in the United States District Court for the Southern District of New York and seek injunctive relief, unspecified compensatory and treble damages, and attorneys' fees. In addition, five putative class actions based on the same alleged conduct have been filed in state courts in New York, the District of Columbia, Wisconsin, California and Minnesota alleging violations of those states' respective antitrust laws. The five state actions likewise seek injunctive relief, unspecified compensatory and treble damages, and attorneys' fees.


     Based on the short period of time that has elapsed since the inception of the inquiries and the filing of the lawsuits, Nine West's existing policies relating to resale pricing and the limited information available to Nine West with respect to compliance with those policies, Nine West does not anticipate that the inquiries or the lawsuits will result in a material adverse financial effect on Nine West.

     On March 3, 4 and 5, 1999, four purported stockholder class action suits were filed against Nine West, the members of the Nine West board of directors and Jones in the Delaware Court of Chancery. These complaints allege, among other things, that the defendants have breached their fiduciary duties to Nine West stockholders by failing to maximize stockholder value in connection


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with entering into the merger agreement. The complaints seek, among other things, an order enjoining completion of the merger. Nine West and Jones believe that the complaints are without merit and plan to defend vigorously against the complaints.

APPRAISAL RIGHTS


     Holders of shares of Nine West common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under
Section 262 of the Delaware General Corporation Law.



     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D. YOU SHOULD READ ANNEX D IN ITS ENTIRETY. EXCEPT WHERE THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A 'STOCKHOLDER' ARE TO THE RECORD HOLDER OF THE SHARES OF NINE WEST COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF NINE WEST COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.



     Under the Delaware General Corporation Law, persons who hold shares of Nine West common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Nine West common stock appraised by the Delaware Court of Chancery and to receive payment of the 'fair value' of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court.



     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by Nine West's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of
Section 262. THIS PROXY STATEMENT/PROSPECTUS SHALL CONSTITUTE SUCH NOTICE, AND THE APPLICABLE STATUTORY PROVISIONS ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D.



     A holder of shares of Nine West common stock wishing to exercise such holder's appraisal rights:



      must deliver to Nine West, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of their shares, and must not vote in favor of the adoption of the merger agreement



     In order not to vote in favor of the adoption of the merger agreement, a stockholder must either:



      not return a proxy card and not vote in person in favor of the adoption of the merger agreement return a proxy card with the 'Against' or 'Abstain' box checked vote in person against the adoption of the merger agreement or register in person an abstention from the proposal to adopt the merger agreement



     A holder of shares of Nine West common stock wishing to exercise such holder's appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform Nine West of the identity of the holder as well as the intention of the holder to demand an appraisal of the 'fair value' of the shares held by such holder.

     Only a holder of record of shares of Nine West common stock is entitled to assert appraisal rights for the shares of Nine West common stock registered in that holder's name. A demand for



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appraisal in respect of shares of Nine West common stock should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such person intends thereby to demand appraisal of such holder's shares of Nine West common stock in connection with the merger. If the shares of Nine West common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Nine West common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Nine West common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Nine West common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Nine West common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Nine West common stock as to which appraisal is sought and where no number of shares of Nine West common stock is expressly mentioned the demand will be presumed to cover all shares of Nine West common stock held in the name of the record owner. Stockholders who hold their shares of Nine West common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.



     ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO NINE WEST AT 1129 WESTCHESTER AVENUE, WHITE PLAINS, NY 10604,
ATTENTION: CORPORATE SECRETARY.



     Within ten days after the effective time of the merger, the surviving corporation must notify each holder of Nine West common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective time of the merger, the surviving corporation or any holder of Nine West common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such holder's shares of Nine West common stock. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Nine West common stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Nine West common stock within the time prescribed in Section 262.



     Within 120 days after the effective time of the merger, any holder of Nine West common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.



     If a petition for an appraisal is timely filed by a holder of shares of Nine West common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section 262. The Delaware Court of Chancery may require the holders of shares of Nine West common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding; and if any




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stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.



     After determining the holders of Nine West common stock entitled to appraisal, the Delaware Court of Chancery will appraise the 'fair value' of their shares of Nine West common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Nine West common stock considering seeking appraisal should be aware that the fair value of their shares of Nine West common stock as so determined could be more than, the same as or less than the consideration they would receive in the merger if they did not seek appraisal of their shares of Nine West common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that 'proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Nine West common stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.



     Any holder of shares of Nine West common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Nine West common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Nine West common stock (except dividends or other distributions payable to holders of record of Nine West common stock as of a record date prior to the effective time of the merger).



     If any stockholder who demands appraisal of such holder's shares of Nine West common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of Nine West common stock of such stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, such holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of such holder's demand for appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.



     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.


EFFECT ON NINE WEST CONVERTIBLE NOTES

     Under an indenture dated as of June 26, 1996, between Nine West and The Chase Manhattan Bank (formerly Chemical Bank), as trustee, Nine West has outstanding $185.7 million of its 5-1/2% convertible subordinated notes. The indenture provides that in the event of a 'change of control', the holders of the notes have the option to require Nine West to repurchase all or any portion of their notes for cash equal to the interest plus 101% of the principal amount due on their notes plus accrued and unpaid interest to the date of repurchase. Completion of the merger will result in a change of control for this purpose.
      Until July 16, 2003, holders of the notes also have a right, that is not conditioned on the completion of the merger, to convert their notes into the number of shares of Nine West common stock equal to the principal amount due on their notes divided by $60.76. If a holder exercises this

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conversion right, Nine West has the option to pay the holder a cash amount, instead of the Nine West common stock the holder would have received, equal to the average price of Nine West common stock for the last ten days before conversion.

     If the merger is completed, the surviving corporation in the merger will be required to execute a supplemental indenture with the trustee which gives the holders of the notes the option to convert their notes after the merger into the same amount of cash and Jones common stock which they would have received if they had been stockholders of Nine West immediately before the merger.

EMPLOYEE BENEFITS MATTERS

     As of the closing date, the surviving corporation in the merger will assume and perform in accordance with its terms, including any reserved right to amend or terminate, each Nine West employee benefit plan, including any indemnification agreements existing on the date of the merger agreement. Jones has agreed that for a period of eight months beginning on the closing date, Jones will, or will cause the surviving corporation to, maintain the Nine West plans as in effect immediately before the merger (other than with respect to changes required by applicable law) or provide benefits that are no less favorable in the aggregate, than the benefits provided to Nine West employees by Nine West before the merger. For a period of at least 24 months after the initial eight-month period, Jones will or will cause the surviving corporation to provide Nine West employees with benefits that are substantially similar or no less favorable in the aggregate, than the benefits provided to similarly situated employees of Jones.

     Under the merger agreement, Jones also agreed that it or the surviving corporation will:

      waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Nine West employees under any welfare plan that these employees may be eligible to participate in after the merger provide Nine West employees with credit for any co-payments and deductibles paid before the merger in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that these employees are eligible to participate in after the merger and provide Nine West employees with credit for all purposes for all service with Nine West and its affiliates under each employee plan, program or arrangement of Jones or its affiliates in which these employees are eligible to participate to the extent the service was credited for similar purposes under similar plans of Nine West or its subsidiaries, except to the extent that the credit would result in a duplication of benefits with respect to the same period of service

     With respect to any Nine West officer or employee who is covered by a severance policy or plan separate from the standard severance policy for Nine West employees, Jones has agreed to maintain or cause to be maintained the separate policy or plan as in effect on the date of the merger agreement. For all other officers and employees, Jones has agreed to maintain or cause to be maintained Nine West's current standard severance plans or policies for at least 12 months after the merger, whether or not the plans or policies would by their terms otherwise expire before the end of that 12-month period. Jones will honor or cause to be honored all employment, severance and change in control agreements with Nine West's directors, officers and employees and, with respect to any of these agreements which by their terms would expire before the first anniversary of the merger, will or will cause these agreements to be continued for at least 12 months after the merger.

     With respect to Nine West's split-dollar life insurance policies in effect for persons who have elected coverage under these policies, the surviving corporation will continue to pay, or cause to continue to be paid, the 'employer paid' portion of premiums due with respect to these policies and will continue to pay the 'employer paid' premiums due until the earlier of the second year following the merger or the date on which the cash surrender value of these policies exceeds the paid-in premiums. In addition, the surviving corporation will cause all Nine West employees on whose lives such policies are written to be indemnified from any claims for premium payments


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that may arise in connection with any termination of employment by the surviving corporation without cause up to the amounts otherwise payable under the preceding sentence.

     With respect to Nine West's Supplemental Executive Retirement Plan, after the merger, the surviving corporation will permit the participants in the plan to elect to receive the present value of their payments otherwise provided under the terms of the plan. Upon the surviving corporation's receipt of notice by a plan participant of his or her election to receive his or her plan payment, the surviving corporation will promptly make the payment.

TREATMENT OF NINE WEST STOCK OPTIONS


     Under the merger agreement, immediately before the merger, each outstanding and unexercised option to purchase shares of Nine West common stock granted to present and former employees and non-employee directors of Nine West and its subsidiaries, whether or not exercisable, which has an exercise price per share that is less than the value of the per share merger consideration on the closing date, will be canceled by Nine West and converted into the right to receive from Nine West in the merger an amount in cash equal to the product of (1) the number of shares of Nine West common stock previously subject to the option and (2) the excess of the value of the per share merger consideration as of the effective time of the merger over the exercise price per share of Nine West common stock previously subject to the option.



     In addition, under the merger agreement, immediately before the merger, each outstanding and unexercised option to purchase shares of Nine West common stock, whether or not then exercisable, which has an exercise price per share that is greater than the value of the per share merger consideration on the closing date, will be converted into an option to acquire, on the same terms and conditions, including exercise price, the per share merger consideration for each share of Nine West common stock previously subject to the option. Each option will be adjusted to reduce the exercise price of the option by $13 and to eliminate the requirement that this cash portion be delivered upon exercise of the option. For each option having the same exercise price, the number of any fractional shares of Jones common stock will be added together to create whole shares of Jones common stock, and the per share exercise price of each option will be appropriately adjusted. The aggregate number of shares of Jones common stock delivered on the exercise of an option will be rounded down to the nearest whole share. The value of the per share merger consideration will be determined based on the closing sale price on the closing date of the Jones common stock.


RESALE OF JONES COMMON STOCK

     Jones common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Nine West stockholder who may be deemed to be an 'affiliate' of Jones or Nine West for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any Jones common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires Nine West to use reasonable efforts to cause its affiliates to enter into these agreements. This proxy statement/prospectus does not cover resales of Jones common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.



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                 THE MERGER AGREEMENT AND STOCKHOLDER AGREEMENT

     The following description of the material provisions of the merger agreement and the stockholder agreement is not complete and is qualified in its entirety by reference to the merger agreement and the stockholder agreement, copies of which are attached to this proxy statement/prospectus as Annexes A and B and are incorporated herein by reference. All Nine West stockholders are urged to read carefully the merger agreement and the stockholder agreement in their entirety.

THE MERGER AGREEMENT

     CONDITIONS TO THE COMPLETION OF THE MERGER. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions on or before the date on which the merger is completed. These include customary closing conditions as well as the following:

      the adoption of the merger agreement by holders of a majority of all outstanding shares of Nine West common stock any waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated (the last waiting period related to the merger was terminated on April 14, 1999)


      no laws having been adopted and no restraining order, injunction or other orders being in effect that would make the merger illegal or otherwise prohibit the completion of the merger the absence of any stop order or proceeding seeking a stop order with respect to the registration statement the approval for listing on the NYSE, subject to official notice of issuance, of the shares of Jones common stock issuable (1) to Nine West stockholders in the merger, (2) upon exercise of options to purchase Nine West common stock and (3) upon conversion of Nine West's 5 1/2% convertible subordinated notes

     In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

      the representations and warranties of the other party to the merger agreement set forth in the merger agreement that are qualified as to material adverse effect (as defined below) being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except to the extent a representation and warranty expressly relates to a specific date, in which case as of that date the representations and warranties of the other party to the merger agreement set forth in the merger agreement that are not qualified as to material adverse effect being true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except (1) to the extent a representation and warranty expressly relates to a specific date, in which case as of that date or (2) where all failures of these representations and warranties to be true and correct, taken together, would not reasonably be expected to have a material adverse effect on the party making the representations and warranties and, in the case of the representations and warranties made by Nine West only, would not reasonably be expected to materially diminish the value of the transactions contemplated by the merger agreement to Jones and its subsidiaries the other party to the merger agreement having performed all obligations required to be performed by it under the merger agreement that are qualified as to materiality and having performed in all material respects all other obligations required to be performed by it that are not so qualified as to materiality unless Nine West has made the reverse merger election described under 'The Merger -- Form of the Merger', each party having received from its counsel on the closing date an


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      opinion stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and Jones, the acquisition subsidiary and Nine West will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. These opinions will be based on customary assumptions and representations made by Nine West and Jones. See 'The Merger -- Material United States Federal Income Tax Consequences of the Merger'

      there not having been any material adverse effect on the other party or any change, event, circumstance or effect that would have a material adverse effect on the other party in the reasonably foreseeable future

     In addition, Jones' and the acquisition subsidiary's obligation to complete the merger is further subject to the satisfaction or waiver of the following conditions:


      no action, suit, claim or proceeding by any governmental entity shall be pending that seeks (1) issuance of a restraining order, injunction or other order by any governmental entity having the effect of making the merger illegal or otherwise prohibiting the consummation of the merger,
      (2) a judgment, damages or other remedy which would have a material adverse effect on Jones or (3) to prohibit or limit the ownership or operation by Nine West, Jones, the acquisition subsidiary or any of their affiliates of a material portion of the business or assets of Nine West and its subsidiaries, taken as a whole, or Jones and its subsidiaries, taken as a whole, require any of them to dispose of or hold separate any material portion of the business or assets of Nine West and its subsidiaries, taken as a whole, or Jones and its subsidiaries, taken as a whole, as a result of the merger, or impose material limitations on the ownership of Nine West common stock by Jones, the acquisition subsidiary or any of their affiliates the receipt by Jones of evidence reasonably satisfactory to Jones that all consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties which are applicable to Nine West and its subsidiaries and necessary to complete the merger and the related transactions have been obtained, except those related to retail store leases and those the failure of which to have been obtained would not reasonably be expected to have a material adverse effect on Nine West

     The merger agreement provides that a 'material adverse effect' means, when used in connection with Nine West or Jones, any change, effect, event or circumstance that is materially adverse to the business, financial condition or results of operations of a party and its subsidiaries, taken as a whole, other than any change, effect, event or circumstance:

      relating principally to the economy or securities markets in general relating principally to the industries in which a party operates in general in the case of Nine West, relating to pending or threatened antitrust and related investigations by governmental entities and purported class action lawsuits involving Nine West and its subsidiaries and certain related resale pricing policies of Nine West and its subsidiaries and any future investigations, claims or actions relating to or based on the same or similar facts or circumstances. See 'The Merger -- Litigation and Governmental Investigations'

     NO SOLICITATION. The merger agreement provides that neither Nine West nor any of its subsidiaries nor any of their officers and directors will, and that Nine West will direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:

      initiate, solicit or knowingly encourage any inquiries or the making of any acquisition proposal, as defined below have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal


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      engage in any negotiations concerning an acquisition proposal or otherwise facilitate any effort or attempt to make or implement an acquisition proposal or accept an acquisition proposal or execute or enter into any letter of intent or other material agreement relating to any acquisition proposal,

provided, however, that if, at any time before the special meeting, the Nine West board of directors determines in good faith that an unsolicited bona fide written acquisition proposal (1) in the case of the first and second bullet points below, would reasonably be expected to result in a superior proposal, as defined below, or (2) in the case of the third bullet point below, constitutes a superior proposal, Nine West may, subject to providing prior notice to Jones:

      furnish information under a customary confidentiality agreement to any person making the acquisition proposal participate in discussions or negotiations regarding the acquisition proposal or recommend the superior proposal to Nine West stockholders or withdraw or modify in any adverse manner its approval or recommendation of the merger agreement

     The merger agreement provides that:

      the term 'acquisition proposal' means any proposal or offer, other than one made by Jones or an affiliate of Jones, with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Nine West or any of its subsidiaries, or any purchase or sale of all or any significant portion of the assets, or 20% or more of the equity securities, of Nine West or any of its subsidiaries the term 'superior proposal' means any bona fide written offer not solicited by or on behalf of Nine West or any of its subsidiaries made by a third party to complete an acquisition proposal which would result in the third party, including its affiliates and/or stockholders, owning, directly or indirectly, shares of Nine West common stock representing more than 50% of the voting and equity interests in Nine West then outstanding or more than 50% of the assets of Nine West and its subsidiaries taken together, which the Nine West board of directors determines in good faith is more favorable to Nine West's stockholders from a financial point of view than the merger, taking into account any changes to the terms of the merger proposed by Jones in response to the third party offer or otherwise, and that is reasonably capable of being completed

Nine West may terminate the merger agreement in response to a superior proposal if Nine West has complied in all material respects with its obligations under the provisions of the merger agreement described above and described below under ' -- Termination'. Nine West must pay Jones a $35 million fee as a condition to this termination. See ' -- Termination' and ' -- Termination Fees'.

     TERMINATION. The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by Nine West stockholders:

     1. by mutual written consent of Jones and Nine West

     2. by Jones or Nine West, if the merger has not been completed by October 31, 1999; provided, however, that this termination right will not be available to a party whose failure to perform any of its obligations under the merger agreement has been the primary cause of the failure of the merger to be completed by that date

     3. by Jones or Nine West, if the Nine West stockholders have not adopted the merger agreement at a Nine West stockholders meeting

     4. by Jones or Nine West, if any legal restraint or prohibition is in effect, has become permanent, final and nonappealable, and either makes the merger illegal or otherwise prohibits completion of the merger, provided that this termination right will not be available to a party whose failure to use its reasonable best efforts to prevent the entry of or to


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        remove any such legal restraint or prohibition has been the primary cause of such action or inaction

     5. by Jones or Nine West, if the other party has breached in a material respect any of its material representations, warranties or covenants contained in the merger agreement, which breach (1) would give rise to the failure of a condition to the merger relating to its representations, warranties or covenants and (2) cannot be cured

     6. by Jones, if the Nine West board of directors, before the special meeting withdraws or modifies in any adverse manner its approval or recommendation of the merger agreement as described above under ' -- No Solicitation'

         approves or recommends a superior proposal as described above under ' -- No Solicitation'


     7. by Nine West, at any time before the special meeting, if the Nine West board of directors, concurrently with this termination, enters into an agreement with respect to a superior proposal, provided that:


         Nine West has complied in all material respects with the provisions of the merger agreement described above under ' -- No Solicitation'

          the Nine West board of directors has concluded in good faith, after considering any changes to the terms of the merger agreement which are offered by Jones during the period described in the fourth bullet point of this paragraph 7, on the basis of the advice of its financial advisors and outside counsel, that the proposal is a superior proposal


          Nine West may exercise this termination right only if it has paid Jones the $35 million termination fee, and


          Nine West has complied with certain notice and waiting period requirements which allow Jones to take action to cause such superior proposal to no longer be a superior proposal

     8. by Nine West, upon a majority vote of the Nine West directors, if the average of the closing sale prices of Jones common stock on the NYSE Composite Transaction Tape for a valuation period consisting of the 15 consecutive NYSE trading days ending on the trading day immediately before the date on which all conditions to the merger, other than those that cannot be satisfied until the closing date, are satisfied or waived, is less than $21.00, provided that:

         Nine West cannot exercise this termination right on any date on which the average closing sale price of Jones common stock on each of the 15 consecutive trading days immediately preceding the date on which this termination is proposed to be made is greater than or equal to $21.00 if Nine West decides to exercise this termination right, it pays Jones a $10 million termination fee described below under ' -- Termination Fees' except under certain circumstances. See ' -- Termination Fees'


         If Nine West has the right to terminate the merger agreement under the circumstances described in this paragraph 8, Nine West may, at its election, give Jones the opportunity to increase the merger consideration by increasing the cash or the stock portion. If Nine West makes such an election and Jones agrees to make such an increase, holders of Nine West common stock will then have the right to receive the merger consideration, as increased. However, Jones may choose not to increase the merger consideration if given the opportunity to do so by Nine West in the circumstances described above. Nine West may choose not to terminate the merger agreement under the circumstances described in this paragraph 8. Adoption of the merger agreement by Nine West stockholders at the Nine West special meeting will confer on the Nine West board the power to choose to complete the merger, even if the average price of Jones common stock during the valuation period is below $21.00, without any further action by, or resolicitation of, the Nine West stockholders.



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     TERMINATION FEES. Nine West is required to pay Jones a $35 million termination fee if:

     1. Nine West terminates the merger agreement under paragraph 7 under ' -- Termination'

     2. Jones terminates the merger agreement under paragraph 6 under ' -- Termination'

     3. all of the following occur:

         Nine West or Jones terminates the merger agreement under paragraph 3 under ' -- Termination'

         before this termination an acquisition proposal has been made or any person has announced an intention to make an acquisition proposal and within 12 months of this termination, Nine West or any of its subsidiaries completes or enters into a definitive agreement with respect to an acquisition proposal, or

     4. all of the following occur:

         Jones terminates the merger agreement under paragraph 2 under ' -- Termination'

         before this termination an acquisition proposal has been made or any person has announced an intention to make an acquisition proposal the special meeting of Nine West stockholders has not occurred before October 31, 1999 other than as a result of a breach of the merger agreement by Jones and within 12 months of this termination, Nine West or any of its subsidiaries completes or enters into a definitive agreement with respect to an acquisition proposal

Nine West must pay the termination fee required by paragraph 1 or 2 above as a condition to the effectiveness of a termination under those paragraphs.

     If Nine West decides to terminate the merger agreement under paragraph 8 under ' -- Termination', Nine West is required to pay Jones a termination fee of $10 million before termination, provided that Nine West is only required to pay this amount if (a) after the payment Nine West would have at least $10 million of borrowing capacity under its revolving credit agreement or similar facility and (b) the payment would not result in a breach of any of Nine West's debt agreements. Any amount not paid before termination because of the restrictions imposed by clauses (a) and (b) must be paid to Jones when the equirements under those clauses are satisfied.

     If the merger agreement is terminated under paragraph 8 under ' -- Termination' and within 12 months of the termination Nine West or any of its subsidiaries completes an acquisition proposal which would result in a third party owning, directly or indirectly, shares of Nine West common stock representing more than 50% of the voting and equity interests in Nine West then outstanding or more than 50% of the assets of Nine West and its subsidiaries taken as a whole, then Nine West would be required to pay Jones an additional $10 million plus any unpaid portion of the $10 million termination fee referred to in the previous paragraph.

     EXPENSES. The merger agreement provides that, whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the stockholder agreement and related transactions will be paid by the party incurring those fees or expenses, except as otherwise provided in the merger agreement and the stockholder agreement and except that Jones and Nine West will share equally the expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and the registration statement of which it is a part and the filing fees with respect to the premerger notification and report forms under the Hart-Scott-Rodino Act. Jones will file any return with respect to, and will pay, any state or local taxes, if any, which are attributable to the transfer of the beneficial ownership of Nine West's real property as a result of the merger.

     CONDUCT OF BUSINESS PENDING THE MERGER -- NINE WEST. Under the merger agreement, Nine West has agreed that prior to the effective time of the merger, except with the consent of Jones, which consent will not be withheld or delayed unless Jones determines in good faith that such

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



action would be detrimental in any material respect to Jones or Nine West following the completion of the merger:

          (1) Nine West will, and will cause its subsidiaries to, carry on its business in the usual, regular and ordinary course (including with respect to promotional sales or discounting activities, receivables, collections, payables activities and inventory stocking and management) in all material respects, in substantially the same manner as carried on in the past, and it will use its reasonable best efforts to preserve intact its current lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it so that its ongoing businesses will not be impaired in any material respect at the effective time of the merger, except that in no event will Nine West or its subsidiaries take any action outside the ordinary course of business consistent with past practice in connection with using its commercially reasonable best efforts to complete the merger which would, individually or in the aggregate, reasonably be expected to materially diminish the value of the merger to Jones and

          (2) Nine West will not, and will not permit its subsidiaries to:

               enter into any new material line of business

               incur or commit to any capital expenditures other than those incurred or committed to in the ordinary course of business consistent with past practice and which, together with all capital expenditures incurred or committed to during any fiscal year, do not exceed the amounts by category or in the aggregate in Nine West's 1999 capital expenditure budget

               (1) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock, other than dividends by a wholly owned subsidiary to its parent or joint venture entities in which Nine West holds an interest,
               (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, instead of or in substitution for shares of its capital stock, other than for any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after completion of the transaction or (3) purchase, repurchase, redeem or otherwise acquire any shares of Nine West capital stock or any securities convertible into or exchangeable or exercisable for any shares of Nine West capital stock other than the purchase from time to time of Nine West common stock in the ordinary course of business consistent with past practice in connection with certain Nine West benefit plans issue, deliver, sell, pledge, dispose of, encumber or subject to any lien any shares of Nine West capital stock, any voting debt securities or any other voting securities convertible into or exercisable for, or any rights, warrants or options to acquire, any of these securities, other than (1) the issuance of Nine West common stock upon the exercise of stock options outstanding on the date of the merger agreement in accordance with its terms, (2) issuances of capital stock by a wholly owned subsidiary to its parent, (3) issuances in accordance with the rights agreement described under 'Comparison of Rights of Common Stockholders of Jones and Nine West -- Rights Plan' or (4) issuances of Nine West common stock upon the conversion of Nine West's 5 1/2% convertible subordinated notes amend or propose to amend (in the case of any subsidiary, in any material respect) its certificate of incorporation, by-laws or other governing documents acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any business or entity, or otherwise acquire or agree to acquire any assets other than acquisitions of assets which, taken together, do not constitute a business and which are of a type currently used in the operations of Nine West's business in the ordinary course consistent with past practice

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               sell, lease, encumber, license or otherwise dispose of any of its assets, other than dispositions (1) required to be made under an agreement existing on the date of the merger agreement and (2) of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to or in Nine West or any wholly owned subsidiary of Nine West, (2) under an agreement existing on the date of the merger agreement or (3) in the ordinary course of business consistent with past practice not to exceed a total of $5 million create, incur, assume or otherwise permit to exist any indebtedness, issuances of debt securities, guarantees, loans, advances or other non-equity securities not in existence on the date of the merger agreement except (1) under agreements in existence on the date of the merger agreement, (2) for short-term borrowings (A) in the ordinary course of business consistent with past practice or (B) the proceeds of which are used to refund existing or maturing indebtedness or fund any acquisition transaction permitted under the merger agreement or (3) intercompany indebtedness between Nine West and any of its wholly owned subsidiaries or between those subsidiaries change its methods of accounting, except as required by changes in U.S. generally accepted accounting principles or as required by a governmental entity change its fiscal year or make any material tax election, other than in the ordinary course of business consistent with past practice amend, modify or waive any provision of the rights agreement or take any action to redeem the rights or render them inapplicable to any transaction, except as required to render the rights agreement and associated rights inapplicable to the merger and related transactions

              (1) materially increase the amount of compensation or benefits of any director, officer or employee except in the ordinary course of business consistent with past practice or as required by an agreement existing on the date of the merger agreement, provided that with respect to officers, increases will not exceed 5% of the current compensation of any officer and will not be made without consultation with Jones, (2) materially increase or commit or agree to materially increase any employee benefits, (3) issue any additional options to purchase Nine West common stock, (4) adopt or commit to adopt any additional employee benefit plan or (5) make or agree to make any non-regularly scheduled contribution to any Nine West benefit plan

              (1) pay, discharge or satisfy any material claims (including stockholder claims), liabilities or obligations, other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the merger agreement, (2) waive, release, grant or transfer any rights of material value outside the ordinary course of business consistent with past practice or (3) settle or compromise any material litigation, except that Nine West or its subsidiaries may settle or compromise material litigation not involving any obligation of Nine West other than the payment of money if the relevant litigation has been the subject of a reserve and the amount paid or to be paid does not exceed that reserve take any action with knowledge that it would reasonably be expected to result in the condition to closing relating to Nine West's representations and warranties in the merger agreement not being satisfied. See ' -- Representations and Warranties'

     CONDUCT OF BUSINESS PENDING THE MERGER -- JONES. Under the merger agreement, Jones has agreed that prior to the effective time of the merger, except with the consent of Nine West, which consent shall not be withheld or delayed unless Nine West determines in good faith that such action would be detrimental in any material respect to Nine West or its stockholders after the completion of the merger:


          (1) Jones will, to the extent consistent with its reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it to the end that the goodwill and ongoing business of Jones and its subsidiaries will be materially unimpaired at the effective time of the merger


          (2) Jones will not, and will not permit its subsidiaries to:

               (A) declare or pay any dividends on or make other distributions in respect of, any of its capital stock, other than dividends by a wholly owned subsidiary of Jones, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, instead of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after completion of the transaction or
               (C) acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock through a self-tender offer adopt a plan of complete or partial liquidation with respect to Jones or resolutions providing for or authorizing a liquidation or a dissolution with respect to Jones and its material subsidiaries, amend or propose to amend (in the case of any material subsidiary, in any material respect) its articles or certificate of incorporation, by-laws or other governing documents in such a manner to cause holders of Jones common stock that receive Jones common stock in the merger to be treated differently than other holders of Jones common stock acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any business or entity or otherwise acquire or agree to acquire any assets that would, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay the completion of the merger or (B) fundamentally change the character of the business of Jones and its subsidiaries taken as a whole take any action with knowledge that it would reasonably be expected to result in the condition to closing relating to Jones' representations and warranties in the merger agreement not being satisfied. See ' -- Representations and Warranties'and

          (3) During the 15 NYSE trading days immediately before the second NYSE trading date before the merger, Jones will not (A) acquire any Jones common stock in the open market, (B) sell (or announce any intention to sell) any shares of Jones common stock, (C) take any other action prohibited under Regulation M under the Exchange Act or (D) subject to certain exceptions, make any announcement outside the ordinary course of business which would reasonably be expected to have the effect of resulting in a change in the sales price of Jones common stock.

     REPRESENTATIONS AND WARRANTIES. The merger agreement contains customary representations and warranties relating to, among other things:

      corporate organization and similar corporate matters concerning Jones and Nine West subsidiaries of Nine West

      the capital structure of each of Jones and Nine West

      authorization, execution, delivery, performance and enforceability of, conflicts and defaults created by, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of Jones and Nine West documents filed by each of Jones and Nine West with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities of each of Jones and Nine West the accuracy of information supplied by each of Jones and Nine West in connection with this proxy statement/prospectus and the registration statement of which it is a part the absence of material changes or events concerning Jones and Nine West compliance with applicable laws by each of Jones and Nine West the absence of undisclosed liabilities concerning certain employee benefit matters of Nine West and Jones matters relating to the Employee Retirement Income Security Act for Nine West and Jones

      filing of tax returns and payment of taxes by each of Jones and Nine West required stockholder vote of Nine West and no required stockholder vote of Jones required board approval of Nine West

      certain amendments to the Nine West rights agreement to exempt the merger from that agreement the satisfaction of certain Delaware law takeover requirements for Nine
      West

      engagement and payment of fees of brokers, investment bankers, finders and financial advisors by each of Jones and Nine West receipt of a fairness opinion by Nine West

      intellectual property, environmental and year 2000 matters of Nine West outstanding and pending material litigation of each of Jones and Nine West certain contracts of Nine West

      certain antitrust matters of Nine West (see 'The Merger -- Litigation and Governmental Investigations')

      interim operations and structure of the acquisition subsidiary of Jones and matters relating to the ability of Jones to finance the merger

     AMENDMENT, EXTENSION AND WAIVER. The merger agreement provides that, subject to applicable law, (1) the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the Nine West stockholders, no amendment may be entered into which requires further approval by Nine West stockholders unless this further approval is obtained, and (2) at any time prior to the merger, a party may, by written instrument signed on behalf of the party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any document delivered under the merger agreement and, except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

     Under Section 251(d) of the Delaware General Corporation Law, no amendment to the merger agreement made after the adoption of the merger agreement by the Nine West stockholders may, without further stockholder approval, alter or change the merger consideration to be received by Nine West stockholders, or alter or change any terms and conditions of the merger agreement if the alteration or change would adversely affect the holders of any class or series of stock of Nine West.


     AMENDMENTS TO NINE WEST'S CERTIFICATE OF INCORPORATION. The merger agreement provides that, at the effective time of the merger, the certificate of incorporation of the surviving corporation following the merger will be substantially identical to the certificate of incorporation of the acquisition subsidiary immediately before the effective time of the merger, unless Nine West makes the reverse merger election described under 'The Merger -- Form of the Merger'. If Nine West makes the reverse merger election, Nine West will be the surviving corporation following the merger and its certificate of incorporation after the effective time of the merger will be the same as its current certificate. For a summary of certain provisions of Nine West's certificate of incorporation and the rights of Nine West stockholders under the certificate of incorporation, see 'Comparison of Rights of Common Stockholders of Jones and Nine West'.


     AMENDMENTS TO NINE WEST'S BY-LAWS. The merger agreement provides that the by-laws of the acquisition subsidiary, as in effect immediately before the effective time of the merger, will be the by-laws of the surviving corporation following the merger. For a summary of certain provisions of Nine West's by-laws and the rights of Nine West stockholders under the by-laws, see 'Comparison of Rights of Common Stockholders of Jones and Nine West'.


THE STOCKHOLDER AGREEMENT


     Concurrently with the execution of the merger agreement, Jones and two stockholders of Nine West, Messrs. Fisher and Camuto, entered into the stockholder agreement. On the record date, Mr. Fisher, Chairman of the Board of Nine West, and Mr. Camuto, the Chief Executive Officer and a director of Nine West, together held approximately 19.6% of Nine West's common stock then outstanding.


     At every meeting of Nine West stockholders at which any of the following matters is considered and at every adjournment of any of these meetings, these stockholders have agreed, among other things, to vote those shares of Nine West common stock for which they have voting power or control:

      in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement against any acquisition proposal, as described under ' -- The Merger Agreement -- No Solicitation'

      against any amendment to Nine West's certificate of incorporation or by-laws or other proposal, action or transaction involving Nine West which would reasonably be expected to prevent or materially impede or delay the completion of the merger

     Under the terms of the stockholder agreement, the stockholders have granted an irrevocable proxy and power of attorney to the acquisition subsidiary or to certain designees of the acquisition subsidiary to vote or act by written consent with respect to the shares they hold, and they have agreed not to grant any other proxy or power of attorney. They have further agreed not to (1) deposit or permit to be deposited any of their shares in a voting trust, (2) subject their shares to any arrangement inconsistent with the stockholder agreement or (3) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of their shares unless the person who receives the shares agrees to be bound by the stockholder agreement.


     The stockholder agreement provides that it will terminate and the proxy described above will expire upon the first to occur of:


      the completion of the merger

      the date on which the Nine West board of directors withdraws or modifies its approval or recommendation of the merger agreement in any manner adverse to Jones and the date on which the merger agreement is terminated

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Jones and Nine West common stock are listed for trading on the NYSE under the symbols 'JNY' and 'NIN', respectively. The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Jones common stock and Nine West common stock on the NYSE Composite Transaction Tape. Jones' per share data has been restated to account for Jones' two-for-one stock split effective on June 28, 1998. For current price information, Nine West stockholders are urged to consult publicly available sources.


                                                                  JONES                          NINE WEST
                                                              COMMON STOCK                     COMMON STOCK
                                                      -----------------------------    -----------------------------
                                                                          DIVIDENDS                        DIVIDENDS
                                                       HIGH      LOW      DECLARED      HIGH      LOW      DECLARED
                                                      ------    ------    ---------    ------    ------    ---------
CALENDAR PERIOD
     1997
          First Quarter............................   $20.69    $16.06       N/A       $52.75    $44.13       N/A
          Second Quarter...........................    24.56     18.06       N/A        46.63     31.00       N/A
          Third Quarter............................    28.59     23.31       N/A        43.50     38.00       N/A
          Fourth Quarter...........................    28.66     20.22       N/A        39.56     25.25       N/A
     1998
          First Quarter............................    29.25     18.75       N/A        28.88     23.13       N/A
          Second Quarter...........................    34.69     26.50       N/A        29.50     23.75       N/A
          Third Quarter............................    37.75     17.00       N/A        26.81      8.94       N/A
          Fourth Quarter...........................    25.19     15.88       N/A        15.56      7.38       N/A
     1999
          First Quarter............................    32.50     21.50       N/A        24.94     13.25       N/A
          Second Quarter (through May 11, 1999)....    34.38     26.88       N/A        29.44     24.13       N/A


------------
N/A  - Not applicable


     The following table sets forth the high and low sales prices per share of Jones common stock and Nine West common stock on the NYSE Composite Transaction Tape on March 1, 1999, the last full trading day before the public announcement of the merger agreement, and on May 11, 1999, the latest trading day before the date of this proxy statement/prospectus:



                                                                                   JONES             NINE WEST
                                                                                COMMON STOCK        COMMON STOCK
                                                                              ----------------    ----------------
                                                                               HIGH      LOW       HIGH      LOW
                                                                              ------    ------    ------    ------
March 1, 1999..............................................................   $28.38    $27.31    $23.38    $22.38
May 11, 1999...............................................................    34.31     33.88     29.44     29.19

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             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements give effect to the merger of Jones and Nine West under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations or financial position of Jones would actually have been if the merger and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Jones for any future period or as of any date, respectively.

     Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma consolidated balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 30 years.


     The unaudited pro forma consolidated balance sheet as of December 31, 1998 was prepared by combining the balance sheet at December 31, 1998 for Jones with the balance sheet at January 30, 1999 for Nine West, giving effect to the merger as though it had been completed on December 31, 1998, utilizing the shares of Nine West common stock outstanding at January 30, 1999.



     The unaudited pro forma statement of income for the periods presented was prepared by combining Jones' statement of income for the year ended December 31, 1998 with Nine West's statement of income for the year ended January 30, 1999, giving effect to the merger as though it had occurred on January 1, 1998. The unaudited pro forma statement of income does not reflect the costs of integrating Jones and Nine West following the merger or the sale of the inventories which were written up to estimated fair market value following the merger.



     The consolidated historical financial statements of Jones and Nine West are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus.



     YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH JONES' AND NINE WEST'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72.

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




                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                                           PRO FORMA
                                                               JONES         NINE WEST                    CONSOLIDATED
                                                                 AT             AT                             AT
                                                            DECEMBER 31,    JANUARY 30,     PRO FORMA     DECEMBER 31,
                                                                1998           1999        ADJUSTMENTS        1998
                                                            ------------    -----------    -----------    ------------
                                                                              (DOLLARS IN MILLIONS)
ASSETS
  CURRENT:
     Cash and cash equivalents...........................     $  129.0       $    18.0       $(497.4)(b)    $
                                                                                               484.1(c)        133.7
     Accounts receivable, net of allowance for doubtful
       accounts..........................................        169.2            86.5        --               255.7
     Inventories.........................................        268.2           460.4          33.0(b)        761.6
     Receivable from and advances to contractors.........         19.2          --            --                19.2
     Deferred taxes......................................         32.2            38.5           9.3(b)         80.0
     Prepaid expenses and other current assets...........         14.1            28.9        --                43.0
                                                            ------------    -----------    -----------    ------------
          TOTAL CURRENT ASSETS...........................        631.9           632.3          29.0         1,293.2
                                                            ------------    -----------    -----------    ------------
  PROPERTY, PLANT AND EQUIPMENT, net of accumulated
     depreciation and amortization.......................        156.0           164.0         (55.0)(b)       265.0
  GOODWILL, net of accumulated amortization..............        323.0           230.2        (230.2)(b)     1,111.8
                                                                                               788.8(b)
  OTHER INTANGIBLES, less accumulated amortization.......         29.7           139.9        --               169.6
  DEFERRED TAXES.........................................          2.3             0.5          52.5(b)         55.3
  OTHER ASSETS...........................................         45.8            50.2          (9.7)(b)
                                                                                                 3.0(c)         89.3
                                                            ------------    -----------    -----------    ------------
                                                              $1,188.7       $ 1,217.1       $ 578.4        $2,984.2
                                                            ------------    -----------    -----------    ------------
                                                            ------------    -----------    -----------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
     Current portion of long-term debt and capital lease
       obligation........................................     $    6.5       $     3.4       $--            $    9.9
     Accounts payable....................................        100.3            79.5        --               179.8
     Taxes payable.......................................         13.7             2.6        --                16.3
     Accrued interest....................................          5.4            12.2        --                17.6
     Accrued expenses and other current liabilities......         48.0            84.3          43.4(b)        175.7
                                                            ------------    -----------    -----------    ------------
          TOTAL CURRENT LIABILITIES......................        173.9           182.0          43.4           399.3
                                                            ------------    -----------    -----------    ------------
  NONCURRENT LIABILITIES:
     Long-term debt......................................        379.2           510.8           3.1(b)
                                                                                               487.1(c)      1,380.2
     Obligations under capital lease.....................         35.4          --            --                35.4
     Other...............................................          5.8            66.2          76.3(b)        148.3
                                                            ------------    -----------    -----------    ------------
          TOTAL NONCURRENT LIABILITIES...................        420.4           577.0         566.5         1,563.9
                                                            ------------    -----------    -----------    ------------
          TOTAL LIABILITIES..............................        594.3           759.0         609.9         1,963.2
                                                            ------------    -----------    -----------    ------------
  STOCKHOLDERS' EQUITY:
     Common stock........................................          1.2             0.4          (0.2)(b)         1.4
     Additional paid-in capital..........................        234.8           144.2         282.2(b)        661.2
     Retained earnings...................................        593.8           338.3        (338.3)(b)       593.8
     Accumulated other comprehensive income..............         (2.3)           (4.8)          4.8(b)         (2.3)
                                                            ------------    -----------    -----------    ------------
                                                                 827.5           478.1         (51.5)        1,254.1
     Less treasury stock.................................       (233.1)          (20.0)         20.0(b)       (233.1)
                                                            ------------    -----------    -----------    ------------
          TOTAL STOCKHOLDERS' EQUITY.....................        594.4           458.1         (31.5)        1,021.0
                                                            ------------    -----------    -----------    ------------
                                                              $1,188.7       $ 1,217.1       $ 578.4        $2,984.2
                                                            ------------    -----------    -----------    ------------
                                                            ------------    -----------    -----------    ------------

   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) The following presentation represents a preliminary allocation of the total merger consideration. A purchase accounting valuation of Nine West's assets and liabilities has not been completed. Upon completion of such valuation, which will include third-party appraisals, Jones will reallocate the purchase price to Nine West's assets and liabilities, both tangible and intangible, with the excess of the cost over the fair value of the net assets acquired allocated to goodwill. Management expects that, based on such allocation, additional purchase accounting adjustments will be made to Nine West's assets and liabilities.

(b) The total merger consideration of approximately $924.0 million is comprised of the following: cash -- $446.4 million; the issuance of 17.0 million shares of Jones common stock valued at $414.8 million; the issuance of stock options to Nine West employees valued at $11.8 million; and transaction costs of $51.0 million. For accounting purposes, the common stock was valued at $24.35 per share (the average closing price for the week of March 1 to 5, 1999). The final proportion of the merger consideration represented by cash and Jones common stock is subject to adjustment and depends on the price at which Jones common stock trades for a valuation period consisting of the 15 trading days ending on the trading day immediately before the date on which all closing conditions to the merger agreement have been satisfied or waived.

    The deferred tax asset adjustment of $61.8 million reflects deferred taxes associated with the acquired identifiable assets other than goodwill. The adjustments for accrued expenses and other current liabilities of $43.4 million, the other long-term liabilities of $76.3 million and the property, plant and equipment adjustment of $55.0 million, consist primarily of costs relating to the restructuring of domestic and international operations and the closing of certain retail stores. The total merger consideration will be allocated to assets and liabilities of Nine West based on their estimated fair value as summarized below (in millions):

Inventories..........................................................................   $ 33.0
Property, plant and equipment........................................................    (55.0)
Write-off of Nine West historical goodwill...........................................   (230.2)
Goodwill.............................................................................    788.8
Deferred taxes.......................................................................     61.8
Other long-term assets...............................................................     (9.7)
Accrued expenses and other current liabilities.......................................    (43.4)
Long-term debt.......................................................................     (3.1)
Long-term liabilities................................................................    (76.3)
Elimination of Nine West's historical stockholders' equity...........................    458.1
                                                                                        ------
Total merger consideration...........................................................   $924.0
                                                                                        ------
                                                                                        ------

   A final allocation of the total merger consideration to the Nine West assets acquired and liabilities assumed depends upon certain valuations and structures that have not progressed to a state where there is sufficient information to make such an allocation.

(c) Reflects the funding of the cash portion of the total merger consideration and transaction costs and the refinancing of certain items included in Nine West's long-term debt using $905.8 million of additional financing (currently being obtained), which includes deferred financing costs of $3.0 million recorded in 'Other Assets'.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                    NINE WEST                          PRO FORMA
                                                                  FOR THE FISCAL                     CONSOLIDATED
                                                JONES               YEAR ENDED           PRO         FOR THE YEAR
                                          FOR THE YEAR ENDED       JANUARY 30,          FORMA            ENDED
                                         DECEMBER 31, 1998(a)        1999(a)         ADJUSTMENTS   DECEMBER 31, 1998
                                         --------------------   ------------------   -----------   -----------------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net sales................................       $2,015.8             $1,916.7          $--             $ 3,932.5
Licensing income.........................           15.8             --                   (1.5)(b)          14.3
                                             ----------            ----------        -----------   -----------------
     Total revenues......................        2,031.6              1,916.7             (1.5)          3,946.8
Cost of goods sold.......................        1,309.8              1,126.9           --               2,436.7
                                             ----------            ----------        -----------   -----------------
     Gross profit........................          721.8                789.8             (1.5)          1,510.1
Selling, general & administrative
  expenses...............................          407.9                669.0             (1.5)(b)       1,075.4
Amortization of goodwill.................           10.9                  6.0             (6.0)(c)          37.2
                                                                                          26.3(d)
                                             ----------            ----------        -----------   -----------------
     Operating income....................          303.0                114.8            (20.3)            397.5
Interest expense and finance costs.......           31.7                 55.1             17.4(e)          104.2
Interest income..........................           (1.9)                (1.6)          --                  (3.5)
                                             ----------            ----------        -----------   -----------------
Income before provision for income taxes
  and extraordinary item.................          273.2                 61.3            (37.7)            296.8
Provision for income taxes...............          104.2                 23.9             (7.0)(f)         121.0
                                             ----------            ----------        -----------   -----------------
Income from continuing operations........       $  169.1             $   37.4          $ (30.7)        $   175.8
                                             ----------            ----------        -----------   -----------------
                                             ----------            ----------        -----------   -----------------

Earnings per share
     Basic...............................          $1.61                                --                 $1.44
     Diluted.............................          $1.56                                --                 $1.40

Weighted average common shares
  outstanding
     Basic...............................          104.9                                  17.0(g)          121.9
     Diluted.............................          108.4                                  17.0(g)          125.4

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Income.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(a) The Jones financial information for the year ended December 31, 1998 presents the consolidated results of operations of Jones as if the acquisition of Sun Apparel and its related financing had taken place on January 1, 1998. The historical Nine West results presented do not include an extraordinary gain of $2.9 million that was recognized by Nine West during the period presented in connection with extinguishment of debt.

(b) Represents the elimination of licensing income and expenses historically received and incurred, respectively, by Jones relating to the license of the Evan-Picone label by Jones to Nine West.

(c) Represents the elimination of goodwill amortization recorded historically by Nine West.

(d) Represents the amortization resulting from the preliminary purchase price allocation in accordance with the purchase method of accounting. Goodwill is amortized over 30 years.

(e) Represents the recognition of interest expense and other expenses with respect to debt incurred or assumed in connection with the merger. Interest expense associated with the additional financing of approximately $905.8 million to be incurred in connection with the merger was calculated based on an assumed average interest rate of 7.0% per year. Interest expense includes the following:

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1998
                                                                                                 -----------------
     Additional financing.....................................................................        $  63.4
     Nine West 8.375% $200 million senior notes due 2005......................................           15.6
     Jones 6.25% $265 million senior notes due 2001...........................................           16.6
     Capitalized lease obligations and other..................................................            4.6
                                                                                                      -------
                                                                                                      $ 100.2
     Amortization of debt issuance costs......................................................            4.0
                                                                                                      -------
                                                                                                      $ 104.2
                                                                                                      -------
                                                                                                      -------

    An increase or decrease of 25 basis points ( 1/4%) per year in the interest rates associated with the debt incurred in connection with the merger would change the annual interest expense relating to the additional financing by approximately $2.3 million before the effect of income taxes for the year ended December 31, 1998.

(f) Represents the income tax effects for the pro forma adjustments.

(g) Represents the shares of Jones common stock that will be issued as part of the merger consideration.
                                       58

                     CAPITALIZATION OF JONES AND NINE WEST

     The following table presents the capitalization of Jones and Nine West at December 31, 1998 and January 30, 1999, respectively, and on a consolidated basis as of December 31, 1998, after giving pro forma effect to the merger and related transactions as if they had occurred on December 31, 1998, utilizing the shares of Nine West common stock outstanding at January 30, 1999.


     YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH JONES' AND NINE WEST'S HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES, EITHER INCORPORATED BY REFERENCE OR INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. SEE 'UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS' ON PAGE 54 AND 'WHERE YOU CAN FIND MORE INFORMATION' ON PAGE 72.


                                                                                                          PRO FORMA
                                                              JONES         NINE WEST                    CONSOLIDATED
                                                              AS OF           AS OF                         AS OF
                                                           DECEMBER 31,    JANUARY 30,     PRO FORMA     DECEMBER 31,
                                                               1998           1999        ADJUSTMENTS        1998
                                                           ------------    -----------    -----------    ------------
                                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Short-term debt
     Current portion of long-term debt and capital lease
       obligations......................................      $    7          $   3          $--            $   10
                                                           ------------    -----------    -----------    ------------
                                                           ------------    -----------    -----------    ------------
Long-term debt
     Capitalized lease obligations......................          35          --             --                 35
     6.25% senior notes due 2001........................         265          --             --                265
     Term loan..........................................         100          --              (100)         --
     Other..............................................          15              5          --                 20
     New term loan......................................      --              --               406             406
     Revolving credit facility..........................      --              --               500             500
     Revolving credit facility..........................      --                 39            (39)         --
     9% senior subordinated notes due 2007..............      --                 94            (94)         --
     5 1/2% convertible subordinated notes due 2003.....      --                183           (183)         --
     8 3/8% senior notes due 2005.......................      --                190          --                190
                                                           ------------    -----------    -----------    ------------
                                                                 415            511            490           1,416
Stockholders' equity
     Preferred stock $.01 par value -- 1,000 shares
       authorized; none issued..........................      --              --             --             --
     Common stock $.01 par value -- 200,000,000
       authorized; 115,412,000 issued actual;
       132,412,000 issued pro-forma.....................           1          --             --                  1
     Additional paid-in capital.........................         234            144            283             661
     Retained earnings..................................         594            338           (338)            594
     Accumulated other comprehensive income (loss)......          (2)            (4)             4              (2)
                                                           ------------    -----------    -----------    ------------
                                                                 827            478            (51)          1,254
     Less treasury stock................................        (233)           (20)            20            (233)
                                                           ------------    -----------    -----------    ------------
     Total stockholders' equity.........................         594            458            (31)          1,021
                                                           ------------    -----------    -----------    ------------
     Total capitalization...............................      $1,009          $ 969          $ 459          $2,437
                                                           ------------    -----------    -----------    ------------
                                                           ------------    -----------    -----------    ------------

                       DESCRIPTION OF JONES CAPITAL STOCK

     The statements set forth under this heading with respect to Jones' articles of incorporation and by-laws are not complete. These statements are subject to the detailed provisions of Jones' articles of incorporation and by-laws. See 'Comparison of Rights of Common Stockholders of Jones and Nine West' and 'Where You Can Find More Information'.


     The total authorized shares of capital stock of Jones consist of (1) 200,000,000 shares of common stock, $.01 par value per share, and (2) 1,000,000 shares of preferred stock, $.01 par value per share. On May 3, 1999, there were 103,972,853 shares of Jones common stock issued and outstanding and no shares of Jones preferred stock issued and outstanding. Each share of Jones common stock is entitled to one vote on all matters submitted to a vote of shareholders. Jones shareholders are entitled to receive dividends when and as declared by the Jones board of directors out of legally available funds. Dividends may be paid on the Jones common stock only if all dividends on any outstanding preferred stock of Jones shareholders have been paid or reserved.


     The issued and outstanding shares of Jones common stock are fully paid and nonassessable. Jones shareholders have no preemptive or conversion rights and are not subject to further calls or assessments by Jones. In the event of the voluntary or involuntary dissolution, liquidation or winding up of Jones, Jones shareholders are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of Jones' remaining assets available for distribution.

     The Jones board of directors is authorized to provide for the issuance from time to time of Jones preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of redemption, and the terms of any purchase or sinking funds applicable to the series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Jones preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Jones common stock or for other corporate purposes.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                             OF JONES AND NINE WEST

     The rights of Jones stockholders are currently governed by the Pennsylvania Business Corporation Law, Jones' articles of incorporation and Jones' by-laws. The rights of Nine West stockholders are currently governed by the Delaware General Corporation Law, Nine West's certificate of incorporation and Nine West's by-laws. Upon completion of the merger, the rights of Nine West stockholders who become stockholders of Jones will be governed by Pennsylvania law, Jones' articles of incorporation and Jones' by-laws.

     The following summary does not purport to be a complete statement of the rights of Nine West stockholders under Nine West's certificate of incorporation and Nine West's by-laws as compared with the rights of Jones stockholders under Jones' articles of incorporation and Jones' by-laws, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. You should read carefully the relevant provisions of the Pennsylvania Business Corporation Law, the Delaware General Corporation Law, Jones' articles of incorporation, Jones' by-laws, Nine West's certificate of incorporation and Nine West's by-laws.

CAPITALIZATION

     JONES. Jones' authorized capital stock is described above under 'Description of Jones Capital Stock'.

     NINE WEST. The total authorized shares of capital stock of Nine West consist of (1) 100,000,000 shares of common stock, $.01 par value per share, and
(2) 25,000,000 shares of preferred stock, $.01 par value per share. At the close of business on May 3, 1999, there were 34,079,913 shares of Nine West common stock issued and outstanding and no shares of Nine West preferred stock issued and outstanding.


     The Nine West board of directors is authorized, subject to any limitations prescribed by law, to issue preferred stock from time to time in series, and to establish the number of shares comprising any series and to fix the voting powers, if any, and the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. Nine West stockholders may, by an affirmative vote of a majority of the outstanding shares of Nine West common stock, also change the number of authorized shares of preferred stock without a vote of the preferred stock unless a vote of the preferred stockholders is required under the preferred stock designation or designations establishing any series of preferred stock. The Nine West board of directors, without stockholder approval, can issue Nine West preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Nine West common stock.


     Nine West and Jones preferred stock could therefore be issued quickly with terms calculated to delay or prevent a change in control of Nine West or Jones or make removal of management more difficult. Additionally, the issuance of Nine West or Jones preferred stock could have the effect of decreasing the market price of Nine West or Jones common stock, as the case may be.


VOTING RIGHTS

     JONES. Each holder of Jones common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     NINE WEST. Each holder of Nine West common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     Under both Pennsylvania and Delaware law, the charter document or by-laws of a corporation may specify the number of directors.

     JONES. Jones' board of directors has seven members.

     Jones' articles of incorporation provide that if there is a vacancy on the Jones board of directors or if the number of directors is increased, the vacancy will be filled by the vote of a majority of the remaining directors then in office and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until that director's successor is duly elected and qualified.

     Because there is no provision regarding the removal of directors in Jones' articles of incorporation or by-laws, stockholders may remove directors without cause under Pennsylvania law.


     NINE WEST. Nine West's board of directors has five members. Nine West's by-laws provide that the Nine West board of directors will consist of a number of directors to be fixed from time to time only by a resolution adopted by a majority of the directors. Nine West's certificate of incorporation provides that the Nine West board of directors consists of three classes of directors with staggered terms. Each year one class of directors stands for election, and the directors in each class are elected for a term of three years.


     Nine West's certificate of incorporation provides that if there is a vacancy on the Nine West board of directors or if the number of directors is increased, the vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director's successor is duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.


     Under Delaware law and Nine West's certificate of incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of a majority of the shares of Nine West capital stock then outstanding and entitled to vote in the election of that director.


APPROVAL OF MERGERS AND OTHER SIGNIFICANT TRANSACTIONS

     JONES. Under Pennsylvania law, unless required by the by-laws, stockholder approval is not required for a plan of merger or consolidation if:

      the articles of incorporation are not changed in the merger or consolidation, except for changes which do not require stockholder approval under Pennsylvania law, and the surviving corporation is a Pennsylvania corporation each share of the corporation outstanding immediately prior to the merger or consolidation will continue to be or be converted into an identical share of the surviving corporation the plan provides that the stockholders will hold a majority of the votes entitled to be cast generally in an election of directors in the surviving corporation and immediately prior to the adoption of the plan, another corporation that is a party to the merger or consolidation owns directly or indirectly 80% or more of the outstanding shares of each class of shares or no shares of the corporation have been issued prior to the adoption of the plan of merger or consolidation by the board

Jones' by-laws do not require stockholder approval in these circumstances.

     Under Pennsylvania law, stockholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of the corporation or for the purpose of relocating the business of the corporation or in certain transactions with subsidiaries.

     Under Pennsylvania law, stockholder approval is required for the division of a domestic corporation into two or more domestic or foreign business corporations unless:

      the dividing corporation has only one class of shares outstanding and the shares and other securities, if any, of each resulting corporation are distributed pro rata to the stockholders of the dividing corporation the dividing corporation survives the division and all the shares and other securities and obligations of the new corporations resulting from the division are owned solely by the surviving corporation or the transfer, if effected by means of a sale, lease, exchange or other disposition, would not require stockholder approval.

     In cases where stockholder approval is required for a merger, consolidation, division, sale, lease, exchange or other disposition, the transaction must be approved by a majority of the votes entitled to be cast by the holders of the securities, unless the articles of incorporation require a higher vote. Jones' articles of incorporation do not require a higher vote.

     NINE WEST. Under Delaware law, unless required by the certificate of incorporation, stockholder approval to authorize a merger is not required if:

      the agreement of merger does not amend the certificate of incorporation each share of stock outstanding prior to the merger is to be an identical outstanding or treasury share of the surviving corporation and either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under the agreement of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued under the agreement of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the agreement of merger does not exceed 20% of the number outstanding immediately prior to the merger


Nine West's certificate of incorporation does not require stockholder approval in these circumstances.


     Delaware law further provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge that subsidiary into its parent corporation without the approval of the subsidiary's other stockholders or board of directors.



     In cases where stockholder approval is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of a corporation's assets, the stockholder approval must be the affirmative vote of the holders of a majority of outstanding shares of the corporation entitled to vote on the transaction. If, however, the certificate of incorporation provides for more or less than one vote per share on any matter, the required vote must be a majority of the combined voting power of the corporation's outstanding stock.


STOCKHOLDER APPRAISAL RIGHTS

     JONES. Pennsylvania law provides that stockholders of a corporation have a right to dissent from a proposed transaction and to obtain payment of the judicially determined 'fair value' of their shares in a merger, consolidation, division, share exchange, conversion or asset transfer and in certain other plans or amendments to the articles of incorporation in which disparate treatment is given to the holders of shares of the same class or series. These appraisal rights are not available, however, for any class of stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders unless the shares are not converted solely into shares of the surviving corporation, or into shares of the surviving corporation combined with cash for any fractional shares the shares are a preferred or special class of stock, unless the articles of incorporation or the terms of the transaction entitle all holders of the shares of the preferred or special class to vote on the transaction and require the approval of the affirmative vote of a majority of the votes cast by all stockholders of the preferred or special class or the shares are a group of a class or series which are to receive the same special treatment in the transaction and the group is not entitled to a vote as a special class for such transaction


     NINE WEST. Delaware law provides for appraisal rights on the part of the stockholders of a corporation only in the case of certain mergers or consolidations and not in the case of other mergers, sales or transfers of all or substantially all of a corporation's assets or amendments to a corporation's certificate of incorporation. Moreover, unless the certificate of incorporation so provides, Delaware law does not provide for appraisal rights in connection with a merger or consolidation for stock listed on a national securities exchange or designated as a national market system security on the Nasdaq stock market or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders of the stock to receive, in exchange for their shares, any property other than shares of stock of the surviving corporation, shares of stock of any other corporation listed on a national securities exchange or designated as a national market system security on the Nasdaq stock market or held of record by more than 2,000 holders, cash instead of fractional shares or any combination of the foregoing. Nine West's certificate of incorporation does not provide for appraisal rights in these circumstances.


     In addition, Delaware law denies appraisal rights to the stockholders of the surviving corporation in a merger if the merger did not require the approval of the stockholders of the surviving corporation. See ' -- Approval of Mergers and Other Significant Transactions'.

AMENDMENTS TO ARTICLES/CERTIFICATE OF INCORPORATION

     JONES. Under Pennsylvania law, amendments to the articles of incorporation may be proposed by the board or by a petition from at least 10% of the shares which are entitled to vote on amendments to the articles of incorporation, unless the by-laws provide otherwise. A proposed amendment cannot be adopted without the approval of the board of directors unless proposed by 10% or more of the shares entitled to vote on the amendment. Adoption of an amendment also requires (1) the affirmative vote of a majority of the shares which are entitled to vote and (2) if any class or series of shares is entitled to vote on the amendment as a class, the affirmative vote of a majority of the shares in each class that is entitled to vote. The holders of outstanding shares of a class or series of shares are entitled to vote as a class on an amendment if the amendment would:

      authorize the board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class make any adverse change in the preferences, limitations or special rights, other than preemptive rights or the right to vote cumulatively, of the shares of a class or series authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of an existing class or series or increase the number of authorized shares of any class or series which has a preference as to dividends or assets which is senior in any respect to the shares of an existing class or series

     Any amendment of the articles of incorporation that involves a reclassification of the corporation's stock in which the percentage of voting or economic share interest in the corporation of one or more stockholders is materially increased relative to substantially all other stockholders constitutes a transaction with an interested stockholder and must be approved in the manner required by Pennsylvania law. See ' -- Anti-Takeover Provisions'.


     Neither the Jones articles of incorporation nor the Jones by-laws contain any provision regarding the amendment of the articles of incorporation. Therefore, the Jones articles of incorporation may be amended as described above under Pennsylvania law.


     NINE WEST. Under Delaware law, any provision of the certificate of incorporation may be amended by approval of the board of directors and the affirmative vote of a majority of the combined voting power of the outstanding shares of stock that are entitled to vote to amend the certificate of incorporation.

     Nine West's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting stock outstanding, voting together as a single class, will be required to amend or repeal Article V of the certificate of incorporation, which relates to the staggered board of directors and the filling of board vacancies. Nine West's certificate of incorporation may be otherwise amended as provided above under Delaware law.

AMENDMENTS TO BY-LAWS

     JONES. Pennsylvania law provides that the by-laws may be amended by an action of the stockholders. The by-laws may also give the power to amend the by-laws to the board of directors. Pennsylvania law limits the board's power to amend the by-laws, however, in respect to certain matters, unless allowed by the articles of incorporation. Jones' articles of incorporation give the Jones board of directors the power to adopt, amend or repeal Jones' by-laws by a vote of a majority of the board of directors.

     NINE WEST. Delaware law gives the power to amend the by-laws to the stockholders; however, the certificate of incorporation may also give the power to amend the by-laws to the board. Nine West's certificate of incorporation and Nine West's by-laws provide that Nine West's by-laws may be altered or repealed and new by-laws may be adopted by (1) the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote or (2) a majority of the Nine West board.


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STOCKHOLDER ACTION


     JONES. Under Pennsylvania law, stockholders may authorize an action without a meeting by less than unanimous written consent only if such action without a meeting is permitted by the by-laws or articles of incorporation. Although Jones' by-laws are silent on this point, Jones' articles of incorporation provide that any action required or permitted to be taken by the Jones stockholders may be taken by written consent if consents are received representing a majority of the shares entitled to vote on the action.



     NINE WEST. Under Delaware law, unless the certificate of incorporation provides otherwise, a stockholder action may be taken if written consents are received from the holders of the minimum number of votes that would be necessary to authorize that action at a meeting at which all the shares entitled to vote for that action were present and voted. Nine West's certificate of incorporation provides that any action required or permitted to be taken by the Nine West stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.


NOTICE OF CERTAIN STOCKHOLDER ACTIONS

     JONES. Jones' articles of incorporation and by-laws do not place limits on the submission of a stockholder proposal. Jones' by-laws do provide, however, that the only business that may be conducted at special meetings is the business stated in the notice of that special meeting. See ' -- Special Stockholder Meetings'.

     NINE WEST. Nine West's by-laws provide that a stockholder must give advance notice of stockholder nominations for election of directors and in order to properly bring business before an annual meeting of stockholders. In either case, Nine West's by-laws provide that a stockholder's written notice must be delivered to the Secretary of Nine West at the principal executive offices of Nine West not later than the 70th day nor earlier than the 90th day before the first anniversary of the preceding year's annual meeting, provided that if the date of an annual meeting is more than 20 days before or more than 70 days after the anniversary date, notice by a stockholder to be timely must be delivered not earlier than the 90th day before the annual meeting and not later than the close of business on the later of the 70th day before the annual meeting or the 10th day following the day on which public announcement of the annual meeting is first made by Nine West. If, however, the number of directors to be elected to the Nine West board of directors is increased and there is no public announcement by Nine West naming all the nominees for director or specifying the size of the increased board of directors at least 80 days before the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only for nominees for any new positions created by the increase, if it is delivered not later than the 10th day following the day on which the public announcement is first made by Nine West.

     In the event that Nine West calls a special meeting of stockholders for the purpose of electing one or more directors to the Nine West board of directors, any stockholder may nominate a person or persons for election as specified in the notice of meeting as long as written notice is delivered not earlier than the 90th day before the special meeting and not later than the later of (1) the close of business on the 70th day before the special meeting and (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Nine West board of directors to be elected at the special meeting.


     Nine West's by-laws also provide that the only business that may be conducted at special meetings is the business stated in the notice of that special meeting. See ' -- Special Stockholder Meetings'.


SPECIAL STOCKHOLDER MEETINGS

     JONES. Pennsylvania law permits a special meeting of stockholders to be called by the board of directors or by any officer or other person provided for in the by-laws. Pennsylvania law also


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permits special meetings to be called by stockholders entitled to cast at least
20% of the votes entitled to be cast at the meeting. However, because Jones has a class of stock entitled to vote generally in an election of directors that is registered under the Exchange Act, special meetings may not be called by stockholders except in the context of stockholder approval of certain business combinations with interested stockholders.

     Jones' articles of incorporation and Jones' by-laws provide that special meetings of the stockholders may be called by either the President, a majority of the directors or by the holders of not less than 20% of all shares entitled to cast votes at the special meeting.

     NINE WEST. Under Delaware law, a special meeting of the stockholders may be called by the board of directors or any other person that is authorized by the certificate of incorporation or by-laws. Nine West's by-laws provide that special meetings of the stockholders of Nine West may be called only by the Chairman of the Nine West board or by the Chief Executive Officer.

FIDUCIARY DUTIES OF DIRECTORS

     JONES. Under Pennsylvania law, directors have a fiduciary relationship to their corporation and are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of such corporation, and with the care, including reasonable inquiry, skill and diligence, that a person of ordinary prudence would use under similar circumstances. Directors may, in considering the best interests of their corporation, consider the effects of any action upon employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of their corporation are located and all other pertinent factors. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee of the board or an individual director is presumed to be in the best interests of the corporation.


     NINE WEST. Under Delaware law, directors are charged with a fiduciary duty to act on an informed basis, in good faith and in the best interests of the corporation and its stockholders. In recognition of the managerial prerogatives granted to the directors of a Delaware corporation, Delaware law presumes that, in making a business decision, the directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation, which presumption is known as the 'business judgment rule'. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be judicially questioned. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Nonetheless, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control.


LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     Both Pennsylvania and Delaware law permit a corporation to limit the personal liability of its directors, with specified exceptions.

     JONES. Pennsylvania law permits a corporation to include in its by-laws a provision, adopted by vote of its stockholders, which eliminates the personal liability of its directors for monetary damages for any action taken or for failure to take any action unless (1) the directors have breached or failed to perform their duties as directors and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A Pennsylvania corporation is also not permitted to eliminate personal liability where the responsibility or liability of a director arises under any criminal statute or is for the payment of taxes arising under any federal, state or local law.


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     Jones' by-laws authorize Jones to eliminate or limit the liability of directors to the maximum extent legally permissible under Pennsylvania law.


     NINE WEST. Delaware law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) violation of the Delaware General Corporation Law provisions regarding unlawful payment of dividends or unlawful stock purchases or redemptions, (4) any transaction from which the director derived an improper personal benefit or
(5) any act or omission prior to the adoption of such a provision in the certificate of incorporation.



     Nine West's certificate of incorporation eliminates and limits the liability of directors to the fullest extent permitted under Delaware law.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     JONES. Pennsylvania law provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than actions by or in the right of the corporation, by reason of the fact that he or she is or was a representative of or serving at the request of the corporation. This indemnification may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, for any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Pennsylvania law permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted against any claim, issue or matter as to which the person is determined to be liable to the corporation unless there is a judicial determination that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity against the expenses that the court deems proper.

     In any case, to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she will be indemnified against expenses, including attorneys' fees, which he or she actually and reasonably incurs. Pennsylvania law also provides that this indemnification is not exclusive of any other rights to which a person seeking indemnification may be entitled, except that indemnification may not be made in any case where the act or failure to act which causes the claim is determined by a court to have been willful misconduct or recklessness.

     Jones' by-laws authorize Jones to indemnify its directors to the full extent and in substantially the same manner that is permitted by Pennsylvania law.


     NINE WEST. Nine West's certificate of incorporation provides for indemnification of its directors to the full extent and in substantially the same manner that is permitted by Delaware law. Delaware law provisions regarding indemnification are substantially similiar to those of Pennsylvania law. There are, however, certain differences under Delaware law, including:



      only officers and directors are entitled to indemnification for all expenses reasonably incurred in defense of any claim, issue or matter which has been successfuly defended and there is no exception to the indemnification of officers and directors for cases where the act or failure to act which causes the claim is determined by a court to have been willful misconduct or recklessness



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DIVIDENDS

     JONES. Under Pennsylvania law, a corporation may pay dividends unless after paying the dividend:

      the corporation would be unable to pay its debts as they become due in the usual course of its business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights, if any, of stockholders having superior preferential rights to those stockholders receiving the distribution

     Jones' articles of incorporation provide that the Jones board of directors may from time to time declare, and Jones may pay, dividends on its outstanding common stock out of funds lawfully available for that purpose.

     NINE WEST. Delaware law generally permits dividends to be paid out of any surplus, defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors, which cannot be less than the aggregate par value of all issued shares of capital stock. Delaware law also permits a dividend to be paid out of the net profits of the current or the preceding fiscal year, or both, unless net assets are less than the capital represented by any outstanding preferred shares.

     Nine West's certificate of incorporation provides that the Nine West board of directors may from time to time declare dividends on its outstanding common stock out of funds lawfully available for that purpose.

CONVERSION

     JONES. Holders of Jones common stock have no rights to convert their shares into any other securities.

     NINE WEST. Holders of Nine West common stock have no rights to convert their shares into any other securities.

ANTI-TAKEOVER PROVISIONS

     JONES. Pennsylvania law contains several anti-takeover provisions which apply to corporations like Jones. Jones is subject to these provisions because there are no opt-out provisions in Jones' articles of incorporation or by-laws with respect to these provisions.

     TRANSACTIONS WITH INTERESTED STOCKHOLDERS. Pennsylvania law provides that the types of transaction listed below must be approved by the affirmative vote of at least a majority of the votes that all stockholders are entitled to cast with respect to such transaction, excluding all voting shares owned by an interested stockholder. An interested stockholder is defined in the Pennsylvania Business Corporations Law and generally means someone who owns more than 20% of the stock entitled to elect directors of a corporation. The following types of transactions require the special vote described above:

      in a merger or consolidation, a share exchange or certain sales of assets involving a corporation or its subsidiary, if an interested stockholder is a party to the transaction in a division of the corporation, if an interested stockholder is to receive a disproportionate amount of any of the securities of any corporation surviving or resulting from the division in a voluntary dissolution of the corporation, if an interested stockholder is to be treated differently from others holding shares of the same class or in a reclassification, if an interested stockholder's percentage of voting or economic share interest in the corporation is materially increased relative to substantially all other stockholders


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The special voting requirement with respect to the above types of transactions does not apply if (1) the transaction being proposed has been approved by the corporation's board of directors, excluding directors affiliated with the interested stockholder, (2) the consideration received for each class of stock owned by the interested stockholder is at least as high as the consideration paid for that class by the interested stockholder or (3) the transaction involves a parent corporation which owns at least 80% of the stock.

     Pennsylvania law also prohibits a corporation from engaging in a business combination, such as a merger or consolidation, sale, disposition of property or issuance of shares for a specified percentage of the value of the corporation, with an interested stockholder unless:

      the board of directors of the corporation gives prior approval to the proposed transaction or gives prior approval to the interested stockholder's acquisition of 20% of the shares entitled to vote in an election of directors of the corporation the interested stockholder owns at least 80% of the stock of the corporation entitled to vote in an election of directors and, no earlier than three months after the interested stockholder reaches the 80% level, the majority of the remaining stockholders approve the proposed transaction and stockholders receive a minimum 'fair price' for their shares in the transaction holders of all outstanding common stock approve the transaction no earlier than five years after the interested stockholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction or no earlier than five years after the interested stockholder acquired the 20%, a majority of all the shares approve the transaction, all stockholders receive a minimum fair price for their shares and certain other conditions are met

     STOCKHOLDER RIGHT TO HAVE SHARES PURCHASED IN CONTROL TRANSACTIONS. Under Pennsylvania law, when a person or group of persons acting together holds 20% of the shares entitled to vote in the election of directors, any other stockholder of the registered corporation who objects can, at the time that the control group of persons acquires the 20% stake, under procedures set forth in Pennsylvania law statutes, require the control group to purchase his or her shares at a fair value.

     CERTAIN SHARE ACQUISITIONS. Pennsylvania law also contains provisions which, under certain circumstances, permit a corporation to redeem the shares owned by a group of individuals who own more than 20% of the voting power. The corporation may also remove the voting rights of those shares and require the disgorgement of profits received through the ownership of those shares.

     NINE WEST. Nine West is subject to the provisions of Delaware law described below regarding business combinations with interested stockholders because there is no opt-out provision in its certificate of incorporation with respect to these provisions.

     Section 203 of the Delaware General Corporation Law applies to a broad range of business combinations between a Delaware corporation and an interested stockholder. The Delaware law definition of 'business combination' includes mergers, sales of assets, issuance of voting stock and certain other transactions. An 'interested stockholder' is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation.


     Section 203 prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless:


      the board of directors approved the business combination before the stockholder became an interested stockholder, or the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the


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      transaction began other than shares held by directors who are also officers and other than shares held by certain employee stock plans or the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such stockholder


These limitations on business combinations with interested stockholders do not apply to a corporation that does not have a class of stock listed on a national securities exchange, authorized for quotation on the Nasdaq stock market or held by at least 2,000 holders of record.


RIGHTS PLAN

     JONES. Jones does not have a stockholders' rights plan.


     NINE WEST. Nine West has a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is not complete and is qualified in its entirety by reference to the terms and conditions of the rights agreement. See 'Where You Can Find More Information' on page 72.


     Under the rights agreement, rights attach to each share of Nine West common stock outstanding and, when exercisable, entitle the registered holder to purchase from Nine West one one-thousandth of a share of junior participating preferred stock, par value $0.01 per share, at a purchase price of $120 per one one-thousandth of a share, subject to customary anti-dilution adjustments.


     The rights are not exercisable until the earlier of (1) 10 days following a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of Nine West common stock, thereby becoming an 'Acquiring Person', or (2) 10 business days, or such later date as may be determined by the Nine West board of directors before the time that a person or group has become an Acquiring Person, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which, if completed, would result in a person or group becoming an Acquiring Person. The earlier of these dates is called the 'Distribution Date'. The rights will expire on February 16, 2008, unless the date is extended or unless the rights are earlier redeemed or exchanged by Nine West, in each case as summarized below. For purposes of the 20% beneficial ownership calculation, the shares of Nine West common stock which Mr. Fisher or Mr. Camuto or their respective estates (1) had the right to acquire on February 17, 1998 or (2) acquire or obtain the right to acquire after that date, in either case under employee benefit plans of Nine West, are not included.


     In the event that a person or group becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person, will have the right to receive upon exercise that number of shares of Nine West common stock having a market value of two times the purchase price provided for in the rights agreement. In the event that Nine West is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, in each case, after a person or group becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person, will have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of the transaction have a market value of two times the purchase price provided for in the rights agreement.

     At any time after a person or group becomes an Acquiring Person and before the acquisition by that person or group of 50% or more of the then outstanding shares of Nine West common stock, the Nine West board of directors may exchange the rights, other than those held by an Acquiring Person, in whole or in part, for Nine West common stock or junior preferred stock.

     At any time prior to a person or group becoming an Acquiring Person, the Nine West board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right, subject to customary anti-dilution provisions, or amend the terms of the rights, in each case without the consent of the holders of the rights.


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     Junior participating preferred shares purchasable upon exercise of the rights will not be redeemable. The junior participating preferred shares have dividend, voting and liquidation rights that are intended to result in the value of the one one-thousandth interest in a junior participating preferred share purchasable upon exercise of each right approximating the value of one share of Nine West common stock.

     The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Nine West on terms not approved by the Nine West board of directors. The rights should not interfere with any merger or other business combination approved by the Nine West board of directors prior to the time that a person or group has become an Acquiring Person since the rights may be redeemed or amended by Nine West until such time.


     In connection with the merger, Nine West amended the rights agreement so that it will not be triggered by the merger agreement, the stockholder agreement or the completion of the transactions contemplated by those agreements. Although the merger agreement does not require Jones to adopt a rights plan following the merger, the Jones board may choose to adopt a rights plan at any time following the merger, which may include some or all of the provisions of the current Nine West rights agreement as well as other provisions permitted by Pennsylvania law.


RIGHTS OF INSPECTION

     Under both Pennsylvania law and Delaware law, every stockholder, upon proper written demand stating the purpose, may inspect the corporate books and records as long as the inspection is for a proper purpose and during normal business hours. Under both statutes, a 'proper purpose' is any purpose reasonably related to the interest of the inspecting person as a stockholder.

LIQUIDATION RIGHTS

     The rights of the holders of Jones common stock upon the liquidation or dissolution of Jones are substantially the same as those of the holders of Nine West common stock upon the liquidation or dissolution of Nine West.

CASE LAW AND COURT SYSTEMS


     There is a substantial body of case law in Delaware interpreting the corporation laws of that state. Delaware also has a Court of Chancery which usually adjudicates matters arising under the Delaware General Corporation Law. The body of case law interpreting the corporation law of Pennsylvania is not as significantly developed as in Delaware. In Pennsylvania, matters arising under Pennsylvania law are adjudicated by the general state courts. As a result of these factors, there may be less certainty as to the outcome of matters governed by Pennsylvania law, and, therefore, it may be more difficult to obtain legal guidance as to such matters than would be the case under Delaware law.


                                 LEGAL MATTERS


     The legality of Jones common stock offered by this proxy statement/prospectus will be passed upon for Jones by Ira M. Dansky, Esq., General Counsel of Jones. With respect to certain matters concerning Pennsylvania law, Mr. Dansky will rely on Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania. As of May 4, 1999, Mr. Dansky owned 8,226 shares of Jones common stock and options to purchase 140,000 shares of Jones common stock. Certain United States federal income tax consequences of the merger will be passed upon for Jones by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore acts as counsel for Jones and its subsidiaries from time to time.


     Certain United States federal income tax consequences of the merger will be passed upon for Nine West by its special counsel, Simpson Thacher & Bartlett, New York, New York.


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                                    EXPERTS

     The consolidated financial statements and financial statement schedule of Jones at December 31, 1998, and December 31, 1997, and for each of the three fiscal years in the period ended December 31, 1998, incorporated in this proxy statement/prospectus by reference to Jones' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report which is also incorporated by reference into this proxy statement/prospectus, and have been so incorporated in reliance upon this report given upon the authority of that firm as experts in accounting and auditing.


     The consolidated financial statements and financial statement schedule of Nine West at January 30, 1999 and January 31, 1998, and for each of the three fiscal years in the period ended January 30, 1999, incorporated in this proxy statement/prospectus by reference to Nine West's Annual Report on Form 10-K for the fiscal year ended January 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report which is also incorporated by reference into this proxy statement/prospectus, and have been so incorporated in reliance upon this report given upon the authority of that firm as experts in accounting and auditing. Representatives of Deloitte & Touche LLP are expected to be present at the special meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


     The consolidated financial statements of Sun Apparel, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Jones' current Report on Form 8-K dated September 24, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incoporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS


     In view of the expected timing of the merger, Nine West does not expect to hold an annual meeting of stockholders in 1999. In the event the merger is not completed and Nine West does hold an annual meeting, any proposals of Nine West stockholders intended to be presented at the 1999 annual meeting of Nine West were required to have been received by the Secretary of Nine West no later than March 26, 1999 in order to be considered for inclusion in the 1999 proxy materials of Nine West.


                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Nine West board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Jones and Nine West file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Nine West stockholders may read and copy any reports, statements or other information that Jones and Nine West file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

      Public Reference Room            New York Regional Office            Chicago Regional Office
     450 Fifth Street, N.W.              7 World Trade Center                  Citicorp Center
            Room 1024                         Suite 1300                   500 West Madison Street
     Washington, D.C. 20549               New York, NY 10048                     Suite 1400
                                                                           Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also


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available to the public from commercial document retrieval services and at the
Internet worldwide web site maintained by the Securities and Exchange Commission at 'http://www.sec.gov.' Reports, proxy statements and other information concerning Jones and Nine West may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.


     Jones filed a registration statement on Form S-4 on April 7, 1999, to register with the Securities and Exchange Commission the Jones common stock to be issued to Nine West stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Jones in addition to being a proxy statement of Nine West. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Jones's registration statement or the exhibits to the registration statement.


     The Securities and Exchange Commission allows Jones and Nine West to 'incorporate by reference' information into this proxy statement/prospectus, which means that the companies can disclose important information to Nine West stockholders by referring them to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Jones and Nine West have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Jones and Nine West that is not included in or delivered with this proxy statement/prospectus.

JONES FILINGS (FILE NO. 1-10746)                               PERIOD
--------------------------------                               ------
Annual Report on Form 10-K                        Fiscal Year ended December 31, 1998
Current Reports on Form 8-K                       Filed January 22, 1999, January 25, 1999 and March 3, 1999
Proxy Statement                                   Filed March 31, 1999
The description of Jones common stock set forth   Filed under Section 12 of the Exchange Act on April 19, 1991,
  in the Jones Registration Statement on Form       including any amendment or report filed with the Securities
  8-A                                               and Exchange Commission for the purpose of updating such
                                                    description


NINE WEST FILINGS (FILE NO. 1-11161)                           PERIOD
------------------------------------                           ------
Annual Report on Form 10-K                        Fiscal Year ended January 30, 1999
Current Reports on Form 8-K                       Filed February 2, 1999 and March 3, 1999
The description of Nine West common stock set     Filed under Section 12 of the Exchange Act on May 26, 1992,
  forth in the Nine West Registration Statement     including any amendment or report filed with the Securities
  on Form 8-A                                       and Exchange Commission for the purpose of updating such
                                                    description
The description of the Nine West rights to        Filed under Section 12 of the Exchange Act on February 20,
  acquire junior participating preferred stock      1998, including any amendment or report filed with the
  set forth in the Nine West Registration           Securities and Exchange Commission for the purpose of
  Statement on Form 8-A                             updating such description


     Jones and Nine West also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.


                                       73


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     Jones has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Jones, and Nine West has supplied all such information relating to Nine West.

     As noted in 'The Merger -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares', Nine West stockholders should not send in their Nine West stock certificates until they receive the transmittal materials from the exchange agent. Nine West stockholders of record who have further questions about their stock certificates or the exchange of their Nine West common stock for the merger consideration should call the exchange agent.

     Nine West stockholders may have received some of the documents incorporated by reference. However, Nine West stockholders can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Nine West stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

             Jones Apparel Group, Inc.                              Nine West Group Inc.
              250 Rittenhouse Circle                           11933 Westline Industrial Drive
                   Keystone Park                                     St. Louis, MO 63146
                 Bristol, PA 19007                              Attention: Investor Relations
             Attention: Wesley R. Card                            Telephone: (314) 579-8812
             Telephone: (215) 785-4000


     Nine West stockholders should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Nine West has not authorized anyone to provide Nine West stockholders with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated May 12, 1999. Nine West stockholders should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to Nine West stockholders nor the issuance of Jones common stock in the merger creates any implication to the contrary.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Jones and Nine West and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as 'forward-looking statements' for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Jones and Nine West, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Jones and Nine West and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

      the performance of Jones' and Nine West's products within, and the overall strength of, the prevailing retail environment customer acceptance of new designs and newly-introduced product lines changes in the costs of raw materials, labor and advertising the ability of Jones and Nine West to secure and protect trademarks and other intellectual property rights the ability to integrate the operations of Jones and Nine West, including their respective product lines and the retail operations of Nine West, and the effects of vigorous competition in the markets in which Jones and Nine West operate


     Words such as 'estimate', 'project', 'plan,' 'intend', 'expect', 'believe' and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated herein by reference, including, but not limited to, Jones' Annual Report on Form 10-K for the year ended December 31, 1998, including any amendments, and Nine West's Annual Report on Form 10-K for the 52-week period ended January 30, 1999, including any amendments. Nine West stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Neither Jones nor Nine West undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.



                                      75


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

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                                                                         ANNEX A


________________________________________________________________________________

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 1, 1999

                                     AMONG

                           JONES APPAREL GROUP, INC.

                           JILL ACQUISITION SUB INC.

                                      AND

                              NINE WEST GROUP INC.

________________________________________________________________________________



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

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
                                                    ARTICLE I
                                                   THE MERGER

1.1 The Merger............................................................................................    A-5
1.2 Closing...............................................................................................    A-6
1.3 Effective Time........................................................................................    A-6
1.4 Effects of the Merger.................................................................................    A-6
1.5 Certificate of Incorporation..........................................................................    A-6
1.6 By-Laws...............................................................................................    A-6
1.7 Officers and Directors of Surviving Corporation.......................................................    A-6
1.8 Effect on Capital Stock...............................................................................    A-6
1.9 Treatment of Convertible Notes........................................................................    A-8
1.10 Treatment of Options.................................................................................    A-8

                                                   ARTICLE II
                                            EXCHANGE OF CERTIFICATES

2.1 Exchange Fund.........................................................................................    A-9
2.2 Exchange Procedures...................................................................................    A-9
2.3 Distributions with Respect to Unexchanged Shares......................................................   A-10
2.4 No Further Ownership Rights in Company Common Stock...................................................   A-10
2.5 No Fractional Shares of Parent Common Stock...........................................................   A-10
2.6 Termination of Exchange Fund..........................................................................   A-10
2.7 No Liability..........................................................................................   A-11
2.8 Investment of the Exchange Fund.......................................................................   A-11
2.9 Lost Certificates.....................................................................................   A-11
2.10 Withholding Rights...................................................................................   A-11
2.11 Further Assurances...................................................................................   A-11
2.12 Stock Transfer Books.................................................................................   A-11

                                                   ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.........................................................   A-12
     (a) Organization, Standing and Power.................................................................   A-12
     (b) Capital Structure................................................................................   A-12
     (c) Authority; No Conflicts..........................................................................   A-13
     (d) Reports and Financial Statements.................................................................   A-14
     (e) Information Supplied.............................................................................   A-14
     (f) Board Approval...................................................................................   A-15
     (g) Vote Required....................................................................................   A-15
     (h) Rights Agreement.................................................................................   A-15
     (i) Absence of Certain Changes or Events.............................................................   A-15
     (j) Litigation.......................................................................................   A-16
     (k) Compliance with Laws.............................................................................   A-16
     (l) Taxes............................................................................................   A-16
     (m) Employee Benefits................................................................................   A-16
     (n) Environmental Matters............................................................................   A-17
     (o) Liabilities......................................................................................   A-18
     (p) Brokers or Finders...............................................................................   A-19
     (q) Opinion of Financial Advisor.....................................................................   A-19
     (r) Certain Agreements...............................................................................   A-19
     (s) Intellectual Property............................................................................   A-19
     (t) Antitrust Matters................................................................................   A-19

                                                                                                             PAGE
                                                                                                             ----
     (u) Year 2000 Compliance.............................................................................   A-20
3.2 Representations and Warranties of Parent..............................................................   A-20
     (a) Organization, Standing and Power.................................................................   A-20
     (b) Capital Structure................................................................................   A-20
     (c) Authority; No Conflicts..........................................................................   A-21
     (d) Reports and Financial Statements.................................................................   A-21
     (e) Information Supplied.............................................................................   A-22
     (f) Vote Required....................................................................................   A-22
     (g) Absence of Certain Changes or Events.............................................................   A-22
     (h) Litigation.......................................................................................   A-22
     (i) Compliance with Laws.............................................................................   A-22
     (j) Taxes............................................................................................   A-23
     (k) Employee Benefits................................................................................   A-23
     (l) Liabilities......................................................................................   A-23
     (m) Brokers or Finders...............................................................................   A-23
     (n) No Business Activities...........................................................................   A-23
     (o) Financing........................................................................................   A-23

                                                   ARTICLE IV
                                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Covenants of the Company..............................................................................   A-24
     (a) Ordinary Course..................................................................................   A-24
     (b) Dividends; Changes in Share Capital..............................................................   A-24
     (c) Issuance of Securities...........................................................................   A-24
     (d) Governing Documents..............................................................................   A-25
     (e) No Acquisitions..................................................................................   A-25
     (f) No Dispositions..................................................................................   A-25
     (g) Investments; Indebtedness........................................................................   A-25
     (h) Accounting Methods; Income Tax Elections.........................................................   A-25
     (i) Company Rights Agreement.........................................................................   A-26
     (j) Compensation.....................................................................................   A-26
     (k) Claims...........................................................................................   A-26
     (l) Other Actions....................................................................................   A-26
     (m) No General Authorization.........................................................................   A-26
4.2 Covenants of Parent...................................................................................   A-26
     (a) Conduct of Business..............................................................................   A-26
     (b) Dividends; Changes in Share Capital..............................................................   A-26
     (c) Liquidation......................................................................................   A-27
     (d) Governing Documents..............................................................................   A-27
     (e) No Acquisitions..................................................................................   A-27
     (f) Other Actions....................................................................................   A-27
     (g) No General Authorization.........................................................................   A-27
4.3 Advice of Changes; Governmental Filings...............................................................   A-27
4.4 Specified Matters.....................................................................................   A-27
4.5 Notification of Certain Matters.......................................................................   A-28

                                                    ARTICLE V
                                              ADDITIONAL AGREEMENTS

5.1 Preparation of Form S-4 and Proxy Statement/Prospectus; Company Stockholders Meeting..................   A-28
5.2 Access to Information.................................................................................   A-30
5.3 Reasonable Best Efforts...............................................................................   A-30
5.4 Acquisition Proposals.................................................................................   A-31
5.5 Employee Benefits Matters.............................................................................   A-33

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





                                                                                                             PAGE
                                                                                                             ----
5.6 Fees and Expenses.....................................................................................   A-34
5.7 Directors' and Officers' Insurance....................................................................   A-34
5.8 Rights Agreement......................................................................................   A-35
5.9 Public Announcements..................................................................................   A-35
5.10 Accountants' Letters.................................................................................   A-35
5.11 Listing of Shares of Parent Common Stock.............................................................   A-35
5.12 Affiliate Letter.....................................................................................   A-35
5.13 Parent Board of Directors............................................................................   A-36
5.14 Stockholder Litigation...............................................................................   A-36

                                                   ARTICLE VI
                                              CONDITIONS PRECEDENT

6.1 Conditions to Each Party's Obligation to Effect the Merger............................................   A-36
     (a) Stockholder Approval.............................................................................   A-36
     (b) No Injunctions or Restraints, Illegality.........................................................   A-36
     (c) HSR Act..........................................................................................   A-36
     (d) NYSE Listing.....................................................................................   A-36
     (e) Effectiveness of the Form S-4....................................................................   A-36
6.2 Additional Conditions to Obligations of Parent and Merger Sub.........................................   A-36
     (a) Representations and Warranties...................................................................   A-36
     (b) Performance of Obligations of the Company........................................................   A-37
     (c) Tax Opinion......................................................................................   A-37
     (d) No Litigation....................................................................................   A-37
     (e) Consents.........................................................................................   A-37
     (f) Material Adverse Effect..........................................................................   A-37
6.3 Additional Conditions to Obligations of the Company...................................................   A-37
     (a) Representations and Warranties...................................................................   A-37
     (b) Performance of Obligations of Parent.............................................................   A-38
     (c) Tax Opinion......................................................................................   A-38
     (d) Material Adverse Effect..........................................................................   A-38

                                                   ARTICLE VII
                                            TERMINATION AND AMENDMENT

7.1 Termination...........................................................................................   A-38
7.2 Effect of Termination.................................................................................   A-40
7.3 Amendment.............................................................................................   A-41
7.4 Extension; Waiver.....................................................................................   A-41

                                                  ARTICLE VIII
                                               GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Agreements............................................   A-41
8.2 Notices...............................................................................................   A-41
8.3 Interpretation........................................................................................   A-42
8.4 Counterparts..........................................................................................   A-42
8.5 Entire Agreement; No Third Party Beneficiaries........................................................   A-42
8.6 Governing Law.........................................................................................   A-42
8.7 Severability..........................................................................................   A-42
8.8 Assignment............................................................................................   A-43
8.9 Submission to Jurisdiction; Waivers...................................................................   A-43
8.10 Enforcement..........................................................................................   A-43
8.11 Definitions..........................................................................................   A-43
8.12 Other Agreements.....................................................................................   A-44

                         LIST OF EXHIBITS

EXHIBIT                                                    TITLE
----------  ----------------------------------------------------------------------------------------------------
5.12        Form of Company Affiliate Letter
6.2(c)(1)   Form of tax opinion of Cravath, Swaine & Moore
6.3(c)(1)   Form of tax opinion of Simpson Thacher & Bartlett

     AGREEMENT AND PLAN OF MERGER, dated as of March 1, 1999 (this 'Agreement'), among JONES APPAREL GROUP, INC., a Pennsylvania corporation ('Parent'), JILL ACQUISITION SUB INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent ('Merger Sub'), and NINE WEST GROUP INC., a Delaware corporation (the 'Company').

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that the merger of the Company with Merger Sub on the terms set forth in this Agreement (the 'Merger') is in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger (and, in the case of the Board of Directors of the Company, recommended that it be adopted by the Company's stockholders), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $.01 per share, of the Company (the 'Company Common Stock') issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) (together with each associated Right (as defined in Section 3.1(b)), other than shares owned or held directly by Parent, Merger Sub or by the Company and other than Dissenting Shares (as defined in Section 1.8(e)), will be converted into the right to receive a unit consisting of a fraction of a fully paid and nonassessable share of common stock, par value $.01 per share, of Parent ('Parent Common Stock') and an amount in cash;

     WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, contemporaneously with the execution and delivery of this Agreement, Parent is entering into a stockholder agreement (the 'Stockholder Agreement') with certain beneficial and record stockholders of the Company pursuant to which, among other things, such stockholders, severally and not jointly, have agreed to vote the shares of Company Common Stock then owned by them in favor of the Merger and to take certain other actions in support of the Merger, and such Stockholder Agreement and the transactions consummated thereby have been approved by the Board of Directors of the Company;

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the regulations promulgated thereunder (subject to the election provided for in Section 1.1).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the 'DGCL'), the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the 'Surviving Corporation') under the name 'Nine West Group Inc.'. In lieu of the Company being merged with and into Merger Sub, if all of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date (as defined in Section 1.2)) have been satisfied or waived other than the condition set forth in
Section 6.2(c) or 6.3(c) (relating to the receipt of opinions that the Merger is a reorganization under Section 368(a) of the Code), the Company shall have the right to irrevocably elect (the 'Reverse Merger Election') by notice delivered to Parent, and upon the terms and subject to the conditions set forth in this Agreement, to cause the 'Merger' to be a merger of Merger Sub with and into the Company at the Effective Time, in which case, following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

     1.2 Closing. The closing of the Merger (the 'Closing') will take place on the second Business Day after the satisfaction or, subject to applicable law, waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the 'Closing Date'), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 unless another place is agreed to in writing by the parties hereto; provided, however, that if the Parent Common Stock Price is less than $21.00, then the Closing shall not occur until the fifth Business Day after the Determination Date (as defined below) unless the Company shall have terminated this Agreement pursuant to Section 7.1(i). The date on which the conditions set forth in Article VI have been satisfied or, subject to applicable law, waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) is hereinafter referred to as the 'Determination Date'.

     1.3 Effective Time. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the 'Certificate of Merger') in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the 'Effective Time').

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Certificate of Incorporation. Unless the Reverse Merger Election is made, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:
'The name of this Corporation is `Nine West Group Inc.' '. If the Reverse Merger Election is made, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6 By-Laws. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7 Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     1.8 Effect on Capital Stock. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof,

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent or Merger Sub or held by the Company, all of which shall be canceled as provided in Section 1.8(c), and other than any Dissenting Shares (as defined in Section 1.8(e)) shall be converted into the right to receive (i) cash in an amount equal to $13.00; and (ii) a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Exchange Ratio (as defined below) (collectively, the 'Merger Consideration'). For purposes of this Agreement, 'Exchange Ratio' means
 .5011 shares of Parent Common Stock; provided that if the Parent Common Stock Price (as defined below) is (1) less than $24.00, the Exchange Ratio shall be equal to $12.00 divided by the Parent Common Stock Price, rounded to the nearest 1/10,000 or (2) more than $34.00, the Exchange Ratio shall be equal to $17.00 divided by the Parent Common Stock Price, rounded to the nearest 1/10,000; provided, further, that if the Parent Common Stock Price is less than $21.00, the Exchange Ratio shall be .5714 and if the Parent Common Stock Price is greater than $36.00, the Exchange Ratio shall be .4722. 'Parent Common Stock Price' means the average of the closing sales prices of Parent Common Stock on the New York Stock Exchange ('NYSE') Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the 15 consecutive NYSE trading days immediately preceding the Determination Date.

     (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock (other than shares referred to in Sections 1.8(c) and (e)) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a 'Certificate') shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled all in accordance with Article II upon the surrender of such certificate.

     (c) Each share of Company Common Stock issued and owned or held by Parent, Merger Sub or the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (d) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation as of the Effective Time.

     (e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ('Dissenting Shares') shall not be converted into a right to receive Merger Consideration or any cash in lieu of fractional shares of Parent Common Stock (but shall have the rights set forth in Section 262 of the DGCL (or any successor provision)) unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive Merger Consideration in accordance with this Section 1.8. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or agree to do or commit to do any of the foregoing.

     (f) If prior to the Effective Time, Parent or the Company, as the case may be, should (after obtaining the consent required by Section 4.1 or 4.2, as the case may be, hereof) split, combine or


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otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay
a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, or otherwise change the Parent Common Stock or Company Common
Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of the Parent Common Stock or the Company Common Stock, respectively, then any number or amount contained herein which is based upon the Parent Common Stock Price or the number of shares of Company Common Stock or Parent Common Stock, as the case may be, will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

     1.9 Treatment of Convertible Notes. (a) Pursuant to Section 14.6 of the Indenture, dated as of June 26, 1996 (the 'Convertible Notes Indenture'), between the Company and Chemical Bank, as trustee, relating to the Company's
5 1/2% Convertible Subordinated Notes Due 2003 (the 'Convertible Notes'), prior to the Effective Time, the Company, Merger Sub and Parent shall enter into a supplemental indenture in accordance with Section 14.6 of the Convertible Notes Indenture.

     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Convertible Notes appropriate notices setting forth such holders' rights pursuant to the Convertible Notes Indenture with respect thereto to the extent required by the terms thereof.

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Convertible Notes and file a registration statement on Form S-3 (or any successor or other appropriate form) with respect to such shares and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the Convertible Notes remain outstanding.

     1.10 Treatment of Options. (a) (i) Immediately prior to the Effective Time, each outstanding stock option granted to present and former employees and non-employee directors of the Company and its Subsidiaries (together, an 'Option'), whether or not then exercisable, which Option has an exercise price per share that is less than the value of the per share Merger Consideration on the Closing Date (based on the closing sales price on the Closing Date of Parent Common Stock on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) (the 'Closing Consideration Value'), shall be canceled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Option and (ii) the excess of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Option.

     (ii) Immediately prior to the Effective Time, each outstanding Option, whether or not then exercisable, which Option has an exercise price per share that is greater than the per share Closing Consideration Value (each, an 'Underwater Option'), shall be converted into an option to acquire, on the same terms and conditions (including exercise price) as previously applicable to such Underwater Options, the per share Closing Consideration Value for each share of Company Common Stock previously subject to such Underwater Option (after any such adjustment, a 'Parent Option'); provided, however, that the Parent Option shall be further adjusted to (i) reduce the exercise price of the Parent Option by the value of the cash portion of the Closing Consideration Value, (ii) eliminate the requirement that the cash portion of the Closing Consideration Value be delivered upon exercise of the Parent Option, and (iii) with respect to each Parent Option having the same exercise price, the number of any fractional shares of Parent Common Stock shall be added together to create whole shares of Parent Common Stock, and the per share exercise price of each Parent Option shall be appropriately adjusted. The aggregate number of shares of Parent Common Stock delivered pursuant to the Parent Option shall be rounded down to the nearest whole share.

     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the Company


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Stock Option Plans after giving effect to the transaction and the provisions set forth above. In addition, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of a Parent Option. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such Parent Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

     (c) The Company shall use its reasonable best efforts to take such actions as are reasonably necessary to provide that (i) other than as contemplated hereunder no further issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be made on or after the Effective Time under any Company Stock Plan and (ii) following the Effective Time, no holder of an Option or any participant in any Company Stock Option Plan or other Company Plan shall have the right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

     2.1 Exchange Fund. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.8, all the cash and certificates representing shares of Parent Common Stock to be paid or issued pursuant to this Agreement in exchange for outstanding Company Common Stock and cash sufficient to pay cash in lieu of fractional shares required to be paid pursuant to Section 2.5. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the 'Exchange Fund'.

     2.2 Exchange Procedures. As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of a Certificate other than Certificates to be canceled pursuant to Section 1.8(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock and the amount of cash (including amounts to be paid pursuant to Section 1.8(a)(i), in lieu of fractional shares of Parent Common Stock pursuant to Section 2.5 and in respect of any dividends or other distributions to which holders are entitled pursuant to Section 2.3), if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.8, Section 2.3 or Section 2.5. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash pursuant to Section 1.8(a) and cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.3, may be issued with respect to such Company


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Common Stock to a Person other than the Person in whose name the Certificate surrendered is registered if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the other provisions of this Article II.

     2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     2.4 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 1.8(a), 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock. If, after the Effective Time, such Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer, they shall be canceled and exchanged as provided in this Article II.

     2.5 No Fractional Shares of Parent Common Stock. (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock. For purposes of this Section 2.5, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the last sales price per share of Parent Common Stock quoted on the NYSE on the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the shares of Company


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Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section
2.5 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.3.

     2.7 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8 Investment of the Exchange Fund. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.12 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.


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                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the 'Company Disclosure Schedule') (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company represents and warrants to Parent as follows:

     (a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(d)) on the Company. The copies of the restated certificate of incorporation and the second amended and restated by-laws of the Company which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (b) Capital Structure. (i) The authorized capital stock of the Company consists of (A) 100,000,000 shares of Company Common Stock, of which 33,985,098 shares were outstanding as of February 26, 1999 and (B) 25,000,000 shares of preferred stock, par value $.01 per share, of which, as of the date hereof, 70,000 shares of Series A Junior Participating Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the 'Rights') distributed to the holders of Company Common Stock pursuant to the Rights Agreement, dated as of February 17, 1998, between the Company and The Bank of New York, as rights agent (the 'Rights Agreement'), and as of February 26, 1999, there were no other shares of capital stock of the Company outstanding. As of February 26, 1999, 1,952,900 shares of Company Common Stock were held by the Company in its treasury. Since February 26, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares (and associated Rights) pursuant to options or rights outstanding as of February 26, 1999 under the Benefit Plans (as defined in Section 8.11(a)) of the Company and issuances of shares (and associated Rights) upon conversion of the Convertible Notes. All issued and outstanding shares of the capital stock of the Company are, and any shares of Company Common Stock which may be issued upon the exercise of options when issued will be, duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding, as of February 26, 1999, no options, warrants or other rights to acquire (including through the conversion or exchange of securities) capital stock from the Company other than (x) the Rights, (y) Options (other than Underwater Options), representing in the aggregate the right to purchase 248,422 shares of Company Common Stock and Underwater Options representing in the aggregate the right to purchase 5,458,852 shares of Company Common Stock, in each case under the Company's Second Amended and Restated Stock Option Plan, 1993 Directors' Stock Option Plan and First Amended and Restated 1994 Long-Term Performance Plan (collectively, the 'Company Stock Option Plans'), and (z) the Convertible Notes representing in the aggregate the right to convert into 3,055,958 shares of Company Common Stock. Other than the associated Rights issued with the shares issued as described above, no options or warrants or other rights to acquire capital stock from the Company have been issued or granted since February 26, 1999 to the date of this Agreement. As of February 26, 1999, the weighted average exercise price of the Underwater Options and the Options (other than the Underwater Options) was approximately $31.79 and $16.55, respectively.

     (ii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether currently or upon the occurrence of an event) on any matters on which stockholders


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of the Company or any of its Subsidiaries may vote ('Company Voting Debt') are issued or outstanding or subject to issuance.

     (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 4.1, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     (iv) All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned by the Company or a wholly owned Subsidiary of the Company free and clear of all claims, liens, charges, mortgages, encumbrances, pledges, security interests or other restrictions of any kind or nature whatsoever ('Liens'), except for Liens which would not reasonably be expected to have a Material Adverse Effect on the Company. Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to the business of the Company and its Subsidiaries, taken as a whole.

     (c) Authority; No Conflicts. (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote (as defined in Section 3.1(g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger, to the adoption of this Agreement by the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     (ii) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of a Lien on any assets of the Company or any of its Subsidiaries (any such conflict, breach, violation, default, right of termination, amendment, cancellation, acceleration, guarantee, entitlements, liens or other occurrence, loss or creation, a 'Violation') pursuant to: (A any provision of the certificate of incorporation or by-laws of the Company or the governing documents of any Subsidiary of the Company, or (B) except as would not reasonably be expected to have a Material Adverse Effect on the Company or to prevent or materially impede or delay the consummation of the transactions contemplated hereby and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, court, administrative agency or commission or other governmental authority or


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instrumentality, domestic, foreign or supranational, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a 'Governmental Entity'), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended , and the rules and regulations promulgated thereunder (the 'HSR Act'), (B) state securities or 'blue sky' laws (the 'Blue Sky Laws'), (C) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the 'Securities Act'), (D) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the 'Exchange Act'), (E) the DGCL with respect to the filing of the Delaware Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws of any jurisdiction, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on the Company or to prevent or materially impede or delay the consummation of the transactions contemplated hereby. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as 'Required Consents.'

     (d) Reports and Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the 'SEC') since February 1, 1997 (collectively, including all exhibits thereto, the 'Company SEC Reports'). No Subsidiary of the Company is required to file any form, report or other document with the SEC. None of the Company SEC Reports filed prior to the date of this Agreement (as of their respective dates or, if amended or superseded by a filing prior to the date of this Agreement, then instead, as of the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with (and prepared in all material respects in accordance with) United States generally accepted accounting principles ('U.S. GAAP') consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments which are not expected to be material. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

     (e) Information Supplied. (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in the Merger will, at the time the Form S-4 (as defined in Section 5.1) is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Proxy Statement/Prospectus (as defined in Section 5.1) included in the Form S-4 related to the Company Stockholders Meeting (as defined in Section 5.1) and the Parent Common Stock to be issued in the Merger will, on the date it is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, (x) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy


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Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

     (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy
Statement/Prospectus based on information supplied by Parent for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the 'Board Approval'), has duly (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, (ii) approved the Stockholder Agreement and the transactions contemplated thereby and this Agreement, the Merger and the other transactions contemplated hereby and
(iii) recommended that the stockholders of the Company adopt and approve this Agreement and the Merger. The Board Approval constitutes approval of the Stockholder Agreement and the transactions contemplated thereby and of this Agreement and the Merger for purposes of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to Parent or any of its affiliates in connection with the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement (assuming that Parent is not an 'interested stockholder' of the Company under Section 203 of the DGCL immediately before the execution and delivery of this Agreement and the Stockholder Agreement and does not take any other actions (other than actions relating to the Stockholder Agreement) to become an 'interested stockholder' thereunder). To the knowledge on the date of this Agreement of the Company, no other state takeover statute or similar statute or regulation applies to this Agreement, the Stockholder Agreement or the transactions contemplated hereby or thereby except for those that would not reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated hereby.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the 'Required Company Vote') is the only vote or approval of the holders of any class or series of Company capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby (assuming that Parent is not an 'interested stockholder' of the Company under Section 203 of the DGCL immediately before the execution and delivery of this Agreement and the Stockholder Agreement).

     (h) Rights Agreement. The Board of Directors of the Company has approved an amendment to the Rights Agreement to the effect that neither Parent nor Merger Sub will become an 'Acquiring Person,' and that no 'Stock Acquisition Date' or 'Distribution Date' (as such terms are defined in the Rights Agreement) will occur, as a result of the approval, execution or delivery of this Agreement or the Stockholder Agreement or the consummation of the transactions contemplated hereby or thereby.

     (i) Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports filed and publicly available prior to the date of this Agreement (the 'Filed Company SEC Reports'), since January 31, 1998, (i) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice (except, after the date of this Agreement, to the extent permitted or expressly contemplated by Section 4.1), (ii) there has not been any Material Adverse Effect on the Company or, to the knowledge of the Company, any change, event, circumstance or effect that would, in the reasonably foreseeable future, have a Material Adverse Effect on the Company and (iii) there has not occurred (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any capital stock of the Company; (B) any material change in financial or tax accounting methods, principles or practices by the Company or any Subsidiary of the Company, except insofar as may have been required by a change in GAAP or the Code; or (C) any material elections with respect to Taxes (as defined in


                                       A-15


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Section 3.1(1)) by the Company or any Subsidiary thereof or any settlement or compromise by the Company or any Subsidiary thereof of any material Tax liability or refund.

     (j) Litigation. There are no claims, actions, suits, proceedings or investigations (collectively, 'Claims') pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any Governmental Entity nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator (collectively, 'Orders') outstanding against the Company or any of its Subsidiaries, except for such Claims or Orders set forth in the Filed Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (k) Compliance with Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (the 'Company Permits'), that are required for them to own, lease or operate their assets and to carry on their businesses as presently conducted, except as set forth in the Filed Company SEC Reports or except where the failure to hold Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There has occurred no default under or violation of any such Company Permit, except as set forth in the Filed Company SEC Reports or except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for such violations set forth in the Filed Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (l) Taxes. The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries is or has been a member, has timely filed all material Tax Returns (as defined below) required to be filed by it in the manner provided by law and has paid all Taxes (as defined below) shown thereon to be due. All assessments for Taxes due with respect to federal income Tax Returns of the Company and each of its Subsidiaries that have been examined by and settled with the United States Internal Revenue Service have been fully paid, adequately provided for or are being contested in good faith, except as set forth in the Filed Company SEC Reports or where the failure to be fully paid, adequately provided for, or contested would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, 'Taxes' shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, 'Tax Return' shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

     (m) Employee Benefits. (i) Section 3.1(m)(i) of the Company Disclosure Schedule sets forth a list of each material Benefit Plan of the Company or its Subsidiaries sponsored or maintained by the Company or its Subsidiaries, in which present or former employees of the Company or any of its Subsidiaries ('Company Employees') participate (collectively, the 'Company Plans'), which list shall exclude (A) all Benefit Plans of the Company or its Subsidiaries in which Company Employees employed outside the United States participate and (B) any employment, termination or severance contracts or agreements, which individually or in the aggregate, would not result in liability that would be material to the Company. The Company has made available to Parent true and correct copies of (i) each Company Plan, (ii) the most recent Forms 5500 filed with respect to each Company Plan, (iii) the most recent actuarial valuations prepared with respect to each


                                       A-16


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Company Plan and (iv) the most recent determination letter issued by the
Internal Revenue Service with respect to each Company Plan. The Company Plans are in compliance in all respects with all applicable requirements of ERISA, the Code, and other applicable laws and have been administered in all respects in accordance with their terms and such laws, except where the failure to so comply or be administered would not reasonably be expected to have a Material Adverse Effect on the Company. Each Company Plan which is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to cause the loss of such favorable determination.

     (ii) No Company Plan is a 'multiemployer plan' (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any ERISA Affiliate (defined as any corporation or trade or business (whether or not incorporated) which would be treated as a member of a controlled group including the Company under Section 4001(a)(14)) has sponsored or contributed to any 'multiemployer plan'. No event or condition has occurred in connection with which the Company or any of its ERISA Affiliates would be reasonably likely to be subject to any material liability, encumbrance or lien with respect to any Company Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which the Company or any of its ERISA Affiliates are required to indemnify any person against such liability, where such liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) there are no pending or, to the knowledge of the Company, threatened claims, suits, audits or investigations related to any Company Plan and (ii) no Company Plan provides post-retirement welfare benefits to any Company Employees other than as required by law.

     (iii) Except as would not be reasonably likely to result in material liability, the consummation of the transactions contemplated by this Agreement (alone or in connection with any subsequent event, including a termination of employment) will not (A) accelerate the vesting or payment of any economic benefit provided or made available to any Company Employees, (B) increase the amount of any economic benefit provided or made available to any Company Employees or (C) accelerate or increase the funding obligation of the Company or its Subsidiaries with respect to any Company Plan.

     (iv) Since September 30, 1998, there has not occurred any amendment to, or adoption of, any Company Benefit Plan that increases the obligations of the Company or its Subsidiaries or any granting by the Company or any Subsidiaries thereof to a current or former director or officer of any increase in compensation or bonus, except in the ordinary course of business consistent with past practice, as was required under then-existing employment agreements or as would not, individually or in the aggregate, be reasonably likely to result in an increase in liability to the Company or any of its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole.

     (n) Environmental Matters. (i) Except as disclosed in the Filed Company SEC Reports or except where the failure to obtain or timely apply for Environmental Permits (as defined below) would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries have obtained, or have timely applied for, all environmental, health and safety permits, licenses and governmental authorizations (collectively, 'Environmental Permits') necessary under applicable Environmental Laws to conduct their business and operations as currently conducted.

     (ii) Except as would not reasonably be expected to have a Material Adverse Effect on the Company or except as disclosed in the Filed Company SEC Reports, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 3.1(n)(vi)) and Environmental Permits, and neither the Company nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that the Company or any of its Subsidiaries is not in such compliance.


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     (iii) Except as would not reasonably be expected to have a Material Adverse
Effect on the Company or except as disclosed in the Filed Company SEC Reports, there are no Environmental Claims (as defined in Section 3.1(n)) pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in either case arising out of (A) any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or
(B) any current or former operations of the Company or any of its Subsidiaries.

     (iv) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, or except as disclosed in the Filed Company SEC Reports, neither the Company nor any of its Subsidiaries has retained, or assumed, either contractually or by operation of law, any liabilities of which the Company has knowledge arising under applicable Environmental Laws.

     (v) Except as disclosed in the Filed Company SEC Reports and except to the extent that the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws governing the investigation, remediation and monitoring of a facility at the time of its transfer, including the New Jersey Industrial Site Recovery Act and the Connecticut Transfer Act, to the extent required to consummate the transactions contemplated by this Agreement.

     (vi) (A) 'Environmental Claims' means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (in each case in writing) by any Person or entity (including any Governmental Entity), alleging noncompliance, violation or potential liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, or related to (x) the presence, Release (as defined in
Section 3.1(n)) or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (y) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit.

     (B) 'Environmental Laws' means all foreign, federal, state and local laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it related to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials.

     (C) 'Hazardous Materials' means (x) any petroleum or petroleum products, fractions or wastes, radioactive materials or wastes, friable asbestos and polychlorinated biphenyls; and (y) any other chemical, material, substance or waste the generation, manufacture, processing, distribution, possession, use, treatment, storage or Release of which is prohibited, limited or regulated under any applicable Environmental Law.

     (D) 'Release' means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

     (o) Liabilities. Except for (i) liabilities (other than those incurred pursuant to contracts) incurred in the ordinary course of business consistent with past practice since January 31, 1998, (ii) liabilities under contracts incurred in the ordinary course of business consistent with past practice,
(iii) liabilities arising from this Agreement and transaction expenses incurred in connection with this Agreement, (iv) liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company and (v) liabilities set forth on any balance sheet (including the notes thereto) included in the Filed Company SEC


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Reports, to the knowledge as of the date hereof of the Company neither the
Company nor any of its Subsidiaries has any liabilities.

     (p) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, except Bear, Stearns & Co. Inc. (the 'Financial Advisor'), whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm previously provided to Parent.

     (q) Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (the 'Fairness Opinion').

     (r) Certain Agreements. (i) Except as disclosed in the Filed Company SEC Reports and, with respect to contracts entered into after January 31, 1998, except as would not reasonably be expected to have a Material Adverse Effect on the Company, as of the date hereof there are no contracts to which the Company or any of its Subsidiaries is a party or by which it is bound which are or would be required to be filed as an exhibit to the Company SEC Reports (any contracts so filed or required to be so filed collectively, the 'Material Contracts').
Section 3.1(r)(i) of the Company Disclosure Schedule lists all contracts to which the Company or any of its Subsidiaries is a party or by which they are bound which contain provisions restricting or limiting the Company's or its affiliates' ability to compete or otherwise engage in specified lines of business, except those which would not reasonably be expected to have a Material Adverse Effect on Parent.

     (ii) To the knowledge as of the date hereof of the Company, the aggregate principal amount of indebtedness for borrowed money of the Company and its Subsidiaries (including any indebtedness for borrowed money under the Trade Receivables Master Trust Pooling and Servicing Agreement of the Company) outstanding as of the date hereof is approximately $674 million.

     (iii) Neither the Company nor any of its Subsidiaries is in default under any Material Contract, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by the Company or any of its Subsidiaries or, to the knowledge of the Company, a default thereunder by any other party thereto, except as set forth in the Filed Company SEC Reports or for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (s) Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all United States and foreign issued patents, patent rights, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names, copyrights, software and know-how (the 'Intellectual Property') currently used by the Company and its Subsidiaries in their business, except where the failure to so own, license or otherwise have the right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

     (i) the use of the Intellectual Property by the Company and its Subsidiaries does not interfere with, infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property or proprietary information of any other Person; and

     (ii) to the knowledge of the Company, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property of the Company or any of its Subsidiaries.

     (t) Antitrust Matters. In connection with all pending or threatened antitrust and related investigations by Governmental Entities and purported class action lawsuits involving the Company and its Subsidiaries and the related resale pricing policies of all the branded wholesale divisions of the Company and its Subsidiaries (collectively, the 'Antitrust Matters'), and subject in all respects


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to the terms of the Agreement Concerning the Disclosure of Materials Subject to
the Attorney-Client Privilege, Work Product and Other Disclosures dated as of February 21, 1999 (the 'Disclosure Agreement') between Parent, the Company and the respective legal counsel to Parent and the Company parties thereto, and the Company's rights generally to assert attorney client, work product or similar privilege, the Company has made available to Parent and/or its counsel certain information which is relevant to the Antitrust Matters. To the knowledge of the Company as of the date of this Agreement, there is no factual information which is relevant to the Antitrust Matters which has not been made available to Parent and/or its counsel, and there are no inaccuracies in the factual information which has so been made available to Parent and/or its counsel, which in each case, if considered in the context of the Antitrust Matters and the information that has so been made available to Parent and/or its counsel, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (u) Year 2000 Compliance. All computer software and other applicable technology used by the Company and/or any of its Subsidiaries is currently (or will in sufficient time so as to avoid causing a Material Adverse Effect on the Company be) designed to operate consistently after December 31, 1999 to accurately process, provide and receive date data (including calculating, comparing and sequencing) from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, and is otherwise currently 'Year 2000 complaint' (or will be 'Year 2000 compliant' so as to avoid causing a Material Adverse Effect on the Company), except where the failure to operate consistently or be 'Year 2000 compliant' would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or except as disclosed in the Filed Company SEC Reports.

     3.2 Representations and Warranties of Parent. Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the 'Parent Disclosure Schedule') (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Each of Parent and each of its Subsidiaries, including Merger Sub, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The copies of the articles of incorporation and by-laws of Parent which were previously furnished to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. Merger Sub is a wholly-owned subsidiary of Parent.

     (b) Capital Structure. (i) The authorized capital stock of Parent consists of (A) 200,000,000 shares of Parent Common Stock of which 103,617,379 shares were outstanding as of February 26, 1999 and (B) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued or outstanding as of February 26, 1999. As of February 26, 1999, 11,917,970 shares of Parent Common Stock were held by Parent in its treasury. Since February 26, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Parent or any other securities of Parent other than issuances of shares pursuant to options or rights outstanding, as of February 26, 1999, under the Benefit Plans (as defined in Section 8.11(a)) of Parent. All issued and outstanding shares of the capital stock of Parent are, and any shares of Parent Common Stock which may be issued upon the exercise of options when issued will be, duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of February 26, 1999 no options, warrants or other rights to acquire


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capital stock from Parent other than options representing in the aggregate the right to purchase 10,841,609 shares of Parent Common Stock under Parent's 1991 Stock Option Plan and 1996 Stock Option Plan (collectively, the 'Parent Stock Option Plans'). No options or warrants or other rights to acquire capital stock from Parent have been issued or granted since February 26, 1999 to the date of this Agreement.

     (ii) No bonds, debentures, notes or other indebtedness of Parent having the right to vote (whether currently or upon the occurrence of an event) on any matters on which stockholders of Parent or any of its Subsidiaries may vote ('Parent Voting Debt') are issued or outstanding or subject to issuance.

     (iii) Except as otherwise set forth in this Section 3.2(b) and as contemplated by Section 4.2, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries.

     (c) Authority; No Conflicts. (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and Parent has all requisite corporate power and authority to issue the shares of Parent Common Stock to be issued in the Merger (the 'Share Issuance'). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     (ii) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Parent or the governing documents of any Subsidiary of Parent, or (B) except as would not reasonably be expected to have a Material Adverse Effect on Parent or to prevent or materially impede or delay the consummation of the transactions contemplated hereby and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Parent or to prevent or materially impede or delay the consummation of the transactions contemplated hereby.

     (d) Reports and Financial Statements. Parent has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997 (collectively, including all exhibits thereto, the 'Parent SEC Reports'). No Subsidiary of Parent is


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required to file any form, report or other document with the SEC. None of the
Parent SEC Reports filed prior to the date of this Agreement (as of their respective dates or, if amended or superseded by a filing prior to the date of this Agreement, then instead, as of the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with (and prepared in all material respects in accordance with) U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments which are not expected to be material. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

     (e) Information Supplied. (i) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Proxy Statement/Prospectus will, on the date it is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, (x) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

     (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

     (f) Vote Required. No vote of holders of any shares of any class or series of the capital stock of Parent is necessary to approve the Share Issuance, this Agreement or the Merger.

     (g) Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement (the 'Filed Parent SEC Reports'), (i) since September 30, 1998 and prior to the date hereof, Parent has conducted its business in all material respects in the ordinary course of business consistent with past practice and (ii) since September 30, 1998, there has not been any Material Adverse Effect on Parent or, to the knowledge of Parent, any change, event, circumstance or effect that would, in the reasonably foreseeable future, have a Material Adverse Effect on Parent.

     (h) Litigation. There are no Claims pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any Governmental Entity nor is there any Order outstanding against Parent or any of its Subsidiaries, except for such Claims or Orders set forth in the Filed Parent SEC Reports or as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

     (i) Compliance with Laws. The businesses of Parent and its Subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations set forth in the Filed Parent SEC Reports or as would not,


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individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on Parent.

     (j) Taxes. Parent and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Parent or any of its Subsidiaries is or has been a member, has timely filed all material Tax Returns required to be filed by it in the manner provided by law and has paid all Taxes shown thereon to be due.

     (k) Employee Benefits. (i) 'Parent Plans' means each material 'employee benefit plan' (within the meaning of Section 3(3) of ERISA), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy sponsored or maintained by the Parent, in which present or former employees of the Parent or any of its Subsidiaries ('Parent Employees') participate. The Parent Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other applicable laws and have been administered in all respects in accordance with their terms and such laws, in each case except where the failure to so comply or be administered would not reasonably be expected to have a Material Adverse Effect on Parent.

     (ii) No event or condition has occurred, to the knowledge of Parent, in connection with which Parent or any of its ERISA Affiliates would be reasonably likely to be subject to any liability, encumbrance or lien with respect to any Parent Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which Parent or any of its ERISA Affiliates are required to indemnify any person against such liability where such liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent. There are no pending or, to the knowledge of Parent, threatened claims, suits, audits or investigations related to any Parent Plan, except for such claims, suits, audits or investigations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (l) Liabilities. Except for (i) liabilities (other than those incurred pursuant to contracts) incurred in the ordinary course of business consistent with past practice since December 31, 1997, (ii) liabilities under contracts incurred in the ordinary course of business consistent with past practice,
(iii) liabilities arising from this Agreement and transaction expenses incurred in connection with this Agreement, (iv) liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and (v) liabilities set forth on any balance sheet (including the notes thereto) included in the Filed Parent SEC Reports, to the knowledge as of the date hereof of Parent, neither Parent nor any of its Subsidiaries has any liabilities.

     (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, except Palladin Capital Group, Inc., whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent and previously disclosed to the Company.

     (n) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

     (o) Financing. Parent (i) has, as of the date hereof, financing commitments for sufficient funds to pay the Merger Consideration and any other payments required to be made pursuant to Article II at the Effective Time or (ii) shall have, at the Effective Time, sufficient funds available to pay the Merger Consideration and any other payments required to be made pursuant to Article II.


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                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement (other than, except as set forth in clause (a) below, Section 5.3) or as set forth on the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing, which consent shall not be withheld or delayed unless Parent determines in good faith that such action would be detrimental in any material respect to Parent or the Company following the consummation of the Merger):

          (a) Ordinary Course. (i) Except as contemplated by and consistent with
     Section 5.3 the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course (including with respect to promotional sales or discounting activities , receivables collections, payables activities and inventory stocking and management) in all material respects, in substantially the same manner as heretofore conducted, and shall use its reasonable best efforts to preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided that in no event shall the Company or any of its Subsidiaries take any action outside the ordinary course of business consistent with past practice pursuant to
     Section 5.3 which would, individually or in the aggregate, reasonably be expected to materially diminish the value of the transaction contemplated hereby to Parent and its Subsidiaries.

          (ii) The Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any fiscal year, are not in excess of the respective amounts by category or in the aggregate set forth in the Company's 1999 capital expenditure budget, a true and complete copy of which has been previously provided to Parent.

          (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock, except dividends by wholly owned Subsidiaries of the Company to its parent or joint venture entities in which the Company holds an equity interest, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, (iii) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by the Company of Company Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice (including with respect to amount and timing) in connection with the Company Plans or (iv) take any other action having the effects set forth in clause (i), (ii) or (iii) above.

          (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge, dispose of, encumber or grant any Lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumbrance or grant of any Lien on, any shares of the capital stock of any class of the Company or any of its Subsidiaries, any Company Voting Debt or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or Company Voting Debt or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing), or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock (and the associated Rights) upon the exercise of stock options outstanding on the date hereof


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     in accordance with their present terms, (ii) issuances by a wholly owned
     Subsidiary of the Company of capital stock to such Subsidiary's parent,
     (iii) issuances in accordance with the Rights Agreement, or (iv) issuances of Company Common Stock (and the associated Rights) upon the conversion of the Convertible Notes.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, the Company and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets which, taken together, do not constitute a business and which are of the type currently used in the operations of the business of the Company and its Subsidiaries in the ordinary course of business consistent with past practice); provided, however, that the foregoing shall not prohibit the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement. Notwithstanding anything to the contrary in Section 4.1(a), any acquisition transaction not prohibited by this paragraph (e) shall not be deemed to violate the provisions of
     Section 4.1(a).

          (f) No Dispositions. Other than (i) dispositions required to be made pursuant to an agreement or contract to which the Company or any Subsidiary is a party or by which it is bound as of the date of this Agreement and
     (ii) dispositions of inventory and excess or obsolete assets in the ordinary course of the business consistent with past practice, the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, encumber, license or otherwise dispose of, or agree to sell, lease, encumber, license or otherwise dispose of, any of its assets. Notwithstanding anything to the contrary in Section 4.1(a), any disposition transaction not prohibited by this paragraph (f) shall not be deemed to violate the provisions of Section 4.1(a).

          (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in (other than acquisitions permitted by Section 4.1(e)(i)), any other Person, other than (x) by the Company or a Subsidiary of the Company to or in the Company or any direct or indirect wholly owned Subsidiary of the Company or (y) pursuant to and in accordance with the terms of any contract or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $5 million or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans, advances or other non-equity securities not in existence as of the date of this Agreement except (x) pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement, (y) for short-term borrowings (1) in the ordinary course of business consistent with past practice or (2) the proceeds of which are used to refund existing or maturing indebtedness or fund any acquisition transaction permitted by Section 4.1(e) or (z) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

          (h) Accounting Methods; Income Tax Elections. Except as disclosed in the Filed Company SEC Reports, or as required by a Governmental Entity, the Company shall not change its methods of accounting except as required by changes in U.S. GAAP as concurred in by the Company's independent accountants. The Company shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice.


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          (i) Company Rights Agreement. Except as provided in Section 5.8, the
     Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action to redeem the Rights or render the Rights inapplicable to any transaction.

          (j) Compensation. (i) The Company shall not, nor shall it permit any of its Subsidiaries to, materially increase the amount of compensation or benefits of any director, officer or employee except in the ordinary course of business consistent with past practice or as required by an agreement existing on the date hereof, provided that with respect to officers, such increases shall not exceed 5% of the current compensation of any such officer and such increases shall not be made without consultation with Parent, (ii) materially increase or commit or agree to materially increase any employee benefits, (iii) issue any additional Company Options, (iv) adopt or make any commitment to adopt any additional employee benefit plan or (v) make or agree to make any contribution, other than regularly scheduled contributions, to any Company Plan, except, in each case, as required by law.

          (k) Claims. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) pay, discharge or satisfy any material claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date hereof, (ii) waive, release, grant or transfer any rights of material value outside the ordinary course of business consistent with past practice or (iii) settle or compromise any material litigation (whether or not commenced prior to the date of this Agreement); provided, however, that the Company and its Subsidiaries may enter into settlements or compromises of material litigation not involving any obligation of the Company other than the payment of money if the relevant litigation has been the subject of a reserve and the amount paid or to be paid in settlement or compromise does not exceed such reserve.

          (l) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action with knowledge that such action would reasonably be expected to result in any of the conditions contained in
     Section 6.2(a) not being satisfied.

          (m) No General Authorization. The Company shall not, nor shall it permit any of its Subsidiaries to, authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) through (l) of this Section 4.1.

     4.2 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or to the extent that the Company shall otherwise consent in writing, which consent shall not be withheld or delayed unless the Company determines in good faith that such action would be detrimental in any material respect to the Company or its stockholders following the consummation of the Merger):

          (a) Conduct of Business. Parent shall, to the extent consistent with Parent's reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger.

          (b) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned Subsidiaries of Parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such


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     transaction, or (iii) acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock through a self-tender offer.

          (c) Liquidation. Parent shall not, without the prior written consent of the Company, adopt a plan of complete or partial liquidation with respect to Parent or resolutions providing for or authorizing such a liquidation or a dissolution.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, Parent and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents in such a manner as would cause holders of Parent Common Stock that receive Parent Common Stock pursuant to the Merger to be treated differently than other holders of Parent Common Stock.

          (e) No Acquisitions. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that would, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay the consummation of the transactions contemplated hereby, or (ii) fundamentally change the character of the business of Parent and its Subsidiaries, taken as a whole.

          (f) Other Actions. Parent shall not, nor shall it permit any of its Subsidiaries to, take any action with knowledge that such action would reasonably be expected to result in any of the conditions contained in
     Section 6.3(a) not being satisfied.

          (g) No General Authorization. Parent shall not, nor shall it permit any of its Subsidiaries to, authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) through (f) of this Section 4.2.

Notwithstanding anything set forth in this Agreement to the contrary, during the 15 consecutive NYSE trading days immediately preceding the second NYSE trading day prior to the date on which the Effective Time occurs, Parent shall not (i) acquire any Parent Common Stock in the open market, (ii) sell (or announce any intention to sell) any shares of Parent Common Stock, (iii) take any other action prohibited under Regulation M promulgated under the Securities Act, or
(iv) except as required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, make any announcement outside the ordinary course of business which would reasonably be expected to have the effect of resulting in a change in the sales prices of the Parent Common Stock.

     4.3 Advice of Changes; Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report (to the extent (i) not prohibited by law or regulation or (ii) any privilege would not be waived or otherwise lost as a result of such action) on operational matters. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent (i) not prohibited by law or regulation or (ii) any privilege would not be waived or otherwise lost as a result of such action) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.

     4.4 Specified Matters. The Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable full access to any information (regardless of the form thereof


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and regardless of whether such information is held by the Company or any of its
Subsidiaries or any of their Representatives) which materially relates to the Specified Matters (as defined below) (and, upon request of Parent, all information reasonably available which relates to the Specified Matters), including access to any officers or employees who would reasonably be expected to have access to or knowledge of any such information, and will reasonably fully consult Parent and keep Parent reasonably fully informed (in each case on a reasonably prompt basis) as to all material events and developments which, to the knowledge of the Company, materially relate to Specified Matters, and the Company shall, and shall cause its Subsidiaries and counsel to, provide Parent and its counsel with as full an opportunity as practicable to share its views on material actions with respect to the Specified Matters to be taken by the Company or its Subsidiaries or their counsel, to the fullest extent practicable prior to the time such actions are taken, provided, however, that the foregoing obligations and all such information shall be subject in all respects to the terms of the Disclosure Agreement and the Company's right generally to assert attorney client, work product or similar privilege, it being understood that the Company will use its reasonable best efforts to achieve a result in which such obligations may be followed and such information provided without causing any such privilege, whether under the Disclosure Agreement or otherwise, to be waived, and in any event, the Company shall provide to Parent, and update on a reasonably prompt basis, a 'privilege log' listing all information as to which access is not permitted by reason of the assertion by the Company of any of the foregoing privileges. As used in this Agreement, the term 'Specified Matters' means the Antitrust Matters, and any future investigations, claims, actions, proceedings, or lawsuits relating to or based upon the same or similar facts or circumstances as are alleged in, or form the basis for, the Antitrust Matters.

     4.5 Notification of Certain Matters. Parent shall give reasonably prompt notice to the Company, and the Company shall give reasonably prompt notice to Parent, if Parent, on the one hand, or the Company, on the other hand, has knowledge of any of its respective material representations or warranties becoming untrue or incorrect or any of its respective material covenants having been breached where such untruth or incorrectness or such breach (without regard to any cure thereof that cannot be made prior to the time that such party is required to give notice hereunder) would result in the condition set forth in
Section 6.3(a) or (b) (in the case of notice by Parent to the Company by Parent) or Section 6.2(a) or (b) (in the case of notice by the Company to Parent) failing to be satisfied.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 Preparation of Form S-4 and Proxy Statement/Prospectus; Company Stockholders Meeting. (a) As promptly as practicable following the date hereof, Parent and Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the 'Proxy Statement/Prospectus') and Parent shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Parent Common Stock in the Merger (the 'Form S-4'). The Proxy Statement/Prospectus will be included in the Form S-4 as Parent's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement/Prospectus to the other party and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state


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securities laws in connection with the Share Issuance and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Each of the Company and Parent will inform the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Form S-4 or the Proxy Statement/Prospectus, as the case may be, or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Stockholders Meeting shall be deemed to have been supplied by the Company. Each of the Company and Parent will provide Parent or the Company, respectively, with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/ Prospectus and the Form S-4, respectively, prior to filing such with the SEC, and will provide the other party with a reasonable number of copies of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent or the Company for inclusion in the Proxy Statement/Prospectus shall be made without the approval of Parent or the Company, which approval shall not be unreasonably withheld or delayed.

     (b) The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the 'Company Stockholders Meeting') for the purpose of obtaining the Required Company Vote with respect to the adoption of this Agreement (provided that it is understood that it is the intention of the Company that the Company Stockholder Meeting will, to the extent reasonably practicable, be scheduled such that it shall occur reasonably proximate to the Effective Time), and shall take all lawful action to solicit the adoption of this Agreement by the Required Company Vote, and subject to Section 5.4 and without limiting its rights under Section 7.1(f), the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company.


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Without limiting the generality of the foregoing and without limiting its rights pursuant to Sections 5.4 and 7.1(f), the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 5.4(b)).

     5.2 Access to Information. Upon reasonable notice, each party hereto shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives (collectively, the 'Representatives') of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, officers, employees, commitments and records and, during such period, each party hereto shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable, and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each party may restrict the foregoing access or disclosure to the extent that (i) such access or disclosure would contravene any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or (ii) providing such access would result in the Company waiving or otherwise losing any privilege with respect to any such information. The parties hereto will hold, and will use their best efforts to cause their respective Representatives to hold, any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 12, 1998 between the Company and Parent (the 'Confidentiality Agreement'). Any investigation by Parent or the Company shall not affect the representations and warranties of the Company or Parent, as the case may be.

     5.3 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (b) Each of Parent and the Company shall, in connection with the efforts referenced in this Section 5.3 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law (as defined below), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the 'DOJ'), the Federal Trade Commission (the 'FTC') or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, 'Regulatory Law' means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions


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having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (c) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Parent and the Company shall reasonably cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all material respects with its obligations under this Section 5.3.

     (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity (including any foreign governmental entity) or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and the Company shall use its reasonable best efforts to resolve (through litigation, settlement or otherwise as Parent shall reasonably determine) any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     (e) Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to (i) cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge would reasonably be expected to prevent, the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code and (ii) obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c).

     (f) Each party hereto will consult with, and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (including using its reasonable best efforts to provide all appropriate and necessary assistance to the other party) with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable in order to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     (g) Nothing in this Section 5.3 shall require any of Parent and its Subsidiaries or the Company and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent or its Subsidiaries or the Company and its Subsidiaries or the conduct of their business in a specified manner, or agree to payments or modifications to contractual arrangements, whether as a condition to obtaining any approval from a Governmental Entity or any permits, consents, approvals or authorization of any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner or agreement or modification would reasonably be expected to materially diminish the value of the transactions contemplated hereby to Parent and its Subsidiaries.

     5.4 Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets (other than dispositions of assets in connection with any transaction permitted under
Section 4.1(f)) or 20% or more of the equity


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securities of, it or any of it Subsidiaries (any such proposal or offer (other than a proposal or offer made by Parent or an affiliate thereof) being hereinafter referred to as an 'Acquisition Proposal'). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal or (ii) engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or (iii) accept an Acquisition Proposal, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other material agreement (other than a confidentiality agreement referred to below) relating to any Acquisition Proposal or propose, agree or resolve to do any of the foregoing. Notwithstanding the foregoing, the Company or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal (provided that the Board of Directors of the Company shall not withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger except as set forth below), (B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, recommend such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, or withdraw or modify in any adverse manner its approval or recommendation of this Agreement or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C),
(i) the Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company concludes in good faith that such Acquisition Proposal
(x) in the case of clause (B) above constitutes a Superior Proposal or (y) in the case of clause (C) above would reasonably be expected to result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Company Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes as are necessary in order to permit the Company to comply with its obligations under this Agreement) and
(iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of such inquiries, proposals or offers. The Company agrees that it will keep Parent informed, on a reasonably current basis, of the status and terms of any such proposals or offers or any other Acquisition Proposal or inquiry or communication with respect to or which would reasonably be expected to lead to an Acquisition Proposal (including any material change to the details of any such terms) and the status of any such material discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.4 of the obligations undertaken in this Section 5.4. Nothing in this Section 5.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of the Company under this Agreement.

     (b) The term 'Superior Proposal' means any bona fide written offer not solicited by or on behalf of the Company or any Subsidiary thereof made by a third party to consummate an Acquisition Proposal which would result in such third party (including its affiliates and/or stockholders) owning, directly or indirectly, shares of Company Common Stock representing more than 50% of the voting interests and the equity interests in the Company then outstanding or more than 50% of the assets of the Company and its Subsidiaries, taken together (including


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through a merger of such third party (including its affiliates) and the
Company), which the Board of Directors of the Company determines in good faith is more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view than the transactions contemplated by this Agreement (taking into account any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise) and is reasonably capable of being completed.

     5.5 Employee Benefits Matters. (a) As of the Closing Date, the Surviving Corporation shall assume and perform in accordance with its terms, including any reserved right to amend or terminate, each Company Plan (including any indemnification agreements existing on the date hereof); provided, however, that for a period commencing on the Closing Date and ending eight months after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, maintain the Company Plans as in effect immediately prior to the Effective Time (other than such changes as are required by applicable law) or provide benefits that are no less favorable, in the aggregate, than the benefits provided to the Company Employees by the Company prior to the Effective Time. For a period of at least 24 months thereafter, Parent shall, or shall cause the Surviving Corporation to, provide the Company Employees with benefits that are substantially similar or no less favorable in the aggregate than the benefits provided to similarly situated employees of Parent.

     (b) Parent will, or will cause the Surviving Corporation to: (A) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time; (B) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time; and (C) provide each Company Employee with credit for all purposes for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such employees are eligible to participate to the extent such service was credited for similar purposes under similar plans of the Company or its Subsidiaries; provided, however, that in no event shall the Company Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

     (c) With respect to any officer or employee who is covered by a severance policy or plan separate from the standard severance policy for the Company Employees and set forth in Section 5.5 of the Company Disclosure Schedule, Parent shall maintain or cause to be maintained such separate policy or plan as in effect as of the date hereof, and as to all other officers and employees, Parent shall maintain or cause to be maintained the Company's standard severance plans or policies (as set forth in Section 3.1(m) of the Company Disclosure Schedules), as in effect as of the date hereof and previously disclosed in writing to Parent, in each case for a period of at least 12 months from the Effective Time, whether or not such plans or policies would by their terms otherwise expire prior to the end of such 12 month period. Parent shall honor or cause to be honored all employment, severance, and change in control agreements with the Company's directors, officers and employees and, with respect to any such agreements which by their terms would expire prior to the first anniversary of the Effective Time, shall, or shall cause, such agreements to be continued for at least 12 months after the Effective Time.

     (d) With respect to the split-dollar life insurance policies (set forth in Section 3.1(m)(i) of the Company Disclosure Schedule) with respect to those persons who have elected coverage thereunder as of the date hereof, the Surviving Corporation shall continue to pay, or cause to continue to be paid, the 'employer paid' portion of premiums due with respect to such policies, and shall continue to pay such premiums until the earlier of the second year following the Effective Time or the date on which the cash surrender value of such policies exceeds the paid-in premiums. In addition, the Surviving Corporation shall cause all Company Employees on whose lives such policies are written to be indemnified from any claims for premium payments that may arise in connection with any termination of employment by the Surviving Corporation without cause, up to the amounts otherwise payable pursuant to the preceding sentence.


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     (e) With respect to the Company's Supplemental Executive Retirement Plan
(the 'SERP') (set forth in Section 3.1(m)(i) of the Company Disclosure Schedule), after the Effective Time, the Surviving Corporation shall permit the participants therein to elect to receive the present value of their payments otherwise provided under to the terms of the SERP. Upon the Surviving Corporation's receipt of notice by a participant of his or her election to receive his or her SERP payment, the Surviving Corporation shall, as soon as practicable thereafter, make payment thereof.

     5.6 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as defined below) shall be paid by the party incurring such Expenses, except that (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, (b) Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement/Prospectus (including the SEC filing fees) and the fees required to be paid in connection with the HSR Act, which shall be shared equally by Parent and the Company and (c) as provided in Section 7.2. As used in this Agreement, 'Expenses' includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, commercial bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, financing and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form S-4 and Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.7 Directors' and Officers' Insurance. Parent shall cause the Surviving Corporation to and the Surviving Corporation shall (i) include and maintain in effect in its certificate of incorporation and by-laws, the same provisions regarding elimination of liability of directors and indemnification of and advancement of expenses to officers, directors, employees and other persons contained in the certificate of incorporation and by-laws of the Company and
(ii) maintain for a period of at least six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous in any material respect to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; including in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 225% of the annual premiums currently paid by the Company for such insurance (such 225% amount, the 'Maximum Premium'); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section 5.7, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement; provided that the maximum amount of the premium to be paid for such policies shall not exceed $2,225,000. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder. If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7. Parent agrees to cause the Surviving Corporation to comply with its obligations under this Section 5.7, including by providing any funds to the Surviving Corporation necessary to enable


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the Surviving Corporation to fulfill its obligations hereunder. The Company represents and warrants that the Maximum Premium is equal to approximately $731,250.

     5.8 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(h)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement if reasonably requested by Parent) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. If any 'Distribution Date' or 'Stock Acquisition Date' occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby.

     5.9 Public Announcements. The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties hereto.

     5.10 Accountants' Letters. Upon reasonable notice from Parent, the Company shall use its reasonable best efforts to cause Deloitte & Touche LLP to deliver to Parent a letter, dated within two business days of the effective time of the Form S-4 covering such matters as are requested by Parent and as are customarily addressed in accountant's 'comfort' letters. In connection with the Company's efforts to obtain such letter, if requested by Deloitte & Touche LLP, Parent shall provide a representation letter to Deloitte & Touche LLP complying with Statement on Auditing Standards No. 72 ('SAS 72'), if then required. Upon reasonable notice from the Company, Parent shall use its reasonable best efforts to cause Deloitte & Touche LLP or BDO Seidman, LLP to deliver to the Company a letter, dated within two business days of the effective time of the Form S-4 covering such matters as are requested by the Company and as are customarily addressed in accountant's 'comfort' letters. In connection with Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP or BDO Seidman, LLP, the Company shall provide a representation letter to Deloitte & Touche LLP or BDO Seidman, LLP complying with the SAS 72, if then required.

     5.11 Listing of Shares of Parent Common Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options and upon conversion of the Convertible Notes to be approved for listing, subject to official notice of issuance, on the NYSE.

     5.12 Affiliate Letter. On or prior to the date of the Company Stockholders Meeting, the Company will deliver to Parent a letter (the 'Company Affiliate Letter') identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, 'affiliates' of the Company for purposes of Rule 145 under the Securities Act ('Rule 145'). On or prior to the Closing Date, the Company will use all reasonable efforts to cause each person identified as an 'affiliate' in the Company Affiliate Letter to deliver to Parent a written agreement (an 'Affiliate Agreement'), substantially in the form of Exhibit 5.12 hereto, in connection with restrictions on affiliates under Rule 145.


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     5.13 Parent Board of Directors. At or prior to the Effective Time, the
Board of Directors of Parent shall take all action necessary to elect Vincent Camuto as a member of the Board of Directors of Parent to become effective immediately after the Effective Time.

     5.14 Stockholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement by the stockholders of the Company.

          (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction (each, a 'Legal Restraint') shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger and reserved for issuance upon exercise of Company Options and upon conversion of the Convertible Notes shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. (x) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date, and (y) each of such representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), provided that clause (y) of this paragraph (a) shall be deemed satisfied so long as all failures of such representations and warranties referred to therein to be so true and correct, taken together, (i) would not reasonably be expected to have a Material Adverse Effect on the Company and (ii) would not reasonably be expected to materially diminish the value of the transactions contemplated by this Agreement to Parent and its Subsidiaries; and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to the effect of the foregoing.


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          (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Tax Opinion. Unless the Company shall have made the Reverse Merger Election, Parent shall have received from Cravath, Swaine & Moore, counsel to Parent, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of the representations set forth in Section 6.2(c) of the Company Disclosure Schedule and 6.2(c) of the Parent Disclosure Schedule.

          (d) No Litigation. There shall not be pending by any Governmental Entity any action, suit, claim or proceeding (other than those which have no reasonable chance of success) seeking (i) a Legal Restraint, (ii) a judgment, damages or other remedy which would have a Material Adverse Effect on Parent (assuming the consummation of the Merger) or (iii) to prohibit or limit the ownership or operation by the Company, Parent, Merger Sub or any of their respective affiliates of any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to require any of them to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger or to impose material limitations on the ability of Parent, Merger Sub or any of their affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote any or all shares of Company Common Stock on all matters properly presented to the stockholders of the Company.

          (e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties applicable to the Company and its Subsidiaries as are necessary to permit the occurrence of the transactions contemplated hereby have been obtained, other than those with respect to any retail store leases and other than those the failure of which to have been obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; provided that if Parent takes actions that cause the net worth of the Surviving Corporation to be materially diminished this condition shall be inapplicable with respect to any consent the requirement of which to obtain is caused by such actions or the ability of which to obtain has been materially adversely affected by such actions.

          (f) Material Adverse Effect. Subject to the exceptions applicable to
     Section 3.1(i)(ii) (other than the qualification as to knowledge contained in such Section 3.1(i)(ii)), since January 31, 1998, there has not been any Material Adverse Effect on the Company or any change, event, circumstance or effect that would in the reasonably foreseeable future have a Material Adverse Effect on the Company.

     6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. (x) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made as of the date of this Agreement and as of the Closing Date, and (y) each of such representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and


                                       A-37


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     correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), provided that clause (y) of this paragraph (a) shall be deemed satisfied so long as all failures of such representations and warranties referred to therein to be so true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to the effect of the foregoing.

          (b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by or complied with it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied with or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

          (c) Tax Opinion. Unless the Company shall have made the Reverse Merger Election, the Company shall have received from Simpson Thacher & Bartlett, counsel to the Company, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of the representations set forth in Section 6.2(c) of the Company Disclosure Schedule and 6.2(c) of the Parent Disclosure Schedule.

          (d) Material Adverse Effect. Subject to the exceptions applicable to
     Section 3.2(g)(ii) (other than the qualification as to knowledge contained in such Section 3.2(g)(ii)), since September 30, 1998, there has not been any Material Adverse effect on Parent or any change, event, circumstance or effect that would in the reasonably foreseeable future have a Material Adverse Effect on Parent.

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the Required Company Vote has been obtained:

          (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

          (b) By either the Company or Parent if the Effective Time shall not have occurred on or before October 31, 1999 (the 'Termination Date'); provided, however, that the right to terminate this Agreement under this
     Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including Section 5.3) has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either the Company or Parent if any Legal Restraint (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become permanent, final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has been the primary cause of such action or inaction;

          (d) By either the Company or Parent if the approval by the stockholders of the Company required to adopt the Merger Agreement shall not have been obtained by reason of the failure to obtain the Required Company Vote at a duly held meeting of stockholders of the Company or at any adjournment or postponement thereof;


                                       A-38


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          (e) By Parent if the Board of Directors of the Company, prior to the
     Company Stockholders Meeting (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement pursuant to
     Section 5.4, (ii) shall approve or recommend a Superior Proposal pursuant to Section 5.4 or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above;

          (f) By the Company at any time prior to the Company Stockholders Meeting if the Board of Directors of the Company shall concurrently with such termination enter into an agreement with respect to a Superior Proposal; provided, however, that (i) the Company shall have complied in all material respects with Section 5.4, and (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to any changes to the terms of this Agreement which are offered by Parent during the three-Business Day or two-Business Day period referred to below, as the case may be, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal; provided, however, that it shall be a condition to termination by the Company pursuant to this Section 7.1(f) that the Company shall have made the payment to Parent of the Termination Fee to Parent required by Section 7.2(b); provided further, however, that the Company may only exercise its right to terminate this Agreement pursuant to this Section 7.1(f) after the third Business Day (or, in the circumstances described in the parenthetical below, the second Business Day) following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared, subject to any action taken by Parent pursuant to this sentence, to cause the Company to accept a Superior Proposal, specifying the material economic terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (it being understood and agreed that if such Person changes the material economic terms of such Superior Proposal, such changes in economic terms shall result in a new Superior Proposal for which a new two Business Day period following a new notice of such Superior Proposal referred to above shall be required; provided, however, that such changes shall not result in a new Superior Proposal from a third party if, prior to the time such changes were made, Parent had not taken action to cause a Superior Proposal from such third party to no longer be a Superior Proposal within the applicable three or two Business Day period);

          (g) by Parent if the Company breaches in a material respect any of its material representations, warranties or covenants contained in this Agreement and such breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (ii) cannot be cured;

          (h) by the Company if Parent breaches in a material respect of any of its material representations, warranties or covenants contained in this Agreement and such breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) cannot be cured; or

          (i) by the Company, if its Board of Directors so determines by a vote of the majority of the members of its entire Board, if the Parent Common Stock Price is less than $21.00; provided that the Company cannot terminate this Agreement pursuant to this Section 7.1(i) on any date on which the average closing sales prices of Parent Common Stock on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the 15 consecutive NYSE trading days immediately preceding the date on which the termination is proposed to be made is greater than or equal to $21.00; provided, further, that if the Company has the right to terminate under this Section 7.1(i), the Company may, at its election, give Parent the opportunity to increase the Merger Consideration (by increasing the amount of cash and/or the number of shares of Parent Common Stock which holders of shares of Company Common Stock would have the right to receive pursuant to Section 1.8) and in the event that the Company so elects and Parent agrees to make such increase, the parties agree that the term 'Merger Consideration' shall thereafter refer to the Merger Consideration provided in Section 1.8, as so increased.


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     7.2 Effect of Termination. (a) In the event of termination of this
Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to Section 3.1(o), Section 3.2(n), the second sentence of Section 5.2, Section 5.6, this Section 7.2 and Article VIII, provided that the termination of this Agreement shall not relieve any party from any liability for any intentional material breach of any representation, warranty, covenant or agreement in this Agreement occurring prior to termination.

     (b) Parent and the Company agree that (i) if the Company shall terminate this Agreement pursuant to Section 7.1(f), (ii) if Parent shall terminate this Agreement pursuant to Section 7.1(e), (iii) if (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d), (y) prior to such termination an Acquisition Proposal shall have been made or any Person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal and (z) within 12 months of such termination, the Company or any of its Subsidiaries either consummates a transaction which, if proposed, would constitute an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal or (iv) if (w) Parent shall terminate this Agreement pursuant to Section 7.1(b), (x) prior to such termination an Acquisition Proposal shall have been made or any Person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal; (y) the Company Stockholders Meeting shall not have occurred prior to the Termination Date other than as a result of a breach of this Agreement by Parent and (z) within 12 months of such termination, the Company or any of its Subsidiaries consummates a transaction which, if proposed, would constitute an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, then the Company shall pay to Parent an amount in cash equal to $35 million (the 'Termination Fee').

     (c) The Termination Fee required to be paid pursuant to Section 7.2(b)(i) or 7.2(b)(ii) shall be paid prior to, and shall be a pre-condition to the effectiveness of termination of this Agreement pursuant to such Section. Any other payment required to be made pursuant to Section 7.2(b) shall be made to Parent not later than two Business Days after the prerequisites for payment of such fee have been fulfilled. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment. In no event shall the Company be obligated to pay more than one Termination Fee pursuant to this Agreement.

     (d) Parent and the Company agree that if the Company shall terminate this Agreement pursuant to Section 7.1(i), then (A) prior to such termination, the Company shall pay to Parent an amount in cash without interest equal to $10 million, provided that the Company shall only be required to pay such amount to the extent that such payment (i) would not result in the Company not having the ability in the ordinary course to incur $10 million of additional indebtedness under the Company's revolving credit agreement or similar facility after giving effect to such payment and (ii) would not result in a breach of any of the Company's agreements (the 'Company Debt Agreements') relating to borrowed money (any amount so paid, the 'Paid Amount'), provided that, in the event that at any time the Paid Amount is less than $10 million, the Company shall pay to Parent in cash without interest the difference between $10 million and the Paid Amount (the 'Owed Amount'), solely at such time or times as and to the extent that the requirements contained in clauses (i) and (ii) above are satisfied at such time or times; and (B) if within 12 months of such termination, the Company or any of its Subsidiaries consummates a transaction which, if proposed, would constitute an Alternative Transaction (as defined below) then, upon consummation of such Alternative Transaction, the Company shall pay to Parent without interest an amount in cash equal to $10 million plus the Owed Amount, if any. For purposes of this Agreement, the term 'Alternative Transaction' shall mean a transaction which, if proposed, would constitute an Acquisition Proposal which would result in a third party (including its affiliates and/or stockholders) owning, directly or indirectly, shares of Company Common Stock representing more than 50% of the voting interests and the equity interests in the Company then outstanding or more than 50% of the assets of the Company and its Subsidiaries, taken together (including through a merger of such third party (including its affiliates)and the Company). The Company shall not agree to any covenant or amend any existing covenant in any Company Debt Agreement


                                       A-40


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the principal purpose of which covenant or amendment is to prevent or materially delay the Company from being able to make any payment to Parent pursuant to this
Section 7.2(d).

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt or
(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered in the manner described above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Parent or Merger Sub, to

                Jones Apparel Group, Inc.
                1411 Broadway
                New York, NY 10018
                Attention: Ira M. Dansky, Esq.
                Facsimile No.: (212) 642-3936

              and

                Jones Apparel Group, Inc.
                250 Rittenhouse Circle
                Keystone Park
                Bristol, PA 19007
                Attention: Wesley R. Card
                Facsimile No.: (215) 785-1228


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              with a copy to

                Cravath, Swaine & Moore
                Worldwide Plaza
                825 Eighth Avenue
                New York, New York 10019
                Attention: Allen Finkelson, Esq.
                       Scott A. Barshay, Esq.
                Facsimile No.: (212) 474-3700

          (b) if to the Company to

                Nine West Group Inc.
                Nine West Plaza
                1129 Westchester Avenue
                White Plains, NY 10604
                Attention: Robert C. Galvin
                Facsimile No.: (914) 640-4282

              with a copy to

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017
                Attention: Robert E. Spatt, Esq.
                Facsimile No.: 212-455-2502

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include', 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation'. The words 'hereof', 'herein' and 'hereunder' and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term 'or' is not exclusive.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile transmission ) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes, except as set forth in Section 5.2, all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

     (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7 (which is intended to be for the benefit of the beneficiaries specified therein and may be enforced by such Persons).

     8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or


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incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction; Waivers. Each of Parent and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Parent and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $100,000 and the parties intend that 6 Del. C. 'SS'2708 shall apply to this Agreement.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11 Definitions. As used in this Agreement:

          (a) 'Benefit Plans' means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any 'employee benefit plan,' as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement, to which such Person is a party and which is maintained or contributed to by such Person (excluding any plans or programs required to be maintained or contributed to under the local law of the jurisdiction in which such person is employed).

          (b) 'Board of Directors' means the Board of Directors of any specified Person and any committees thereof.


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          (c) 'Business Day' means any day on which banks are not required or authorized to close in the City of New York.

          (d) 'Material Adverse Effect' means, with respect to any entity, any change, event, circumstance or effect that is materially adverse to the business (including any material adverse change, event, circumstance or effect on assets that has such effect on the business), financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, event, circumstance or effect relating principally to (i) the economy or securities markets in general or (ii) the industries in which Parent or the Company operate and not specifically relating to Parent or the Company, as the case may be, and provided that, for all purposes under this Agreement (other than Section 3.1(t)), Material Adverse Effect as it applies to the Company shall not include any matter relating to, arising out of or in connection with the Specified Matters or any change or development in connection therewith.

          (e) 'Person' means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (f) 'Subsidiary' when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (g) 'the other party' means, with respect to the Company, Parent and means, with respect to Parent, the Company.

          (h) 'knowledge' or 'known' of or as to the Company or Parent means
     (i) in the case of Sections 4.4 and 4.5, the actual knowledge of such entity's executive officers without any obligation of inquiry, (ii) in the case of Section 3.1(t), the actual knowledge of such entity's executive officers without any obligation of inquiry, except for an obligation of reasonable inquiry of the Division Presidents of the branded wholesale divisions of the Company and its Subsidiaries and of its counsel for the relevant matters, and (iii) otherwise, the actual knowledge of such entity's executive officers, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

     8.12 Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.


                                       A-44


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



     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above-written.


                                          JONES APPAREL GROUP, INC.


                                          By:          /s/ SIDNEY KIMMEL
                                             ...................................
                                            Name: Sidney Kimmel
                                            Title: Chairman



                                          JILL ACQUISITION SUB INC.


                                          By:         /s/ WESLEY R. CARD
                                             ...................................
                                            Name: Wesley R. Card
                                            Title: Chief Financial Officer



                                          NINE WEST GROUP INC.


                                          By:         /s/ VINCENT CAMUTO
                                             ...................................
                                            Name: Vincent Camuto
                                            Title: Chief Executive Officer



                                       A-45


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                                                                         ANNEX B

                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of March 1, 1999 (the 'Agreement'), between the undersigned holders (the 'Holders') of shares of the common stock, $.01 par value (the 'Company Common Stock'), of Nine West Group Inc., a Delaware Corporation (the 'Company'), and Jones Apparel Group, Inc., a Pennsylvania corporation ('Parent').

                                    RECITALS

     WHEREAS, the Company, Parent and Jill Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ('Merger Sub'), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the 'Merger Agreement'; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which the Company would be merged (the 'Merger') with Merger Sub, and each outstanding share of Company Common Stock would be converted into the right to receive shares of common stock, par value $.01 per share, of Parent and an amount in cash, in accordance with the terms and subject to the conditions of the Merger Agreement;

     WHEREAS, as a condition to entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement;

     WHEREAS, prior to the date hereof, Parent and the Holders had no agreement, arrangement or understanding (as defined in Section 203 of the Delaware General Corporation Law (the 'DGCL')) for the purpose of acquiring, holding, voting or disposing of shares of Company Common Stock;

     WHEREAS, in consideration of the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Parent became an 'interested stockholder' for purposes of Section 203 of the DGCL, the board of directors of the Company has approved this Agreement; and

     WHEREAS, the Company and each Holder are parties to that certain Shareholders Agreement, dated April 29, 1992 (as amended, the 'Existing Shareholders Agreement') providing for, among other things, certain agreements with respect to the voting of each Holder's shares of Company Common Stock.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT

     1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent as follows:

          (a) Ownership of Securities. Each Holder is the record and beneficial owner of, and has good and marketable title to, the number of shares of Company Common Stock (the 'Existing Securities') (together with any shares of Company Common Stock hereafter acquired by any Holder (including through the exercise of options or similar instruments), the 'Subject Securities') set forth on the signature page to this Agreement. Such Holder does not own of record or beneficially any shares of capital stock of the Company on the date hereof other than the Existing Securities. Subject to the Existing Shareholders Agreement, such Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities and sole power of disposition of the Existing Securities and, on the record date for, and on the date of the stockholders meeting of the Company held to vote on adoption of the Merger Agreement, will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities and sole power of disposition of such Holder's Subject Securities.

          (b) Power; Binding Agreement. Each Holder has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as such

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     enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by any Holder and the consummation by such Holder of the transactions contemplated hereby, other than pursuant to the Exchange Act, the HSR Act or foreign competition or antitrust laws or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent such Holder from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof will conflict with or result in any breach of any applicable organizational documents or instruments applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's Subject Securities may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Holder as of the date hereof, other than such violations, breaches or defaults that would not reasonably be expected to prevent such Holder from performing its obligations under this Agreement.

          (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by such Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder and except for the Existing Shareholders Agreement.

     2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder irrevocably agrees that it shall vote (or cause to be voted) all the Subject Securities that it beneficially owns on the record date of any such vote or action (a) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof (with such modifications as the parties thereto may make (except for modifications that would adversely affect such Holder)) and each of the other transactions contemplated by the Merger Agreement and (b) against any of the following (or any agreement to enter into or effect any of the following):
(i) any Acquisition Proposal or transaction or occurrence which if publicly proposed and offered to the Company and its stockholders (or any of them) would be the subject of an Acquisition Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to prevent or materially impede or delay the consummation of the Merger. Such Holder shall not commit or agree to take any action inconsistent with the foregoing.

     3. Irrevocable Proxy. Each Holder hereby, severally and not jointly, grants to, and appoints Merger Sub and the President and Treasurer of Merger Sub and the Secretary of Merger Sub, in their respective capacities as officers of Merger Sub, and any individual who shall hereafter succeed to any such office of Merger Sub, and any other designee or Merger Sub, each of them individually, such Holder's proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to such Holder's Subject Securities in accordance with Section 2 hereof. This proxy is coupled with an interest and shall be irrevocable, and each Holder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Subject Securities; provided that this proxy shall be automatically revoked without any further action on the part of the Holder, Parent or Merger Sub upon the termination of this Agreement pursuant to Section 14 hereof.

     4. Representations and Warranties of Parent. Parent represents and warrants to each Holder as follows:

          (a) Power; Binding Agreement. Parent has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, other than pursuant to the Exchange Act, the HSR Act or foreign competition or antitrust laws or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent Parent from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will conflict with or result in any breach of any applicable organizational documents or instruments applicable to Parent, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parents properties or assets may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent as of the date hereof, other than such violations, breaches or defaults that would not reasonably be expected to prevent Parent from performing its obligations under this Agreement.

     5. Covenants of the Holders. Each Holder hereby agrees and covenants that:

          (a) No Solicitation. Each Holder shall not, and shall not authorize and shall use his reasonable best efforts not to permit any of his, her or its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly, in his or its capacity as a stockholder of the Company, solicit, knowingly encourage (including by way of providing confidential information or data) or have any discussion or negotiate with any person or entity (other than Parent or any affiliate of Parent) concerning any proposal by such person or entity with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), except to the extent such action is taken by such Holder in connection with or relating to actions permitted to be taken by the Company under Section 5.4 of the Merger Agreement. Each Holder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by or on its behalf with respect to any of the foregoing.

          (b) Restriction on Transfer, Proxies and Noninterference. Each Holder shall not, and shall not authorize or permit any of his, her or its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition

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



     of, any or all of the Subject Securities (or any interest therein), unless the transferee or pledgee of such Subject Securities agrees in writing in a form reasonably satisfactory to Parent (with a copy furnished to Parent) to be bound by all of the provisions of this Agreement with respect to such transferred or pledged Subject Securities, except that each such Holder may do any of the foregoing pursuant to the terms of the Merger Agreement;
     (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities;
     (iii) take any action that would have the effect of preventing or disabling such Holder from performing his obligations under this Agreement; or (iv) commit or agree to take any of the foregoing actions.

          (c) Each Holder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

          (d) Each Holder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement.

     6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Holder from taking any action, subject to applicable provisions of the Merger Agreement, while acting as a director of the Company. Parent acknowledges and agrees that each Holder who has signed this Agreement does so solely in his capacity as a stockholder of the Company, and not in his capacity as a director, officer or employee of the Company, and that such action on behalf of such Holder does not limit or restrict his ability to vote, or otherwise act, in his capacity as a director, officer or employee of the Company. Notwithstanding the foregoing, except as contemplated by Section 14 hereof, this Agreement shall be and shall remain binding upon such Holder irrespective of any action taken by any such Holder in his capacity as a director, officer or employee of the Company.

     7. Assignment; Benefits. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, each of the Holders, Parent and their respective successors and permitted assigns.

     8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

         If to the Holders:

         Vincent Camuto
         c/o Nine West Group Inc.
         1129 Westchester Avenue
         White Plains, NY 10604
         Telecopier No.: (914) 640-4280
         Telephone No.: (914) 640-2400

         Jerome Fisher
         c/o Nine West Group Inc.
         1129 Westchester Avenue
         White Plains, NY 10604
         Telecopier No.: (914) 640-7898
         Telephone No.: (914) 640-2400

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



         With copies to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, NY 10017
         Telecopier No.: (212) 455-2502
         Telephone No.: (212) 455-2000
         Attention: Robert E. Spatt, Esq.

         If to Parent:

         Jones Apparel Group, Inc.
         1411 Broadway
         New York, NY 10018
         Telecopier No.: (212) 642-3936
         Telephone No.: (212) 921-0220
         Attention: Ira M. Dansky, Esq.;

         and

         Jones Apparel Group, Inc.
         250 Rittenhouse Circle
         Keystone Park
         Bristol, PA 19007
         Telecopier No.: (215) 785-1228
         Telephone No.: (215) 785-4000
         Attention: Wesley R. Card

         With copies to:

         Cravath, Swaine & Moore
         Worldwide Plaza
         825 Eighth Avenue
         New York, NY 10019
         Telecopier No.: (212) 474-3700
         Telephone No.: (212) 474-1000
         Attention: Allen Finkelson, Esq.
                  Scott A. Barshay, Esq.

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

     9. Notice of Litigation. Each Holder shall promptly notify Parent of any pending or, to its knowledge, threatened action or proceeding challenging the validity or enforceability of this Agreement.

     10. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

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     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14. Termination. This Agreement shall terminate upon the earliest of (i) the consummation of the Merger, (ii) the withdrawal or modification in any manner adverse to Parent by the board of directors of the Company of its approval or recommendation of the Merger Agreement pursuant to Section 5.4 of the Merger Agreement and (iii) the termination of the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's wilful breach of any of its material agreements contained in this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including the Merger Agreement.

     15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                          JONES APPAREL GROUP, INC.

                                          By:          /s/ SIDNEY KIMMEL

                                               .................................
                                              Name: Sidney Kimmel
                                              Title: Chairman


                                                      /s/ VINCENT CAMUTO

                                               .................................
                                              Vincent Camuto
                                              Shares of Company Common Stock:
                                              4,315,637


                                                     /s/ JEROME FISHER
                                               .................................
                                              Jerome Fisher
                                              Shares of Company Common Stock:
                                              2,360,618

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                                                                         ANNEX C

                      [LETTERHEAD OF BEAR, STEARNS & CO.]

March 1, 1999

Board of Directors of Nine West Group Inc.
Nine West Group Inc.
1129 Westchester Avenue
White Plains, NY 10604

Attention: Mr. Jerome Fisher, Chairman

Gentlemen:

     We understand that Nine West Group Inc. ('Nine West') and Jones Apparel Group, Inc. ('Jones Apparel') are considering entering into an Agreement and Plan of Merger (the 'Merger Agreement'), dated as of March 1, 1999 among Nine West, Jones Apparel and Jones Apparel Merger Sub pursuant to which Nine West will be merged with a subsidiary of Jones Apparel at the Effective Time (the 'Merger'). Pursuant to the terms of the Merger, the shareholders of Nine West will receive for each common share of Nine West, $13.00 and 0.5011 (subject to adjustment as provided for in the Merger Agreement) shares of common stock of Nine West (the cash and shares of Jones Apparel common stock are collectively referred to herein as the ('Consideration to be Received'). You have provided us with a draft of the Merger Agreement.

     You have asked us to render our opinion as to whether the Consideration to be Received in the Merger is fair, from a financial point of view, to the shareholders of Nine West (in their capacity as such).

     In the course of our analyses for rendering this opinion, we have:

          1. reviewed a draft of the Merger Agreement in substantially the form to be executed by the Company;

          2. reviewed Nine West's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended February 1, 1997 and January 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended May 2, 1998, August 1, 1998 and October 31, 1998;

          3. reviewed Jones Apparel's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 through 1997, and its Quarterly Reports on Form 10-Q for the periods ended March 29, 1998, June 28, 1998 and September 27, 1998;

          4. reviewed certain operating and financial information, including projections, provided to us by the management of Nine West and Jones Apparel relating to Nine West's and Jones Apparel's respective businesses and prospects;

          5. met with certain members of Nine West's and Jones Apparel's senior management to discuss their operations, historical financial statements, historical operating performance and financial forecasts and future prospects;

          6. reviewed the historical prices and trading volumes of the common shares of Nine West and Jones Apparel;


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Nine West Group Inc.
March 1, 1999
Page 2

          7. reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Nine West and Jones Apparel;

          8. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to the Merger; and

          9. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate based on information available to us.

     In the course of our review, we have relied upon and assumed, without the obligation of independent verification, the accuracy and completeness of (i) the financial and other information provided to us by Nine West and (ii) the financial and other information provided to us by Jones Apparel. Management of Nine West provided to us: (i) detailed information with respect to projected financial results for the fiscal year ending January 31, 2000 (which we have assumed have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Nine West) upon which we relied in rendering our opinion and (ii) certain other projected financial information for the periods subsequent to January 31, 2000. Management of Jones has provided to us projected financial results through the fiscal year ending December 31, 2000 (which we have assumed have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Jones Apparel as to the expected future performance of Jones Apparel), upon which we relied in rendering our opinion. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us and we have further relied upon the assurances of the senior managements of Nine West and Jones Apparel that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Nine West and Jones Apparel, nor have we been furnished with any such appraisals. As part of our engagement, we solicited indications of interest from strategic and financial investors and considered such indications in arriving at our opinion. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We have assumed that the Merger Agreement executed and delivered by the parties will contain, with respect to the Consideration to be Received, identical financial and economic terms to the draft Merger Agreement reviewed by us. We have assumed that, in all respects material to our analysis, the representations and warranties contained in the Merger Agreement are true and correct and the conditions to the Merger will be met and the Merger will be consummated on the terms and conditions contemplated in the Merger Agreement. We have assumed that no event will occur which would allow the Board of Directors of Nine West to terminate the Agreement pursuant to Section 7.1(i).

     We do not express any opinion as to the price or range of prices at which shares of common stock of Jones Apparel may trade prior to or subsequent to the consummation of the Merger.

     We have acted as a financial advisor to Nine West in connection with the Merger and will receive a fee for such services. In the ordinary course of business, Bear Stearns may actively trade the equity securities of Nine West and Jones Apparel for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.

     In 1996, Bear Stearns was the lead manager on Nine West's Convertible Subordinated Note offering. In 1997, Bear Stearns co-managed an offering by Nine West of Senior and Senior Subordinated Notes. In 1998, Bear Stearns acted as an agent for Nine West in the repurchase of common stock, Senior Notes and Senior Subordinated Notes.

     In 1997, Bear Stearns was a co-manager on Jones Apparel's common stock offering and in 1998 Bear Stearns acted as a co-manager on Jones Apparel's Senior Notes offering.



                                       C-2


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Nine West Group Inc.
March 1, 1999
Page 3

     It is understood that this letter is intended for the benefit and use of the Board of Directors of Nine West and does not constitute a recommendation to the Board of Directors of Nine West or any holders of Nine West Common Stock as to how to vote in connection with the Merger. This opinion does not address Nine West's underlying business decision to pursue the Merger. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be provided to Jones Apparel as contemplated by the Merger Agreement and may be included in its entirety in any proxy statement / prospectus to be distributed to the holders of Nine West Common Stock in connection with the Merger.

     Based on and subject to the foregoing, it is our opinion that the Consideration to be Received in the Merger is fair, from a financial point of view, to the shareholders of Nine West (in their capacity as such).

Very truly yours,
BEAR, STEARNS & CO. INC.


By:       /s/ STEVEN H. TISHMAN
     .................................
         Senior Managing Director



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                                                                         ANNEX D

                                 DELAWARE CODE
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or



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        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
        Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective



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        date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.



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(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.



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                                 Appendix 1

                              NINE WEST GROUP INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999



     The undersigned stockholder of Nine West Group Inc. ('Nine West'), revoking all prior proxies, hereby appoints Jerome Fisher and Vincent Camuto, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Nine West which the undersigned is entitled to vote at the special meeting of stockholders to be held at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, New York 10604-3529, on Monday, June 14, 1999, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matter set forth in the Notice of Special Meeting dated May 12, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.


     THIS PROXY IS SOLICITED ON BEHALF OF THE NINE WEST BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

                        (Please fill in the appropriate boxes on the other side)

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1. To adopt the Agreement and Plan of Merger dated as of March 1, 1999, among
   Jones Apparel Group, Inc., Nine West Group Inc. and Jill Acquisition Sub Inc., a wholly owned subsidiary of Jones Apparel Group, Inc. as the same may be amended from time to time.


                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED _____________________ , 1999

Signature of Stockholder(s)

__________________________________

__________________________________

    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                Mark here if you plan to attend the meeting  [ ]


 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'




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